++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained in this prospectus supplement is not complete and may + +be changed. We may not sell these securities, nor may we accept offers to + +purchase these securities, until we deliver a final prospectus supplement, +
+together with the accompanying base prospectus. Neither this prospectus       +
+supplement nor the accompanying prospectus is an offer to sell these          +
+securities, or is soliciting an offer to buy these securities, in any state   +
+or other jurisdiction where the offer or sale is not permitted.               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
             Prospectus Supplement to Prospectus dated July 6, 2001
Subject to completion, dated July 6, 2001
                                                               Filed Pursuant to
                                                                  Rule 424(b)(5)
                                                              File No. 333-94241

                         Saks Credit Card Master Trust
                                     Issuer

                            Saks Credit Corporation
                                   Transferor
                               Saks Incorporated
                                    Servicer

  $333,000,000 Class A Floating Rate Asset Backed Certificates, Series 2001-2
   $36,000,000 Class B Floating Rate Asset Backed Certificates, Series 2001-2

+-----------------------+     +--------------------------------------------------------------------+
|  Consider carefully   |     |                        Class A Certificates Class B Certificates   |
|  the risk factors     |     |                        -------------------- --------------------   |
|  beginning on page    |     |     Principal amount   $333,000,000         $36,000,000            |
|  S-15 in this         |     |                                                                    |
|  prospectus           |     |     Certificate rate   One-month LIBOR plus One-month LIBOR plus   |
|  supplement and       |     |                         % per annum          % per annum           |
|  page 5 of the        |     |                                                                    |
|  prospectus.          |     |     Interest payment   Monthly, beginning   Monthly, beginning     |
|                       |     |     dates              August 15, 2001      August 15, 2001        |
|  A certificate is     |     |                                                                    |
|  not a deposit, and   |     |     Expected payment   July 17, 2006        July 17, 2006          |
|  neither the          |     |     date                                                           |
|  certificates nor     |     |                                                                    |
|  the underlying       |     |     Stated series      December 15, 2009    December 15, 2009      |
|  accounts or receiv-  |     |     termination date                                               |
|  ables are insured or |     |                                                                    |
|  guaranteed by the    |     |     Price to public,   100.00%              100.00%                |
|  FDIC or any other    |     |     per certificate                                                |
|  governmental         |     |                                                                    |
|  agency.              |     |     Underwriting        %                    %                     |
|                       |     |     discount,                                                      |
|  The certificates     |     |     per certificate                                                |
|  will represent       |     |                                                                    |
|  interests in the     |     |     Proceeds to         %                    %                     |
|  Trust only and       |     |     transferor,                                                    |
|  will not represent   |     |     per certificate                                                |
|  interests in or      |     +--------------------------------------------------------------------+
|  obligations of       |     The total price to public is $369,000,000, and the
|  Saks or any Saks     |     total amount of the underwriting discount is $   .
|  affiliate.           |     The total amount of proceeds before deduction of
+-----------------------+     estimated expenses of $       is $      .

Credit Enhancement --

 .  The Class B certificates are subordinated to the Class A certificates. This subordination provides credit enhancement for the Class A certificates.
 . The Trust also is issuing a collateral interest of $81,000,000. The collateral interest will be subordinated to both the Class A and Class B certificates and will provide credit enhancement for the Class A and Class B certificates.
 . Only the Class A and Class B certificates are offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                    Underwriters of the Class A certificates

Banc of America Securities LLC

         JPMorgan

                   Banc One Capital Markets, Inc.

                                                            Salomon Smith Barney

                    Underwriter of the Class B certificates

                         Banc of America Securities LLC

                                 July   , 2001

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two documents:

  (a) this prospectus supplement, which describes the specific terms of your series and class of certificates, and

  (b) the accompanying prospectus, which provides general information, some of which may not apply to your series and class of certificates.

   If the terms of your certificates or any information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus set forth the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-74 of this prospectus supplement and under the caption "Index of Terms for Prospectus" beginning on page 62 of the accompanying prospectus.

   You need to read carefully this prospectus supplement and the accompanying prospectus to understand the structure of the securities offered.

                             PROSPECTUS SUPPLEMENT

                               TABLE OF CONTENTS

Term                                                                        Page
----                                                                        ----
SERIES 2001-2 TERMS........................................................  S-4
SERIES 2001-2 SUMMARY......................................................  S-5
RISK FACTORS............................................................... S-15
RECENT LEGISLATIVE AND REGULATORY DEVELOPMENTS............................. S-17
  Bankruptcy Reform........................................................ S-17
  FDIC Regulations......................................................... S-17
CREDIT CARD PROGRAM........................................................ S-18
  General.................................................................. S-18
  Company Overview......................................................... S-19
  Bank Regulation.......................................................... S-21
  Portfolio Information.................................................... S-22
  Account Origination and Underwriting..................................... S-23
  The New Account Programs................................................. S-23
  Account Monitoring and Control........................................... S-24
  Billing and Payments..................................................... S-25
  Collections, Delinquency and Losses...................................... S-26
  Reaging of Accounts...................................................... S-27
  Charge Offs.............................................................. S-27
COMPOSITION OF THE TRUST PORTFOLIO......................................... S-30
  General.................................................................. S-30
THE ACCOUNTS............................................................... S-32
USE OF PROCEEDS............................................................ S-33
MATURITY ASSUMPTIONS....................................................... S-33
RECEIVABLES YIELD CONSIDERATIONS........................................... S-36
POOL FACTORS............................................................... S-37
SERIES PROVISIONS.......................................................... S-37
  General.................................................................. S-37
  Interest Payments........................................................ S-39
  Principal Payments....................................................... S-40
  Discount Option Receivables.............................................. S-40
  Postponement of Accumulation Period...................................... S-41
  Suspension of Accumulation Period........................................ S-41
  Reserve Account.......................................................... S-42
  Subordination of the Class B Certificates and the Collateral Interest.... S-43
  Investor Percentages and Transferor Percentage........................... S-43
  Reallocation of Cash Flows............................................... S-46
  Applications of Collections.............................................. S-48
  Example of Distributions................................................. S-55

Term                                                                       Page
----                                                                       ----
  Allocation of Investor Default Amount; Adjustment Amounts; Investor
   Charge Offs............................................................ S-55
  Allocation of Adjustment Amounts........................................ S-58
  Pay Out Events.......................................................... S-59
  Servicing Compensation and Payment of Expenses.......................... S-61
LISTING AND CLEARING OF CERTIFICATES...................................... S-61
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES....... S-62
  General................................................................. S-62
  Characterization of the Offered Certificates as Indebtedness............ S-63
  Treatment of the Trust.................................................. S-63
  Possible Classification of the Transaction as a Partnership or as an
   Association Taxable as a Corporation................................... S-63
  Taxation of Interest Income of U.S. Certificate Owners.................. S-64
  Sale or Other Disposition of Offered Certificates....................... S-66
  Non-U.S. Certificate Owners............................................. S-66
  Backup Withholding...................................................... S-68
STATE AND LOCAL TAX CONSEQUENCES.......................................... S-68
ERISA CONSIDERATIONS...................................................... S-69
  General................................................................. S-69
  Prohibited Transactions................................................. S-70
  Plan Assets Regulation ................................................. S-70
  Exception for Class A Certificates...................................... S-70
  Class B Certificates.................................................... S-70
  Special Consideration Applicable to Insurance Company General Accounts.. S-71
  Plans Not Subject to ERISA or the Code.................................. S-71
UNDERWRITING.............................................................. S-72
LEGAL MATTERS............................................................. S-73
INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT.................................. S-74
ANNEX I--OTHER SERIES.....................................................  A-1

                              SERIES 2001-2 TERMS

 Transferor..................... Saks Credit Corporation (or SCC)

 Servicer....................... Saks Incorporated (or Saks)

 Trustee........................ Wells Fargo Bank Minnesota, National
                                 Association (formerly named Norwest Bank
                                 Minnesota, National Association)

 Pricing Date................... July  , 2001

 Closing Date................... July  , 2001

 Clearance and Settlement....... DTC/Euroclear/Clearstream

 Trust Assets................... Receivables in credit card accounts now owned or later acquired by National Bank of the
                                 Great Lakes that are designated to the Trust,
                                 including recoveries on charged-off
                                 receivables in these accounts

                Series Structure:                    Amount    % of Total Series
                -----------------                    ------    -----------------
Class A.......................................... $333,000,000       74.0%
Class B..........................................   36,000,000       8.0
Collateral Interest..............................   81,000,000      18.0
                                                  ------------      ------
  Total.......................................... $450,000,000       100%
                                                  ============      ======
Annual Servicing Fee.............................     2.00%

                             Class A Certificates       Class B Certificates
                             --------------------       --------------------
Anticipated Ratings:*
 (Moody's / S&P /
  Fitch)................         Aaa/AAA/AAA                  A1/A/A+

Credit Enhancement......   Subordination of Class B
                              and the collateral        Subordination of the
                                   interest             collateral interest

Certificate Rate........     One-month LIBOR plus       One-month LIBOR plus
                                  % per annum                % per annum

Interest Accrual
 Method.................          Actual/360                 Actual/360

Interest Payment Dates..        Monthly (15th)             Monthly (15th)

Interest Rate Index Re-    Two London business days   Two London business days
 set Date...............     before each interest       before each interest
                                 payment date               payment date

First Interest Payment
 Date...................       August 15, 2001            August 15, 2001

Expected Payment Date...        July 17, 2006              July 17, 2006

Commencement of
 Accumulation
 Period (subject to
 adjustment)............         July 1, 2005               July 1, 2005

Stated Series
 Termination Date.......      December 15, 2009          December 15, 2009

Application for Exchange
 Listing Luxembourg.....           Expected                   Expected

CUSIP Number............         79377B AE 4                79377B AF 1

ISIN....................         US79377BAE48               US79377BAF13

Common Code.............

--------
* It is a condition of issuance that one of these ratings is obtained.

                             SERIES 2001-2 SUMMARY

 .  This summary:

  -- highlights selected information from this document,

  -- does not contain all of the information that you need to consider in making your investment decision, and

  -- provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. More detail is provided in other sections of this prospectus supplement and in the accompanying prospectus.

 . To understand all the terms of the offering of the certificates, read carefully all of this prospectus supplement and the accompanying prospectus.

                                   The Trust

The Saks Credit Card Master Trust is offering the Class A certificates and the Class B certificates as part of Series 2001-2. The Class B certificates are subordinated to the Class A certificates. In this prospectus supplement, when we use "your certificates," we mean the Series 2001-2 Class A and Class B certificates.

The Trust has issued six other series of certificates, of which four are currently outstanding, and expects to issue additional series in the future. Each series will represent an ownership interest in the assets of the Trust. Series 2001-2 is part of Group One, which includes all of the previously issued series.

                        National Bank of the Great Lakes

The bank is a limited purpose credit card bank. The bank originates and acquires credit card accounts for the customers of Saks' retail businesses. The bank sells all eligible receivables generated by its credit card accounts to Saks Credit Corporation, as transferor. The bank's sole office is located at 140 Industrial Drive, Elmhurst, Illinois 60126 and its telephone number is
(630) 516-8270.

                                 The Transferor

As transferor, Saks Credit Corporation sells eligible receivables to the Trust. Saks Credit Corporation is the successor to Proffitt's Credit Corporation. Saks Credit Corporation's principal offices are located at 140 Industrial Drive, Elmhurst, Illinois 60126 and its telephone number is (630) 516-8270.

                                  The Servicer

Saks is the servicer. Saks collects payments on the receivables and allocates the collections among the interests in the Trust.

                                The Receivables

The primary assets of the Trust are receivables generated by the bank's portfolio of revolving consumer credit card accounts. The receivables consist of principal receivables and finance charge receivables.

The following information is as of May 31, 2001:

 .  Principal receivables in the Trust: $1,205.9 million;

 .  Finance charge receivables in the Trust: $47.7 million; and

 .  Accounts designated to the Trust: 8.3 million.

See "The Accounts" in this prospectus supplement.

                            The Offered Certificates

Certificates

The Trust is offering:

 .  $333,000,000 of Class A certificates; and

 .  $36,000,000 of Class B certificates.

You may purchase beneficial interests in these certificates in minimum denominations of $1,000 and integral multiples of $1,000.

We expect that the Trust will issue the offered certificates on July  , 2001.

Distribution Dates

Distributions for the Series 2001-2 certificates will be made on the 15th day of each month, or if that day is not a business day, the next business day. The first distribution date will be August 15, 2001.

Interest Payments

The Class A certificates will accrue interest for each interest period at an
annual rate equal to the one-month LIBOR rate plus   %.

The Class B certificates will accrue interest for each interest period at an
annual rate equal to the one-month LIBOR rate plus   %.

Interest accrued during an interest period will be due on the following distribution date. Any interest due but not paid on a distribution date will be payable on the next distribution date together with additional interest at the applicable certificate rate plus 2.0% per annum.

 . Each "interest period" begins on and includes a distribution date and ends on but excludes the next distribution date. However, the first interest period will begin on and include the closing date and end on and exclude August 15, 2001, the first distribution date.

 . LIBOR is the rate for deposits in U.S. dollars for a one-month period which appears on Telerate Page 3750 (or similar replacement page) as of 11:00 A.M., London time, on the related LIBOR determination date. See "Series Provisions--Interest Payments" in this prospectus supplement for a discussion of the determination of LIBOR if that rate does not appear on Telerate Page 3750 (or similar replacement page).

 .  LIBOR determination dates are:

  . July , 2001, for the period beginning on and including the closing date and ending on but excluding August 15, 2001;

  . August 13, 2001, for the period beginning on and including August 15, 2001 and ending on but excluding September 17, 2001; and

  . the second London business day prior to the first day of each interest period, for each interest period thereafter.

                           First Two Interest Periods

The following time line shows the relevant dates for the first two interest periods. Other interest periods will follow sequentially after the second interest period in the same manner as is shown in the time line.


     Closing           Interest           Interest
     Date              Payment            Payment
     (7/_/01)          (8/15/01)          (9/17/01)
     |                 |                  |
o------------------------------------------------->
   |               |                   |
   LIBOR           LIBOR               LIBOR
   Set             Re-set              Re-Set
   (7/_/01)        (8/13/01)           (9/13/01)

See "Series Provisions--Interest Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay interest and for the definition of business day and London business day.

You may obtain certificate rates for the current and immediately preceding interest periods by telephoning Wells Fargo Bank Minnesota, National Association, the trustee, at (800) 344-5128.

Principal Payments

We expect that the Trust will distribute principal on the certificates on the dates noted below; however, principal may be distributed earlier or later. If principal is distributed earlier or later, you will not receive any premium.

If adverse events known as pay out events occur, the Trust may distribute principal earlier than expected.

If collections on the credit card receivables are less than expected or are collected more slowly than expected, then principal distributions may be delayed.

 . We expect that the Trust will distribute principal on the Class A and the Class B certificates on the July 17, 2006 distribution date.

 . If the Trust does not distribute principal on the certificates on the expected payment date, the Trust will continue to use collections of receivables to pay principal on the certificates until they are paid in full, or December 15, 2009, whichever occurs first.

See "Maturity Assumptions" in this prospectus supplement and in the accompanying prospectus and "Series Provisions--Investor Percentages and Transferor Percentage " and "--Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

                            The Collateral Interest

The trust is also issuing an interest in the assets of the trust that is subordinated to the certificates called the collateral interest. The collateral interest initial amount is $81,000,000, representing 18.0% of the sum of the initial aggregate principal amount of the certificates and the collateral interest initial amount. As a subordinated interest, the collateral interest is a form of credit enhancement for the certificates. The collateral interest holder will have voting and certain other rights as if the collateral interest were a subordinated class of certificates.

The collateral interest is not offered by this prospectus supplement and the accompanying prospectus.

                               Credit Enhancement

 .  The credit enhancement described in this prospectus supplement benefits
   Series 2001-2 only. Credit enhancements available to other series do not provide enhancement to Series 2001-2.

 . Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A and Class B certificates.

 . The spread account is established only for the benefit of the collateral interest and should not be considered enhancement for the Class A and Class B certificates.

The principal amount outstanding at any time on the certificates and the collateral interest is called the "investor amount." The collateral interest amount and the Class B investor amount must be reduced to zero before the Class A investor amount will suffer any loss of principal. The collateral interest amount must be reduced to zero before the Class B investor amount will suffer any loss of principal.

See "Series Provisions--Reallocation of Cash Flows," "--Applications of Collections" and "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus supplement for events which may lead to a reduction of the Class A investor amount, the Class B investor amount, and the collateral interest amount.

                          Other Interests in the Trust

Other Series of Certificates

Each series previously issued and currently outstanding is summarized in "Annex
I: Other Series" at the end of this prospectus supplement. The Trust may issue additional series or classes with terms that may be different from Series 2001-2 without the prior review or consent of the certificateholders of any series, if the rating agency condition is met.

The Transferor Interest

SCC will own the transferor interest. The transferor interest represents the remaining interests in the Trust's assets that are not represented by the certificates of the various series and any collateral or other interests issued by the Trust.

The transferor interest does not provide credit enhancement for your series or any other series.

Allocations and Payments to You and Your Series

Each month, the servicer will allocate collections of receivables, and the amount of receivables that are written off as uncollectible, among:

 .  Series 2001-2;

 .  other outstanding series; and

 .  the transferor interest.

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest based on the investor amount of each class.

Initially, the investor amount of a series or a class will be equal to the original principal amount of the series or the class. The investor amount of a series or a class will decline as a result of the accumulation of principal collections in the principal account or principal payments. The investor amount may also decline if collections of finance charge receivables are not sufficient to cover receivables defaults allocated to a series or class of certificates. If the investor amount for your series or class declines, there may be a reduction in the amounts allocated and available for payment to you.

See the following chart and "Series Provisions--Investor Percentages and Transferor Percentage" and "--Reallocation of Cash Flows" in this prospectus supplement.

The following chart illustrates the Trust's general allocation structure only and does not reflect the relative percentages of collections or other amounts allocated to holders of the Series 2001-2 Class A certificates, the Class B certificates, the collateral interest, any other series or to the transferor interest.

                       [Allocation of Trust Assets Graph]
                      --------------
                      |Trust Assets|
                      --------------
                            |
       ----------------------------------------------
       |                    |                       |
      --                   --                      --
      \/                   \/                      \/
--------------     -----------------          ------------
|Other Series|     |  Your Series  |          |Transferor|
|            |     |(Series 2001-2)|          | Interest |
--------------     -----------------          ------------
                            |
       ----------------------------------------------
       |                    |                       |
      --                   --                      --
      \/                   \/                      \/
--------------       --------------          ------------
|  Class A   |       |  Class B   |          |Collateral|
|Certificates|       |Certificates|          | Interest |
--------------       --------------          ------------

Allocations of Collections of Finance Charge Receivables

The following steps demonstrate the manner in which collections of finance charge receivables will be allocated and applied to your series. The steps are a simplified description of allocation and payment provisions and are qualified by the full descriptions of these provisions elsewhere in this prospectus supplement and the accompanying prospectus.

Step 1:

 .  Collections of finance charge receivables and other amounts for Series 2001-
   2 will be allocated, in order of priority, to the Class A certificates based on the Class A investor amount, the Class B certificates based on the Class
   B investor amount, and the collateral interest based on the collateral interest amount.

Step 2:

 . Collections of finance charge receivables and other amounts allocated to the Class A certificates will be used in the following priority: first, to make the interest payment due on the Class A certificates, then, to pay Class A's portion of the servicing fee if Saks is no longer the servicer, and then to cover Class A's portion of the receivables that are written off as uncollectible (known as the default amount) and uncovered dilutions. Any remaining amount will become excess spread and be applied as described in Step 3 below.

 . Collections of finance charge receivables allocated to the Class B certificates will be used in the following priority: first, to make the interest payment due on the Class B certificates, and then to pay Class B's portion of the servicing fee if Saks is no longer the servicer. Any remaining amount will become excess spread and be applied as described in Step 3 below.

 . Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if Saks is no longer the servicer. Any remaining amount will become excess spread and be applied as described in Step 3 below.

Step 3:

Collections of finance charge receivables allocated to your series and not used in Step 2 are treated as excess spread and applied, together with shared excess finance charge collections from other series in Group One, as necessary and available, in the following priority:

 . to make up deficiencies with respect to Class A, in their order of priority, to the extent not covered in Step 2;

 .  to reimburse previous reductions of the Class A investor amount;

 . to make up deficiencies with respect to Class B, in their order of priority, to the extent not covered in Step 2;

 .  to cover Class B's portion of the allocable amount;

 . to fund, if necessary, a reserve account to cover interest payment shortfalls;

 .  to reimburse previous reductions of the Class B investor amount;

 .  to pay the interest due on the collateral interest;

 . to pay the servicing fee, or if Saks is no longer the servicer, to pay the portion not covered in Step 2;

 .  to cover the collateral interest's portion of the allocable amount;

 .  to reimburse previous reductions of the collateral interest amount;

 . to fund, as required, the spread account for the benefit of the collateral interest;

 .  to fund, as required, other amounts due to the collateral interest; and

 . finally, to other series in Group One, as part of shared excess finance charge collections.

See "Series Provisions--Applications of Collections" in this prospectus supplement.

        [ALLOCATIONS OF COLLECTIONS OF FINANCE CHARGE RECEIVABLES GRAPH]
                     -------------------------------------
                         Collections of Finance Charge
                     Receivables Allocated to Your Series
                     -------------------------------------
------    -----------------          ----------------       -------------------
Step 1     Class A Investor          Class B Investor       Collateral Interest
                Amount                    Amount                    Amount
------    -----------------          ----------------       -------------------
------    -------------------     -------------------    ----------------------
          1. Class A Interest     1. Class B Interest    1. Collateral Interest
             Payment                 Payment                Servicing Fee
Step 2    2. Class A Servicing    2. Class B Servicing
             Fee                     Fee
          3. Class A Default
             Amount
------    -------------------     -------------------    ----------------------
------                                             -------------
Step 3                                             Excess Spread
------                                             -------------
                                -----------------------------------------------
                                 1. Class A Interest Payment
                                 2. Class A Servicing Fee
                                 3. Class A Allocable Amount
                                 4. Reimburse Class A Investor Amount
                                 5. Class B Interest Payment
                                 6. Class B Servicing Fee
                                 7. Class B Allocable Amount
                                 8. Fund the Reserve Account
                                 9. Reimburse Class B Investor Amount
                                10. Apply Remaining Excess Spread to Collateral
                                    Interest and Other Items as Described
                                    Above in the Accompanying Text
                                -----------------------------------------------

Step 2:

 . Collections of principal receivables allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates that were not made from finance charge collections, excess spread or shared excess finance charge collections.

 . Collections of principal receivables allocated to the collateral interest may be reallocated, if necessary, to make required payments on the Class B certificates that were not made from finance charge collections, excess spread or shared excess finance charge collections.

Allocations of Collections of Principal Receivables for Series 2001-2

As long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series in Group One, if necessary and only if available, will be applied each month as follows:

Step 1:

Collections of principal receivables for your series will be allocated, based on the respective percentages, among the Class A investor amount, the Class B investor amount and the collateral interest amount.

 . During the revolving period, no principal will be paid to you or holders of the collateral interest, or accumulated in a trust account.

 . During each month in the accumulation period, principal collections will be deposited in a trust account, up to a specified amount (known as the controlled deposit amount) for payment first to the Class A certificateholders, and then to the Class B certificateholders on the expected payment date, and then to pay the holders of the collateral interest. No accumulation of principal collections will be made in the accumulation period if the Trust enters into a qualified maturity agreement, and in no event will the Trust accumulate principal collections for the benefit of the Class D certificates during the accumulation period.

The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the accumulation period or a rapid amortization period, as described below.

Regardless of which of those periods is in effect, the Class A certificates will be paid in full before the Class B certificates and the collateral interest receive any payments of principal, and the Class B certificates will be paid in full before the collateral interest receives any payments of principal.

Step 3:

Any remaining principal collections will be made available to other series in Group One as shared principal collections, to the extent necessary, or paid to the transferor.

See "Maturity Assumptions" and "Series Provisions--Applications of Collections" in this prospectus supplement.

The following chart demonstrates the manner in which collections of principal receivables are allocated and applied to your series. The chart is a simplified description of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the accompanying prospectus.

Revolving Period: Series 2001-2 will have a revolving period, when the Trust will not pay or accumulate principal for certificateholders or the holders of the collateral interest. In general, during the revolving period, the Trust will pay available principal to other series or the holder of the transferor interest. See "Series Provisions--Principal Payments" and "--Applications of Collections" in this prospectus supplement.

          [ALLOCATIONS OF COLLECTIONS OF PRINCIPAL RECEIVABLES GRAPH]
                     ------------------------------------
                     Collections of Principal Receivables
                           Allocated to Your Series
                     ------------------------------------
------  ----------------    ----------------            -------------------
Step 1  Class A Investor    Class B Investor            Collateral Interest
            Amount               Amount                       Amount
------  ----------------    ----------------            -------------------
------                   ------------------------     -------------------------
Step 2                   Reallocation to Class A,     Reallocation to Class A
                                  if any                 and Class B, if any
------                   ------------------------     -------------------------
                         ---------------------     ----------------------------
                               Available           Shared Principal Collections
                         Principal Collections           from Other Series
                         ---------------------     ----------------------------
                   ----------------------------------------------------
                   1. Class A Principal Payment, if payable
                   2. Class B Principal Payment, if payable
                   3. Collateral Interest Principal Payment, if payable
                   ----------------------------------------------------
------                     ---------------------------------
Step 3                      Shared Principal Collections to
                           Other Series or to the Transferor
------                     ---------------------------------

The revolving period will start on the closing date and end on the earlier to begin of:

 .  the accumulation period; or

 .  a rapid amortization period.

Accumulation Period: During the accumulation period, the servicer will deposit a specified amount in the principal account each month in order to pay the certificates and the collateral interest in full on the expected payment date. The transferor may elect to suspend the accumulation period by obtaining a qualified maturity agreement from a qualified institution that will deposit on or before the expected payment date, the outstanding principal balance of the Class A and Class B certificates and the Class C securities as of the expected payment date. See "Series Provisions--Suspension of Accumulation Period."

Each month, the Trust will pay principal that is not required to be deposited in the principal account to other series or to the holder of the transferor interest. Each month, if the amount actually deposited in the principal account is less than the required deposit, the amount of this deficiency will be carried forward as a shortfall and included in the next month's required deposit. See "Series Provisions--Principal Payments" and "--Applications of Collections" in this prospectus supplement.

On the expected payment date, the Trust will use the money on deposit in the principal account to pay (a) the Class A investor amount, (b) if the Class A investor amount is paid in full, the Class B investor amount and (c) if the Class B investor amount is paid in full, the collateral interest amount.

You should be aware that there may not be sufficient amounts available to pay principal in full for the Class A investor amount or the Class B investor amount on the expected payment date. In addition, if the money on deposit in the principal account is insufficient to pay these amounts on the expected payment date or if a pay out event occurs, the rapid amortization period will begin and the timing of your principal payments could change. See "Maturity Assumptions" in this prospectus supplement and in the accompanying prospectus.

The accumulation period is scheduled to begin after the close of business on June 30, 2005, but in some cases may be delayed to no later than the close of business on May 31, 2006. See "Series Provisions--Postponement of Accumulation Period" in this prospectus supplement.

The accumulation period will end upon the earliest of the following:

 .  the investor amount is paid in full;

 .  a rapid amortization period begins; or

 .  the Series 2001-2 termination date.

Pay Out Events: Adverse events called pay out events might lead to the start of a rapid amortization period, which will end the revolving period or the accumulation period.

A pay out event for your series will include the following events:

 . we do not make a required payment or deposit within the applicable grace period;

 . we fail to observe or perform, in any material respect, any other obligation or agreement causing you to be adversely affected, and (a) we do not remedy the violation within 60 days after written notice is given and (b) you continue to be materially and adversely affected for the 60-day period;

 . certain of our representations, warranties or other information were materially incorrect at the time they were provided causing you to be adversely affected, and (a) they continue to be materially incorrect 60 days after written notice is given and (b) you continue to be materially and adversely affected for the 60-day period;

 . the three-month average net yield on the receivables is less than the average base rate for the same three-month period;

 . we fail or are unable to designate additional accounts or to transfer receivables to the Trust, as required under the pooling and servicing agreement;

 .  defaults by the servicer that have a material adverse effect on you; or

 .  you are not paid in full on the expected payment date.

See "Series Provisions--Pay Out Events" in this prospectus supplement.

Rapid Amortization Period: If a rapid amortization period begins, the Trust will use any available principal collections allocated to your series to pay
(a) the Class A investor amount, (b) if the Class A investor amount is paid in full, the Class B investor amount and (c) if the Class B investor amount is paid in full, the collateral interest amount. These payments will begin on the distribution date in the month after the rapid amortization period begins.

The rapid amortization period will begin if a pay out event occurs and will end upon the earliest of the following:

 .  the investor amount is paid in full;

 .  the Series 2001-2 termination date; or

 .  the Trust termination date.

                          Shared Principal Collections

Series 2001-2 is included in a group of series designated as "Group One." Each series listed in "Annex I: Other Series" included at the end of this prospectus supplement is, and future series may be, included in Group One. To the extent that collections of principal receivables allocated to your series are not needed to make payments or deposits to the principal account for your series, these collections, called shared principal collections, may be applied to cover required principal payments for other series within Group One. Any reallocation for this purpose will not reduce your series' investor amount. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other series in Group One, to the extent those collections are not needed for those other series. See "Description of the Certificates and the Pooling and Servicing Agreement--Shared Principal Collections" in the accompanying prospectus.

                     Registration, Clearance and Settlement

Your certificates will be delivered in book-entry form through the facilities of The Depository Trust Company. Your certificates will be registered in the name of Cede & Co., as the nominee of DTC. You will not receive a definitive certificate representing your interest, except in limited circumstances described in the accompanying prospectus, when certificates in fully registered, certificated form are issued. See "Description of the Certificates and the Pooling and Servicing Agreement--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your Certificates through DTC, in the United States, or through Clearstream Banking, societe anonyme or the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Cross market transactions between DTC participants, and Clearstream Banking and Euroclear participants, will be effected through DTC in accordance with DTC's rules on behalf of Clearstream and Euroclear.

We expect that the Certificates will be delivered in book-entry form through the facilities of DTC, Clearstream, societe anonyme and Euroclear on or about July , 2001. See "Listing and Clearing of Certificates" in this prospectus supplement and "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and Annex I in the accompanying prospectus.

                                   Tax Status

Alston & Bird LLP, our special counsel, is of the opinion that under existing law, your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 2001-2 certificate, you will agree to treat your certificates as debt for federal, state and local income tax purposes and franchise tax purposes. See "Certain Federal Income Tax Consequences of the Offered Certificates" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

                              ERISA Considerations

The Class A certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, if 100 or more investors purchase the Class A certificates.

The Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, governmental plans, church plans or foreign pension plans, whether or not subject to ERISA, other than certain insurance company investments for its general account.

You should read "ERISA Considerations" in the accompanying prospectus for more information regarding investments by persons subject to ERISA.

                              Certificate Ratings

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization.

The Class B Certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization.

See "Risk Factors--Certificate Ratings Are Limited and Do Not Guarantee Payments" in the accompanying prospectus.

                                Exchange Listing

We expect to list the certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted or, if accepted, when the listing will be accepted. You should consult with Banque Generale du Luxembourg S.A. listing agent for the certificates, 50 Avenue J.F. Kennedy, L-2951, Luxembourg, phone number (011) 352-4242-2686, to determine whether or not the certificates are listed on the Luxembourg Stock Exchange. See "Listing and Clearing of Certificates" in this prospectus supplement and "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and Annex I in the accompanying prospectus.

                             Additional Information

For more information, you can call (205) 940-4000 and direct your inquiries to Scott A. Honnold, Vice President and Treasurer of Saks.

                                  RISK FACTORS

   You should consider carefully the following risk factors and those specified in the accompanying prospectus in deciding whether to purchase the certificates.

Your Certificates Have         The subordination of the collateral interest
Limited Credit Enhancement.    and, in the case of the Class A certificates,
You May Not Receive All        the additional subordination of the Class B
Principal and Interest.        certificates, provide limited credit
                               enhancement. If the available credit
                               enhancement is reduced to zero, your right to receive payments of principal and interest will depend solely on the Trust receiving payments on the receivables. The spread account is for the sole benefit of the collateral interest and is not credit enhancement for your certificates. You have no right to seek payment of interest or principal on the certificates from Saks, the transferor, the servicer, the bank, or any of their affiliates.

If You Hold Class B            If you hold Class B certificates, you will
Certificates, You Will Be      receive payments of principal only after the
Paid Only After the Class A    holders of the Class A certificates have been
Certificates Have Been Paid    paid all interest and principal due and owing
                               to them. In addition, if the collateral
                               interest amount has been reduced to zero, the Class B investor amount will be reduced to the extent that payments due on the Class A certificates for any month cannot be made from the collections allocated to your series. A reduction in the Class B investor amount will result in collections of finance charge receivables allocable to the Class B certificates in future months being reduced, which may delay or reduce payments on the Class
                               B certificates.

                               Additionally, if receivables have to be sold due to a pay out event occurring, the net sales proceeds available to pay principal would be paid first to the Class A certificateholders and any remaining net proceeds would be paid to the Class B certificateholders. If that amount is insufficient to pay the Class B certificateholders in full, they will suffer a loss. If the collateral interest amount is reduced to zero, the Class B certificateholders will not have the benefit of any credit enhancement and will bear the full credit and other risks associated with their interest in the Trust.

                               See "Description of the Certificates and the Pooling and Servicing Agreement" in the accompanying prospectus and "Series Provisions--Principal Payments" and "--Pay Out Events" in this prospectus supplement.

You May Experience             The receivables are originated through the sale
Reinvestment Risks from        of goods and services by Saks. If Saks and the
Early Payment and You May      bank are unable to generate sales or
Not Receive Payments on Time   receivables, respectively, at the same rate as
                               in previous years, a pay out event may occur, causing the rapid amortization process to begin. Factors that may adversely impact the ability of Saks and the bank to generate sales and receivables include general economic conditions, a change in customers' payment methods, store closures and overall sales levels of goods and services by Saks. During the rapid amortization period, collections of principal receivables will be used to reduce the Class A investor amount to zero first and then to reduce the Class B investor amount to zero.

                               The Class A and Class B investor amounts may be reduced to zero prior to the expected payment date. If this occurs, you will receive less interest than expected and may be unable to reinvest the returned principal at a rate of return and with risks similar to your certificates. Depending on the performance of the receivables, you may also suffer a loss of your investment. See "Risk Factors--Dependence on the Company's Retail Businesses; Competition" in the accompanying prospectus.

You Have Interest Rate Risk    The receivables currently accrue interest at
Due to Differences in the      fixed rates. Your certificates accrue interest
Rates on the Receivables and   at a rate based on the one-month LIBOR rate,
on the Certificates and Due    which is a floating rate that is not subject to
to Changes in Rates            any limitation. If the LIBOR rate increases,
                               the trust is required to distribute more money to certificateholders as interest, but the fixed interest rate receivables will not provide the trust with corresponding greater amounts of income. If LIBOR increases, the trust may have insufficient money to pay interest on your certificates, and a pay out event and an early repayment of the principal of your certificates could occur.

                               If the bank changes the terms of the accounts in the future to charge a floating rate of interest, that floating rate may not be a LIBOR-based rate. In that case, there will be a so-called "basis risk," which is the risk that the interest rate on the receivables changes in an amount or direction different than changes in LIBOR. In this case, the trust may have insufficient funds to pay interest on the certificates, and a pay out event and an early repayment of the principal of your certificates could occur.

                               The trust does not currently have the benefit of any interest rate hedge arrangement that would reduce these risks and does not currently plan to enter into any hedges. The bank may, subject to competitive conditions, change the rates or the method of determining the interest rates charged on its accounts.

Seasonal Sales Affect the      Sales of Saks' merchandise and services are
Level of Receivables and the   seasonal, with disproportionately high levels
Level of Credit Losses         during the holiday shopping season. Sales are
                               generally at their seasonal low during the summer months. The outstanding amount of receivables reflects this seasonality. Credit losses typically lag credit sales by seven to eight months reflecting applicable payment terms and write-off policies. Therefore, the seasonal increase in credit losses due to holiday sales coincides with the low summer sales volumes. This raises the ratio of credit losses to receivables balances during the summer.

                               If these higher losses during the summer months cannot be absorbed by the allocations of finance charge collections and credit enhancement and new receivables from additional sales and charges, a pay out event could occur, and the principal on your certificates may be returned earlier than expected.

                 RECENT LEGISLATIVE AND REGULATORY DEVELOPMENTS

Bankruptcy Reform

   On March 1, 2001, the United States House of Representatives passed the Bankruptcy Reform Act of 2001 (the "Reform Act"), and on March 15, 2001, the Senate passed a similar version of the Reform Act. Currently, members of Congress are forming a conference committee to reconcile the two different bills. If the Reform Act is enacted in either of the two bills, it will make numerous changes to the Bankruptcy Code with respect to consumer bankruptcy protection matters, including various provisions that affect credit card debt.

   Among other things, the Reform Act eases the requirements for creditors to obtain a dismissal of a bankruptcy case of an individual debtor with primarily consumer debts. The Reform Act presumes a debtor's abuse of the bankruptcy provisions if such debtor's income exceeds certain minimum amounts. The Bankruptcy Code also would be amended to promote alternative dispute resolution by allowing the bankruptcy court, subject to certain conditions, to reduce a creditor's claim by up to 20% if an individual debtor with wholly unsecured consumer debts can prove by "clear and convincing evidence" that the creditor, prior to filing the case, "refused to negotiate a reasonable alternative repayment schedule proposed by an approved credit counseling agency" that would have resulted in payment of at least 60% of the creditor's claim over a "reasonable period."

   The Reform Act would discourage bad faith repeat filings by amending the automatic stay provisions of Section 362 of the Bankruptcy Code. If an individual debtor files under Chapters 7, 11 or 13 of the Bankruptcy Code within one year of a dismissed prior pending case, the automatic stay would automatically terminate on the 30th day after the filing of the later case to allow creditors to collect on any indebtedness owed. In addition, if there were two or more prior pending cases which were later dismissed, the automatic stay would not go into effect at all upon the current filing. Under certain circumstances, in both instances, the bankruptcy court could extend or reinstate the automatic stay, as the case may be, but only upon a showing of clear and convincing evidence.

   The scope of the discharge of debts under Chapter 13 would be narrowed by the Reform Act to prohibit the discharge of an individual debtor's debts for any money or property obtained under false pretenses or by actual fraud. In addition, in both Chapter 7 and Chapter 13 cases, there would be a presumption of fraud (and thus, a nondischargeable debt) for debts aggregating more than $750 ($250 in the House version of the Reform Act) incurred for certain luxury goods and services during the 90 days before the entry of the order for relief.

   The Reform Act also provides significant assurances in securitization transactions by amending Section 541 of the Bankruptcy Code to state that eligible financial assets (including credit card receivables) transferred by a debtor to permitted entities (which would include transfers to the Trust) prior to the filing of a bankruptcy case would not constitute property of the debtor's bankruptcy estate. This change would ensure that the sale and the transfer of Receivables to the Trust from the Transferor should not be part of the sellers' bankruptcy estate under Section 541 of the Bankruptcy Code if the sellers were to become bankrupt. National Bank of the Great Lakes (the "Bank" ) is not a bankruptcy eligible entity. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Insolvency" in the accompanying Prospectus.

   No prediction is made as to whether the Reform Act will be passed or enacted, and if enacted, its final provisions or its effect on the performance of the Receivables.

FDIC Regulations

   On August 11, 2000, the FDIC adopted Section 360.6 of its Resolution and Receivership Rules ("Section 360.6"), relating to the treatment of securitizations and loan participations by the FDIC in its role as conservator or receiver of insured depository institutions. The Federal Deposit Insurance Act (the "FDIA") provides that the FDIC, when acting as conservator or receiver of an insured depository institution, may disaffirm or repudiate any contract entered into by such institution, including agreements entered into in connection with securitizations. The Bank is subject to these rules.

   Section 360.6 provides that qualifying securitizations will not be subject to disaffirmance or repudiation under FDIA Section 11(e) or to any claim by the FDIC of its right to reclaim, recover or recharacterize as property of the depository institution or the receivership, any financial assets transferred by an insured depository institution under the circumstances specified in Section
360.6. Section 360.6 also provides that the FDIC will not seek to avoid an otherwise legally enforceable securitization agreement executed by an insured depository institution solely because such agreement does not meet the contemporaneous requirements of Sections 11(d)(9), 11(n)(4)(I), and 13(e) of the FDIA.

   The conditions required to meet FDIC Regs. (S)360.6 are:

  (1) "Financial assets" (as defined) and which include receivables, are transferred by an insured depository institution in connection with a "securitization;"

  (2) Adequate consideration is received at the time of the transfer by the depository institution for the financial assets transferred;

  (3) The transaction meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to banks and other institutions for which the FDIC may be appointed as a conservator or receiver;

  (4) The documentation providing for the transfer of financial assets reflects the intent of the parties to treat the transaction as a sale and not as a secured borrowing for accounting purposes; and

  (5) The transfer is not made in contemplation of the depository institution's insolvency or with the intent to hinder, delay or defraud a depository institution or the creditors of such institution, or the transfer is not fraudulent under applicable law.

   A securitization means the issuance by a "special purpose entity" ("SPE") of a "beneficial interest" (debt or equity issued by a SPE that entitles the holders to receive payments that depend primarily on the cash flows of financial assets owned by such SPE) that is either (i) issued in one of the four highest rating investment grade ratings of either long-term or short-term debt, or (ii) sold in non-public transactions or in transactions exempt from registration under the Securities Act. A qualifying SPE includes any trust, corporation or other entity demonstrably distinct from the insured depository institution which is primarily engaged in acquiring and holding (or transferring to another SPE) financial assets and activities in connection with the issuance by the SPE or another acquiring SPE of beneficial interest. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" in the accompanying Prospectus.

                              CREDIT CARD PROGRAM

General

   On February 2, 1998, Saks Incorporated ("Saks", or the "Servicer") acquired the Bank, a credit card bank, as a result of Saks' acquisition of Carson Pirie Scott & Co. ("CPS"). The Bank has been issuing proprietary credit cards to customers since February 1996. Upon the acquisition of CPS, Saks contributed all of its proprietary credit card accounts to the Bank.

   On September 17, 1998, Proffitt's, Inc. acquired Saks Holdings, Inc. ("Saks Holdings"). At that time, Proffitt's changed its name to "Saks Incorporated." Saks Holdings operated the Saks Fifth Avenue, Off 5th, and related catalog businesses (collectively, "Saks Fifth Avenue"). Upon the acquisition of Saks Holdings, Saks contributed all of Saks Fifth Avenue's proprietary credit card accounts to the Bank.

   On July 1, 1999, the Trust changed its name from the "Proffitt's Credit Card Master Trust" to the "Saks Credit Card Master Trust," and Saks Credit Corporation ("SCC", or the "Transferor"), a SPE, succeeded Proffitt's Credit Corporation ("PCC"), as Transferor to the Trust. SCC also entered into a new Receivables Purchase Agreement with the Bank which replaced PCC's previous Receivables Purchase Agreement with the Bank.

   The Bank issues proprietary credit cards to customers of the Saks Fifth Avenue, Proffitt's, McRae's, Younkers, Herberger's, Parisian, Carson Pirie Scott, Boston Store, Bergner's and Off 5th specialty and traditional department stores, as well as to customers of Saks' direct-to-consumer catalog and Saks.com e-commerce businesses (collectively, the "Retail Businesses"). Generally, the credit cards issued to customers of one of the Retail Businesses cannot be used to make purchases at the other Retail Businesses. However, holders of Saks Fifth Avenue cards may use their cards at Off 5th and the Saks Direct businesses. The Bank's private label credit card program benefits Saks by stimulating sales, generating brand loyalty, assisting in the collection of valuable marketing information and contributing to profitability. As of May 31, 2001, the Bank or its affiliates serviced an aggregate of approximately five million active accounts and approximately $1.2 billion of customer receivables. All accounts are generally administered under standardized guidelines that maintain control over the credit underwriting, account management and collection processes.

   Saks and its subsidiaries provide credit card services for all of the Bank's credit card customers at servicing facilities located in Jackson, Mississippi and Elmhurst, Illinois (each, a "Credit Service Center"). All credit card servicing, credit granting, administration and collection functions not performed directly by the Bank are conducted centrally by the Credit Service Centers on behalf of the Bank and SCC pursuant to service agreements. Both Credit Service Centers use a modified version of the Vision21 credit management system developed by Paysys.

   Approximately 43% of Saks' consolidated net sales in calendar year 2000 were charged to the Bank's credit cards. Frequent use of these credit cards by Saks customers is an important element in Saks' marketing and growth strategies, and generates significant finance charge income which augments the revenue received from the sale of merchandise and services. Saks believes that the Bank's proprietary credit cardholders shop more frequently, purchase more merchandise, and are generally more loyal than customers who use other payment methods.

   Saks seeks to expand the number and use of the Bank's proprietary credit cards by, among other things, providing incentives to sales associates to open for Saks' customers "instant credit" accounts with the Bank. This generally takes approximately three minutes using automated voice response units and other systems that provide rapid credit verification. Also, customers who open accounts are entitled to discounts on first day purchases made using their new Bank credit card account. See "--Account Origination and Underwriting."

   The Receivables consist of amounts charged by holders of the Bank's credit cards to purchase Saks merchandise, services and insurance (such amount, less the Discount Option Receivables, the "Principal Receivables"). The Receivables also include "Finance Charge Receivables", which consist of:

  (a) the related periodic finance charges and any amounts charged to the Accounts in respect of late fees, returned check fees, and other fees and charges; and

  (b) the Discount Option Receivables.

Company Overview

   Saks is the fourth largest operator of branded department stores in the United States and currently operates 355 specialty and full-line department stores in 39 states, as well as direct-to-consumer catalog and e-commerce businesses. By operating different retail formats, Saks believes that it benefits from the geographic and demographic diversification of its customer base and appeals to a broad cross section of existing and prospective customers.

   Saks has organized its Retail Businesses into two main business segments, the traditional department store group (the "Saks Department Store Group" or "SDSG") and Saks Fifth Avenue Enterprises ("SFAE"). Saks also operates a sales support group designated as Saks Support Group ("SSG"), that provides certain common support services to the two business segments. This organizational structure is intended to provide Saks with increased managerial focus within each of its main business segments, while maintaining operating efficiencies for support functions that are generally common between the two business segments.

 Saks Department Store Group

   SDSG operates 243 department stores in 24 states throughout the Southeastern, Midwestern and Great Plains regions of the country. SDSG operates under eight trade names, many of which have been in existence for over 100 years. Saks believes that it has a number one or two trade area share among branded department store competitors in 90% of its trade areas.

                                              Number of
                                             Stores as of
                                             May 31, 2001
                                             ------------
            Younkers........................      50
            Herberger's.....................      40
            Parisian........................      40
            Carson Pirie Scott..............      33
            McRae's.........................      29
            Proffitt's......................      26
            Bergner's.......................      14
            Boston Store....................      11
                                                 ---
              Total.........................     243
                                                 ===

   With respect to the table above, and unless specifically mentioned otherwise herein, all references to "Carson Pirie Scott" or "Carson" include all of the department stores and the five furniture stores operating under the names "Carson Pirie Scott," "Bergner's" and "Boston Store."

   SDSG stores are typically leading specialty and department stores in their communities, with most stores located in premier locations in the areas they serve. SDSG differentiates itself from other retail distribution formats with its high service levels, quality real estate locations and its portfolio of branded fashion apparel and private brand merchandise. SDSG stores offer a wide selection of upper-moderate to better fashion apparel, shoes, accessories, jewelry, cosmetics, and decorative home furnishings, as well as furniture in select locations.

   Saks believes that by positioning its SDSG stores in diverse geographic locations and by utilizing different store formats and trade names, it is able to appeal to a broader cross section of its existing and target customer base. For example, the Younkers and Proffitt's store formats generally appeal to middle- and upper-middle income customers in smaller and mid-size trade areas, while the Parisian store format appeals to upper-middle and upper-income customers in larger metropolitan trade areas.

   In smaller communities, SDSG stores cater to middle- and upper-income customers with a selection of name-brand merchandise that is frequently not otherwise available in that trade area. In larger metropolitan areas, SDSG maximizes its presence by operating several stores (sometimes with different formats) in prime locations. Each of the stores carry name-brand merchandise selected to appeal to the particular customer base of the store. For example, the Younkers, McRae's, Herberger's, Carson Pirie Scott and Proffitt's store formats carry name brands such as Estee Lauder, Ralph Lauren and Tommy Hilfiger. The Parisian format also carries these brands, and complements them with brand names such as Robert Talbott, Tahari, Bobbi Brown, Tommy Bahama and MAC.

 Saks Fifth Avenue Enterprises

   SFAE operates three business units, the Saks Fifth Avenue full-line business, the Off 5th business and the Saks Direct business. SFAE's strategy is to leverage these business units to provide exclusive access to luxury and designer merchandise through a multi-channel distribution strategy that leverages the highly recognizable Saks Fifth Avenue brand name. This strategy is augmented by an off-price business targeted toward the more value conscious customer that enables effective liquidation of markdown inventory, while maintaining pricing credibility within the full-line business. SFAE operates 112 locations in 23 states.

                                              Number of
                                             Stores as of
                                             May 31, 2001
                                             ------------
            Saks Fifth Avenue...............      62
            Off Fifth.......................      50
                                                 ---
              Total:........................     112
                                                 ===

  . The Saks Fifth Avenue full-line stores are free-standing and mall-based stores located in exclusive shopping destinations or anchor stores in upscale regional malls offering a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Management believes that because of the highly recognizable Saks Fifth Avenue brand and its premier real estate locations, its stores serve as destination points that draw customers from a wide geographic area surrounding each store, as well as from overseas. Saks Fifth Avenue's core customers are affluent women between the ages of 35 and 55. Saks Fifth Avenue carries luxury designer and fashion merchandise including designer brands such as Oscar de la Renta, Gucci, Chanel, Yves St. Laurent, J.P. Tod and Armani.

  . Off 5th is the leading retailer of off-price upscale merchandise in the U.S., targeting the more value-conscious customer. Off 5th stores are located in upscale mixed-use and off-price centers throughout 23 states and offer apparel, shoes, accessories, cosmetics, and decorative home furnishings at exceptional prices. The merchandise offering includes branded and private brand merchandise that is being liquidated from the full line stores, supplemented by direct purchases of brand name merchandise in order to provide a consistent well rounded assortment.

  . Saks Direct is comprised of Saks' direct-to-consumer catalog business and its e-commerce offering, Saks.com, which was launched in September 2000 (collectively, "Saks Direct"). Saks Direct's merchandise offering includes a broad selection of distinctive fashion apparel, accessories, home furnishings and gifts of the type carried in the Saks Fifth Avenue full-line stores. SFAE is presently pursuing an integration of the merchandising, marketing, inventory management and sales support functions of the direct business with that of the full line stores. Saks believes that this will leverage the Saks Fifth Avenue brand name and corporate infrastructure and provide consistent product offerings and brand image to its existing and targeted customers.

 Saks Support Group

   The Saks Support Group is comprised of certain support functions that are provided to both SDSG and SFAE on a cost-efficient basis. These functions, among others, include Distribution Logistics, Information Technology and Credit Administration.

Bank Regulation

   As a national bank, the Bank is regulated, supervised and examined by the Office of the Comptroller of the Currency ("OCC"). OCC examinations include, among other items, a detailed review of underwriting policies and procedures, operating system performance and security, compliance with the Truth-in-Lending Act and other consumer laws, credit reporting, community reinvestment, consumer information privacy, and legal requirements, and the adequacy of financial reporting, management, capital and earnings, and internal controls. Such examinations are not conducted for the benefit of the Certificateholders or other holders of securities. The Bank is a member of the FDIC and the Federal Reserve System.

Portfolio Information

   The Bank determined that some of the accounts and the related receivables (collectively, the "Excluded Accounts") that it acquired in Fall 1998 were originated or administered under guidelines less stringent than those applied to the Accounts designated to the Trust and the related Receivables in the Trust (collectively, the "Trust Portfolio"). The Excluded Accounts included approximately $117.0 million of receivables at June 28, 1999, which were not included in the Trust Portfolio, and some of which were sold to a separate receivables financing facility. On March 1, 2001, this facility was terminated and approximately $28.2 million of the Excluded Accounts were determined to be suitable for and were added to the Trust in accordance with the Pooling and Servicing Agreement.

   The following table shows Receivables outstanding in the Trust Portfolio for the periods presented. Amounts and percentages in the following tables may not add to the totals because of rounding. The Trust Portfolio's future composition may not be similar to this historical experience. See "The Accounts."

                            Receivables Outstanding
                                Trust Portfolio
                             (Dollars In Thousands)

                             As of May 31,            As of December 31,
                         --------------------- --------------------------------
                            2001       2000       2000       1999     1998(1)
                         ---------- ---------- ---------- ---------- ----------
Receivables Outstand-
 ing(2)................. $1,253,625 $1,200,073 $1,483,134 $1,388,391 $1,388,843
Number of Accounts(3)...  2,639,793  2,691,465  3,149,671  3,195,597  3,168,707

--------
(1)  Includes Excluded Accounts and related Receivables.
(2) Receivables outstanding typically decrease from December to May due to payments of holiday purchases and decreased sales volumes in the summer months.
(3)  Excludes Accounts with zero balances.

   Receivables in the Trust Portfolio are created by purchases of merchandise and services (including, without limitation, travel agency services, dining room charges and alterations) from the Retail Businesses. Accordingly, the Trust depends on the ability of the Retail Businesses to generate sales charged to the Bank's credit cards. In addition, since the Retail Businesses accept cash, checks and debit and other credit cards, including American Express, MasterCard, VISA and Discover cards, the Trust will also depend upon the decisions of customers to use the Bank's credit cards rather than other payment methods.

   Holders of the Bank's credit cards are offered a variety of incentives to use their credit cards. These incentives, which vary from time to time and may be changed at any time in the future, have included discounts on first day purchases under the Instant Credit program described below and discount coupons for new cardholders, for cardholders with no recent activity in their accounts, and for cardholders whose monthly purchases exceed specified levels. Such coupons are usable only in connection with new purchases using Bank credit cards.

   The Retail Businesses' future sales made using the Bank's credit cards may not be similar to the historical experience set forth below.

                  Retail Businesses' Sales by Form of Payment

                                 For the Five Months    For the 12 Months
                                    Ended May 31,       Ended December 31,
                                 --------------------  ----------------------
                                   2001       2000      2000    1999    1998
                                 ---------  ---------  ------  ------  ------
The Bank's credit cards.........     43.65%     43.34%  43.10%  42.71%  42.76%
Third party credit cards (VISA,
 MasterCard, etc.)..............     36.09      35.23   35.24   34.38   33.63
Cash, debit card, check or
 other..........................     20.27      21.43   21.66   22.91   23.61
                                 ---------  ---------  ------  ------  ------
  Total.........................    100.00%    100.00% 100.00% 100.00% 100.00%
                                 =========  =========  ======  ======  ======

Account Origination and Underwriting

   Each of the Bank's credit card accounts is governed by a written agreement containing the terms and conditions of the account. In these agreements, the Bank reserves the right to change or terminate any term, condition, service or feature of the account (including, among others, increasing or decreasing finance charges, other charges or minimum payments) and add new terms.

   New accounts are originated in three ways:

  .  In-store instant credit applications (95% of new accounts in 2000);

  .  Mail-in Applications (4% of new accounts in 2000); and

  .  Pre-screened Applications (1% of new accounts in 2000).

   All applicants are screened for creditworthiness through the use of both internal systems and external agencies. However, the initial evaluation varies depending on the type of application completed. For example, in order to address the greater risk inherent in pre-screened applications, the criteria used for decisions with respect to score cutoffs for a prescreened solicitation may be more stringent than the cutoffs used for instant credit applications and the assignment of initial credit limits may also be more stringent.

The New Account Programs

   In-Store "Instant Credit" Applications. The Bank offers instant credit to customers applying for a credit card at the time of a purchase in its stores. In 2000, approximately 95% of the Bank's new accounts were generated through in-store instant credit applications. Sales associates are encouraged through various incentives and promotional events to help customers establish instant credit accounts with the Bank, and approved customers may receive a discount on their first day purchases with the new card. The one-on-one nature of the solicitation has proven to be helpful in controlling origination risk and in the development of the relationship between the customer and the sales associate.

   The customer completes the instant credit application at the point of sale and must have a valid third party credit card in the customer's name and valid picture identification. Applicant information is input into the computer system by the sales associate at the time of application. This information is automatically transferred into a Credit Decision Management system. Once all the information is received, a full credit report is then obtained and a risk score is generated. All "accept" or "reject" decisions are made by the system. If all policy rules are passed and the credit bureau risk score is above the cutoff, the application is approved. An account number is then immediately assigned by the system and a credit limit is automatically set based on the risk score. During 2000, approximately 75% of instant credit applications were approved. Applications not automatically approved are referred to a representative at one of the Credit Service Centers for manual review. If an application is declined after manual review, an "adverse action" letter is automatically created by the Vision21 Application Processing System and sent to the applicant in accordance with federal law.

   Mail-in Applications. Mail-in credit applications are credit applications that are picked up by customers in a Saks store and mailed to a Credit Service Center. During 2000, approximately 4% of new accounts were generated through mail-in applications. When received, all applications are reviewed for completeness. Fully completed mail-in applications are keyed into the credit system for processing, and a full credit report is obtained and a risk score is generated. All "accept" or "reject" decisions regarding mail-in credit applications are made by the system. If all policy rules are passed and the risk score is above the cutoff, the application is approved. An account number is then immediately assigned by the system and a credit limit is set based upon the risk score.

   Pre-screened Applications. Pre-screened applications are used as a part of the credit solicitation effort for new stores, and for existing stores or markets on a selective basis. During 2000, approximately 1% of Saks' new accounts were generated through pre-approved applications.

   To obtain potential new accountholders, Saks provides the credit bureaus with minimum criteria for potential accountholders. The lists generated by the credit bureaus are run against the Bank's existing accountholders to eliminate any duplication. All qualifying names are sent a marketing package which includes information about Saks, the specific store to be opened, an overview of the Bank's credit program, and an abbreviated application that the customer must complete to open an account. If the application is returned complete, signed and unaltered, and if the application passes all post-screen tests, a credit limit is established based on the risk score. Should the application be returned with a change in name or address indicated, the application is reviewed in a similar manner to a mail-in application.

Account Monitoring and Control

   Ongoing portfolio monitoring and credit line adjustments are conducted through the use of the Probe adaptive control system (see further description of Probe below). Updated credit bureau data and credit bureau based risk scores, as well as custom behavioral risk scoring models, are used in these decision processes and to create portfolio management strategies. Account limits are generally reviewed every four months for adjustment, although limit decreases may be implemented anytime as needed.

   Currently, credit bureau risk scores are updated semiannually. Scores are appended to the customer's credit file and are used to make credit line management decisions. The decision to raise or lower a credit line is primarily based on the risk score and delinquency status of the account. Accounts are generally closed to additional purchases no later than two payments past due, and higher risk accounts (based on factors such as dollars at risk, length of time on the file, external credit score or behavioral score) can be closed from additional purchases as soon as one day past due.

 Adaptive Control System

   "Adaptive Control Testing" is the technique of identifying a test group of customers through random sampling and then assigning two different operating strategies to the test group and the balance of the portfolio. The two strategies are tracked side by side so that the best performing strategy may then be used as the primary or "Champion" strategy. The adaptive control system is a tool that significantly enhances Saks' ability to test, measure, administer and monitor changes in operational/risk strategies.

   "Probe" is an adaptive control system that was purchased from a third party credit software development and consulting firm, Experian. Probe enables Saks to develop and test multiple account management strategies simultaneously, allowing continual refinement of account management policies.

   Probe interfaces with Saks' Vision21 credit management system. It calculates various data elements and processes accounts through decision trees (terms of business or policies) and returns decisions and all necessary data to the credit system for final processing. This system significantly enhances Saks' ability to manage its credit card portfolio by serving as the facility that houses Saks' score cards and automates and tracks various operational strategies (including authorization, line management, and collection).

 Over-limit Authorization

   Generally, when a Saks customer attempts to charge over his or her credit limit, the Vision21 system automatically reviews the account during the authorization process and determines an acceptable amount of over-limit dollars for the customer. The acceptable amount of an over-limit charge is primarily determined by the number of times the account has been billed, the current delinquency status of the account and the account's credit bureau risk score. The system provides for automatic over-limit discretionary criteria, which allows a manager or supervisor to increase the acceptable amount of over-limit charges temporarily to improve customer service levels during high volume periods. Over-limit processing thresholds are voluntarily overridden due to high system volumes no more than 5% of the system operation time. No over-limit fees are charged.

   In the event of an over-limit condition not addressed by the system override, the credit authorizer at the credit center can take the following actions: increase the credit limit, approve the sale without increasing the credit limit (customer will be over the credit limit), or reject the sale. The credit authorizer utilizes the following criteria to assist in making decisions that maximize sales and limit default risk:

  .  External credit bureau or internal risk score;

  .  Length of the customer relationship;

  .  Payment history and current account standing; and

  .  New credit bureau report.

   In the unlikely event that Saks' store locations are unable to communicate with the credit system mainframe, it is Saks' policy to automatically approve transactions under $100 for SDSG and under $700 for SFAE. Any transaction over $100 or $700 for SDSG or SFAE, respectively, is referred to a Credit Service Center by telephone for manual authorization. These floor limits are seldom used because the Bank utilizes redundant communication technology that reduces communication breakdowns between the Credit Service Centers and the stores.

 Deactivation/Cancellation of Accounts

   Credit card accounts can be deactivated at the request of the accountholder. An account is generally deactivated automatically if it does not have a balance and remains unused for 48 consecutive months. A deactivated account is removed from the store mailing list and cannot be used by the accountholder. If an account is deactivated solely due to non-use, it can generally be reactivated if the accountholder presents his credit card along with evidence of identity and current address. If an accountholder cannot produce his or her credit card or if the deactivation occurred for a reason other than non-use, then the cardholder must reapply for credit through one of the normal credit origination programs described above.

Billing and Payments

   The Bank offers several types of credit plans:

  . A revolving plan or account (the "Regular Revolving Account"), representing approximately 97% of receivables;

  .  Deferred billing; and

  . Other credit plans are made available on a select basis such as: Major Purchase Credit Plan, zero interest plans, and China/Silver Credit Plans. Other Plans are negligible in amount or are not eligible for the Trust, and therefore are not further described herein.

   The following description is a summary only and is subject to, and qualified by the complete terms of, the various underlying credit agreements between the Bank and its customers.

   Under the Regular Revolving Account, the minimum monthly payment that account holders must make under the Bank's credit card programs generally is the greater of 5.0% of the account balance or $15. Payments by account holders are applied first to interest and other charges or fees, and then to purchases in the order made. Each such minimum payment specified in this paragraph is referred to herein as a "qualified minimum payment." Account holders are given an interest (or a "finance charge") grace period of approximately 25 to 30 days for SFAE and 30-45 days for SDSG after each billing cycle closes to make a payment. Generally, the Bank assesses finance charges on an account based upon the average daily balance outstanding on the account during a monthly billing cycle. However, no finance charge is imposed if there is no balance at the beginning of the billing cycle or if the entire balance of the account is paid during the grace period. If the entire balance is not paid during the grace period, a finance charge is imposed on the unpaid balance to the date of repayment. Generally, the Regular Revolving Accounts are subject to a 21.6% per annum fixed finance charge. Finance charges are calculated by applying the periodic rate to the average daily balance of the account, including current transactions. Generally, the average daily balance is determined by taking the beginning balance of the account each day, adding any purchases and miscellaneous debits, and subtracting any payments, miscellaneous credits and billed and unpaid finance charges, late fees and other miscellaneous fees. The daily balances for each day of the billing cycle are added together and divided by the total number of days in the billing cycle to arrive at the average daily balance.

   From time to time, the Bank offers deferred billing promotions to accountholders. These promotions typically allow the accountholder to delay payment on the account for up to 90 days for specific purchases. During the deferred billing periods, purchases are not included for the purpose of calculating finance charges and minimum payments. No finance charges accrue on such purchases until they have been billed, at which point they are treated like ordinary purchases (that is, a grace period is available until the payment due date, unless the cardholder has a balance when the deferred purchase is billed, in which case finance charges accrue from the date the purchase is billed). All purchases are, however, immediately recorded on the credit authorization system, which reduces the customer's available credit capacity accordingly.

   Credit card holders are generally charged $25 if a check used to pay on a credit card account is dishonored after the second presentment. A late charge is assessed for each minimum payment that is not made timely. No annual fees, transaction-related or over limit service fees are imposed currently. If a payment is not received by the payment due date, the following tiered late fees apply:

                New Balance                                           Late Fee
                -----------                                           --------
              $20.00 - $49.99                                            $5
             $50.00 - $149.99                                           $15
             $150.00 - $299.99                                          $20
                   $300+                                                $25

   The Bank periodically evaluates the terms of its agreements with cardholders in light of competition and possible effects on credit quality. On June 15, 2001, the Bank began notifying its customers that, effective August 24, 2001,
(1) the $15, $20, and $25 tiered late fees for all Accounts will increase to $19, $24, and $29, respectively, and (2) the minimum monthly payment for all Revolving Credit Accounts with a new balance of more than $10,000 will increase to a range of 6% to 9% of the new balance, depending on the amount of the new balance.

Collections, Delinquency And Losses

   Saks utilizes various collection (or contact) strategies to effectively target its collection efforts. Collection segmentation and prioritization strategies are conducted through the use of Probe, which is interfaced with the Vision21 system. Saks utilizes a Melita predictive dialing system, which assigns collection tasks to collectors randomly based on the strategy being employed. Collection strategies are based on a number of criteria including delinquency status, behavioral risk score, the date the account was opened and outstanding balance. Collection strategies generally vary by segment; however, collection strategies generally involve making an attempt to contact all delinquent accounts starting with the second missed payment. Highly specialized contact strategies exist at the one payment missed delinquency level on high risk and/or high balance accounts.

   Charging privileges are suspended on all accounts that have a contractual delinquency status of "three" or are 30 days past due. An account has a contractual delinquency status of three on the billing day on which the account is two payments in arrears (i.e., on the day a third bill is sent while the account has two prior unpaid minimum payment bills outstanding). In certain instances, the suspension of charge privileges may be accelerated based on certain "high risk" factors.

   Accounts are aged based on the number of days contractually delinquent. Payments and credits are applied to the account, and the new age of delinquency and past due amount is calculated. Accounts aged 1 to 29 days past due are considered delinquent and may have a reminder printed on the statement when the account becomes one payment past due. The account also receives a dunning notice mid-month if it is still delinquent at that time.

   Accounts between 30 and 119 days past due are randomly assigned to early stage collectors, and are prioritized based on behavioral risk score, delinquency and balance by the predictive dialer.

   Once an account reaches a delinquency status of 120 days past due, it is assigned to a Late Stage Collection Team for more specialized attention.

   Prior to the eighth billing date, if a qualifying minimum payment has not been received and the account is at least six months past due, the account is written off. See "--Charge offs."

   Following write-off, accounts are assigned to collection agencies or attorneys. Accounts are assigned by geographic location. Collection agencies are paid on a contingency basis and are awarded business based on past collection performance.

   Collectors have the authority to make payment arrangements (promises to pay) with customers. If an arrangement is broken, the account goes into the collector queue the day after the promise to pay was to be fulfilled. During all stages of delinquency, computer logs of collectors' efforts to contact account holders are maintained with the Servicer, thereby allowing management to monitor the collection efforts and status of delinquent accounts.

Reaging of Accounts

   Manual reaging is generally used only in cases where billing errors, customer disputes, incorrect addresses, or other account problems warrant such action. A manager must approve any reaging of accounts. The Vision21 system produces a reage report that allows management to review manual reage volume and performance at any time.

   A delinquent account generally will be cured automatically (i.e., made current) if the accountholder makes at least three minimum monthly payments in a three-month period in any combination of amounts. An account is not permitted to be reaged more than once every six months.

Charge Offs

   All accounts issued by the Bank are charged off if a minimum qualified payment has not been received prior to the eighth billing date and the account is 180 days or more past due. In addition, receivables are charged off upon notice of bankruptcy, in the event of an accountholder's death absent a surviving joint accountholder, or upon the account becoming otherwise uncollectible.

   For deceased accountholders, the Collections Department is responsible for determining if an estate exists and, if so, making arrangements to make a claim on the executor or administrator in order to recover the debt. If the deceased has a joint holder and the joint holder is living and able to make payments, the account debt will be asserted as a claim against the estate of the deceased, but the responsibility of payment rests with the surviving joint accountholder.

   The credit evaluation, servicing and charge off policies and collections practices may be changed at any time in the Bank's and the Servicer's business judgment to reflect, among other things, changing economic conditions and risks, changing competition in the Retail Businesses' markets, changes suggested by the behavioral models and adaptive control systems and changes in applicable law.

   The following tables set forth the loss and delinquency experience with respect to the credit card accounts in the Trust Portfolio for each of the periods shown. Saks believes that, similar to other credit card portfolios, its recent loss and delinquency experience may have been affected by, among other factors, the slowing economy and increased bankruptcy filings, some of which may be due to potential changes in the bankruptcy laws.

   Future loss experience for the Receivables may not be similar to the historical experience set forth below. See "Risk Factors" herein and in the accompanying Prospectus, and "Recent Legislative and Regulatory Developments-- Bankruptcy Reform" herein.

                                Loss Experience
                                Trust Portfolio
                             (Dollars In Thousands)

                          For the Five Months           For the 12 Months
                             Ended May 31,              Ended December 31,
                         ----------------------  ----------------------------------
                            2001        2000        2000      1999(1)     1998(1)
                         ----------  ----------  ----------  ----------  ----------
Average Principal
 Receivables(2)......... $1,249,562  $1,196,789  $1,193,842  $1,173,142  $1,181,874
Total Principal Charge
 Offs(3)................     28,588      21,833      56,808      50,277      61,938
Recoveries..............     (5,329)     (3,794)    (10,048)     (9,132)    (11,021)
                         ----------  ----------  ----------  ----------  ----------
Net Principal Charge
 Offs...................     23,259      18,039      46,760      41,144      50,917
Net Principal Charge
 Offs Percentage(4).....       4.47%       3.62%       3.92%       3.51%       4.31%

--------
(1) Includes activity and Receivables related to Excluded Accounts for all months prior to July 1999.
(2) Average Principal Receivables for a particular period is the average of the principal balances outstanding at the beginning and the end of each month during such period.
(3) Total Principal Charge Offs are charge offs before Recoveries and do not include fraud losses.
(4) The percentages for the five months ended May 31, 2001 and 2000 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.

   The following table sets forth the delinquency experience with respect to payments by cardholders that were 31 days or more past due for each of the periods shown for the Trust Portfolio. Because delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels, the delinquency experience for the Receivables in the future may not be similar to the historical experience set forth below.

                            Historical Delinquencies
                                Trust Portfolio
                             (Dollars In Thousands)

                                    As of May 31,
                   -----------------------------------------------
                            2001                    2000
                   ----------------------- -----------------------
                               Percentage              Percentage
                                of Total                of Total
                   Receivables Receivables Receivables Receivables
                   ----------- ----------- ----------- -----------
 Current(2)......  $1,190,490     94.96%   $1,140,024     95.00%
 31 to 60 days
  delinquent.....      22,436      1.79        22,455      1.87
 61 to 90 days
  delinquent.....      10,924      0.87        10,306      0.86
 Over 91 days
  delinquent.....      29,775      2.38        27,287      2.27
                   ----------    ------    ----------    ------
 Total
  Delinquent.....      63,135      5.04        60,048      5.00
                   ----------    ------    ----------    ------
 Total
  Receivables....  $1,253,625    100.00%   $1,200,073    100.00%
                   ==========    ======    ==========    ======
                                             As of December 31,
                   -----------------------------------------------------------------------
                            2000                    1999                   1998(1)
                   ----------------------- ----------------------- -----------------------
                               Percentage              Percentage              Percentage
                                of Total                of Total                of Total
                   Receivables Receivables Receivables Receivables Receivables Receivables
                   ----------- ----------- ----------- ----------- ----------- -----------
 Current(2)......  $1,413,103     95.28%   $1,331,346     95.89%   $1,322,969     95.26%
 31 to 60 days
  delinquent.....      25,162      1.70        20,642      1.49        26,226      1.89
 61 to 90 days
  delinquent.....      11,615      0.78         9,886      0.71        11,187      0.81
 Over 91 days
  delinquent.....      33,254      2.24        26,518      1.91        28,461      2.05
                   ----------- ----------- ----------- ----------- ----------- -----------
 Total
  Delinquent.....      70,031      4.72        57,045      4.11        65,875      4.74
                   ----------- ----------- ----------- ----------- ----------- -----------
 Total
  Receivables....  $1,483,134    100.00%   $1,388,391    100.00%   $1,388,843    100.00%
                   =========== =========== =========== =========== =========== ===========

--------
(1)  Includes Receivables related to Excluded Accounts.
(2) Includes both current Accounts and Accounts that are less than 31 days past due, as well as Accounts with credit balances.

   The Trust Portfolio's net principal charge offs and delinquencies at any time reflect, among other factors, the overall credit quality of the cardholders, the seasoning of the accounts, the success of collection efforts and general economic conditions. New accounts generally exhibit higher delinquencies and losses than seasoned accounts, beginning approximately six months from issuance, and stabilize within approximately two to three years. The Bank believes that this tendency has not had a material effect on the Trust Portfolio given the moderate growth historically exhibited by the Trust Portfolio. The Bank utilizes its underwriting procedures and risk management policies to establish and maintain its Accounts while promoting the sale of its Retail Businesses' merchandise within the context of acceptable risk characteristics (including delinquencies and losses) and the Bank's safety and soundness. See "--Account Origination and Underwriting" herein and "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts" in the accompanying Prospectus.

                       COMPOSITION OF THE TRUST PORTFOLIO

General

   The following information describing the Trust Portfolio is as of the dates shown. The composition of the Trust Portfolio in the future may not be similar to the historical information reflected below. Amounts and percentages in the following tables may not add to the totals because of rounding. Active accounts for the purpose of the following tables are defined as those accounts with any purchase activity in the last 12 months, or with a balance that currently is not equal to zero ("Active Accounts"). This definition of "Active Accounts" is not necessarily used by the Bank or its affiliates for other purposes, such as determining those customers who are entitled to receive the Bank's initial and annual privacy opt-out notices under the federal Gramm-Leach-Bliley Act and related OCC regulations.

                       Composition of the Trust Portfolio
                                by Credit Limit
                               as of May 31, 2001
                             (Dollars In Thousands)

                                                                   Percentage of
                               Number of Percentage of  Aggregate      Total
                                Active   Total Number    Credit      Aggregate
Credit Limit                   Accounts   of Accounts     Limit    Credit Limit
------------                   --------- ------------- ----------- -------------
Zero..........................   196,383      3.95%    $       --       0.00%
$0.01 - $600.00...............   448,401      9.01         185,951      1.55
$600.01 - $1,000.00...........   492,928      9.90         435,840      3.63
$1,000.01 - 2,000.00.......... 1,740,902     34.98       2,736,831     22.79
$2,000.01 - 3,000.00..........   950,520     19.10       2,542,799     21.18
$3,000.01 - 4,000.00..........   267,332      5.37       1,005,047      8.37
$4,000.01 - 5,000.00..........   726,953     14.61       3,586,012     29.86
$5,000.01 or more.............   153,443      3.08       1,515,502     12.62
                               ---------    ------     -----------    ------
  Total....................... 4,976,862    100.00%    $12,007,983    100.00%
                               =========    ======     ===========    ======

                       Composition of the Trust Portfolio
                               by Payment Status
                               as of May 31, 2001
                             (Dollars In Thousands)

                                                                    Percentage
                                          Percentage of              of Total
                               Number of  Total Number  Receivables Receivables
Payment Status                Accounts(1)  of Accounts  Outstanding Outstanding
--------------                ----------- ------------- ----------- -----------
Current(2)...................  2,544,496      96.39%    $1,190,490     94.96%
31 to 60 days delinquent.....     40,389       1.53         22,436      1.79
61 to 90 days delinquent.....     16,103       0.61         10,924      0.87
Over 91 days delinquent......     38,805       1.47         29,775      2.38
                               ---------     ------     ----------    ------
  Total Delinquent...........     95,297       3.61         63,135      5.04
                               ---------     ------     ----------    ------
  Total......................  2,639,793     100.00%    $1,253,625    100.00%
                               =========     ======     ==========    ======

--------
(1) For purposes of this table only, "Accounts" are defined as accounts with a balance that currently is not equal to zero.
(2) Includes both current Accounts and Accounts less than 31 days past due, as well as Accounts with credit balances.

                       Composition of the Trust Portfolio
                                     by Age
                               as of May 31, 2001
                             (Dollars In Thousands)

                                                                     Percentage
                              Number of Percentage of                  of Total
                               Active   Total Number   Receivables   Receivables
                              Accounts   of Accounts  Outstanding(1) Outstanding
                              --------- ------------- -------------- -----------
Under 6 months...............   491,373      9.87%      $   68,177       5.46%
6 months to 1 year...........   599,391     12.04           60,898       4.87
1-2 years....................   540,522     10.86           98,466       7.88
2-3 years....................   489,613      9.84           91,009       7.28
3 years and older............ 2,855,963     57.38          930,755      74.50
                              ---------    ------       ----------     ------
  Total...................... 4,976,862    100.00%      $1,249,304     100.00%
                              =========    ======       ==========     ======

--------
(1)  Does not include deferred Receivables of $4,321.

                       Composition of the Trust Portfolio
                               by Account Balance
                               as of May 31, 2001
                             (Dollars In Thousands)

                                                                   Percentage of
                            Number of Percentage of                    Total
                             Active   Total Number   Receivables    Receivables
                            Accounts   of Accounts  Outstanding(1)  Outstanding
                            --------- ------------- -------------- -------------
No Balance................. 2,337,069     46.96%      $      --         0.00%
$0.01 to $500.00........... 1,781,446     35.79          303,254       24.27
$500.01 to $1,000.00.......   392,075      7.88          276,553       22.14
$1,000.01 to $2,000.00.....   196,522      3.95          269,405       21.56
$2,000.01 to $3,000.00.....    49,347      0.99          118,888        9.52
$3,000.01 to $4,000.00.....    19,006      0.38           65,343        5.23
$4,000.01 to 5,000.00......     9,929      0.20           44,117        3.53
$5,000.00+.................    17,851      0.36          184,728       14.79
Credit balance(2)..........   173,617      3.49          (12,984)      (1.04)
                            ---------    ------       ----------      ------
  Total.................... 4,976,862    100.00%      $1,249,304      100.00%
                            =========    ======       ==========      ======

--------
(1)  Does not include deferred Receivables of $4,321.
(2) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently having an outstanding credit balance are included, as Receivables may be generated in such Accounts in the future.

                       Composition of the Trust Portfolio
                         by Geographic Distribution(1)
                               as of May 31, 2001
                             (Dollars In Thousands)

                                                                   Percentage of
                            Number of Percentage of                    Total
                             Active   Total Number   Receivables    Receivables
State                       Accounts   of Accounts  Outstanding(2)  Outstanding
-----                       --------- ------------- -------------- -------------
Illinois...................   919,992     18.49%      $  208,080       16.66%
Alabama....................   476,229      9.57          141,409       11.32
Wisconsin..................   456,715      9.18           72,378        5.79
Tennessee..................   331,317      6.66           57,930        4.64
Iowa.......................   284,129      5.71           49,478        3.96
Minnesota..................   251,604      5.06           28,981        2.32
Mississippi................   244,036      4.90           75,781        6.07
Florida....................   211,370      4.25           72,198        5.78
California.................   135,164      2.72           64,633        5.17
New York...................   125,720      2.53           68,798        5.51
Other...................... 1,540,586     30.95          409,639       32.79
                            ---------    ------       ----------      ------
  Total.................... 4,976,862    100.00%      $1,249,304      100.00%
                            =========    ======       ==========      ======

--------
(1) Except for the states listed above, no state accounted for more than 5.0% of the number of active credit card accounts in the Trust Portfolio or 5.0% of the Receivables outstanding in the Trust Portfolio as of May 31, 2001.
(2)  Does not include deferred Receivables of $4,321.

                                  THE ACCOUNTS

   The Receivables in the Accounts designated to the Trust Portfolio as of May 31, 2001 included approximately $47.7 million of Finance Charge Receivables and approximately $1,205.9 million of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables, respectively). As of May 31, 2001, there were approximately five million Active Accounts which had an average credit limit of approximately $2,400. Excluding zero balance accounts, the average principal balance was $463. As of May 31, 2001, the average principal receivables balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was approximately 10.18%. The Accounts were selected from the Trust Portfolio in the manner described in the accompanying Prospectus under "The Accounts."

                                USE OF PROCEEDS

   SCC will receive net proceeds from the sale of the Class A Certificates and
the Class B Certificates of approximately $    after the payment of $    of
estimated offering expenses. Of these net proceeds, SCC will use:

  . approximately $245.5 million to repay outstanding Series 2001-1 Variable Funding Certificates, which is a paired series that funded the accumulation of the Trust's Series 1998-2 Certificates; and

  . the balance to partially repay amounts outstanding under the Trust's Series 1997-1 Variable Funding Certificates.

   A multi-seller, asset backed commercial paper conduit, for which affiliates of Banc of America Securities LLC, an underwriter of the Class A and Class B Certificates, serve as agents and investors, holds all of the Trust's Series 2001-1 Variable Funding Certificates and 25% of the Trust's Series 1997-1 Variable Funding Certificates. In addition, two multi-seller, asset backed commercial paper conduits, for which affiliates of J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc., underwriters of the Class A Certificates, serve as agents and investors, each hold 25% of the Trust's Series 1997-1 Variable Funding Certificates.

                              MATURITY ASSUMPTIONS

   The Series 2001-2 Supplement provides that the Class A Certificateholders and the Class B Certificateholders will not receive payments of principal until approximately July 17, 2006 (the "Expected Payment Date"), except in the event of a Pay Out Event that results in the commencement of the Rapid Amortization Period; provided that in no event will the Class B Certificateholders receive payments of principal until the Class A Certificates have been paid in full. See "Description of the Certificates and the Pooling and Servicing Agreement-- Pay Out Events" and "Risk Factors--Principal Could Be Paid Earlier or Later Than Expected" in the accompanying Prospectus.

   Assuming that the Rapid Amortization Period has not commenced, during the Accumulation Period, a portion of the Collections in respect of the Receivables equal to the product of:

  (a) the Investor Percentage with respect to Collections of Principal Receivables; and

  (b) Collections in respect of Principal Receivables received during such Monthly Period will be deposited in the Principal Account. Such amount to be deposited is limited to the Controlled Accumulation Amount (which is expected to be equal to approximately $36,187,500), subject to:

  . suspension of the Accumulation Period upon obtaining a Qualified Maturity Agreement; or

  . adjustment based on modifications to the Accumulation Period Length, beginning with the first Distribution Date of the Accumulation Period and ending when the amount held in the Principal Account is sufficient to pay the Class A Investor Amount, the Class B Investor Amount and the Class C Investor Amount in full.

No Collections in respect of Principal Receivables during the Accumulation Period will be deposited in the Principal Account for the benefit of the Class D Certificates. In addition, any existing Deficit Controlled Accumulation Amount will be deposited into the Principal Account. Amounts held in the Principal Account will be paid first to the Class A Certificateholders, until the Class A Investor Amount is reduced to zero, and then to the Class B Certificateholders, until the Class B Investor Amount is reduced to zero, on the Expected Payment Date, or in each case, the first Distribution Date during the Rapid Amortization Period, if earlier. A decline in the rate of cardholder reborrowing together with a decline in the rate of establishing new Accounts during the Accumulation Period could extend the time of repayment of principal to the Certificateholders, resulting in a longer term exposure to loss and liquidity concerns by holders of the Offered Certificates. See "Series Provisions--Suspension of Accumulation Period" herein and "Risk Factors" herein and in the accompanying Prospectus.

   "Monthly Period" means the monthly period preceding a given Distribution
Date.

   "Principal Account" means the trust account established for the benefit of Series 2001-2 into which Principal Collections of Principal Receivables allocable to Series 2001-2 will be deposited during the Accumulation Period. Amounts in the Principal Account will be used to make principal distributions to Series 2001-2.

   Should a Pay Out Event occur and the Rapid Amortization Period begin, Available Principal Collections distributable or to be deposited with respect to the Class A Investor Amount or the Class B Investor Amount will no longer be limited to the Controlled Accumulation Amount. Instead, Available Principal Collections will be distributed monthly in their entirety on each Distribution Date to the Certificateholders, beginning with the Distribution Date following the commencement of the Rapid Amortization Period. The Class B Investor Amount will generally begin amortizing only after the Class A Investor Amount is paid in full, and, similarly, the Collateral Interest Amount will generally begin amortizing only after the Class B Investor Amount is paid in full. Allocations based upon an Investor Percentage with a fixed numerator during the Rapid Amortization Period may result in greater distributions of principal to Certificateholders than would be the case if an Investor Percentage with a floating numerator were used to determine the percentage of Collections distributed in respect of the Investor Amount. The Offered Certificates are also subject to an optional repurchase by the Transferor on any Distribution Date on or after the Distribution Date on which the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount, and the portion of the Collateral Interest Adjustment Amount held by third party investors is less than or equal to 10% of the sum of the Class A Investor Amount on the Closing Date, the Class B Investor Amount on the Closing Date, and the portion of the maximum amount of the Collateral Interest Amount held by parties other than the Transferor and any of its affiliates since the Closing Date. See "Description of the Certificates and the Pooling and Servicing Agreement--Optional Repurchase; Final Payment of Principal; Termination" in the accompanying Prospectus.

   The Transferor may, at or after the time the Accumulation Period commences for Series 2001-2, cause the Trust to issue another Series as a Paired Series with respect to Series 2001-2 to be used to finance the increase in the Transferor Interest caused by the accumulation of principal in the Principal Account with respect to Series 2001-2. No assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, since the terms of the Certificates may vary from the terms of such other series, the pay out events with respect to such other series may vary from the Pay Out Events with respect to Series 2001-2 and may include pay out events which are unrelated to the status of the Transferor or the Receivables, such as pay out events related to the continued availability and rating of certain providers of credit enhancement with respect to such series. If a pay out event does occur with respect to any such Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed. If a pay out event occurs with respect to the Paired Series when Series 2001-2 is in the Accumulation Period, the percentage used for allocating Collections of Principal Receivables for Series 2001-2 and for the Paired Series may be reset as specified herein. See "Series Provisions--Investor Percentages and Transferor Percentage" herein and "Description of the Certificates and the Pooling and Servicing Agreement--Paired Series" in the accompanying Prospectus.

   Principal payments on the Offered Certificates will begin prior to the Expected Payment Date in the event of a Pay Out Event. Pay Out Events may be caused, by among other things, a decrease in Portfolio Yield or an inability to generate sufficient new Receivables. A reduction in Portfolio Yield may result from reductions in Collections of Finance Charge Receivables or an increase in charge offs, especially during the summer months due to seasonal sales and Account charge off patterns. A reduction in Collections of Finance Charge Receivables may occur as a result of increased delinquencies, or as a result of increased payments of principal being made by cardholders on a monthly basis. Such increased payments would result in lower Finance Charges being assessed. A decline in the rate of reborrowing or a decline in the rate of establishing new

Accounts would also contribute to a reduction in the creation and collection of Finance Charge Receivables. The Offered Certificates will be paid after the Expected Payment Date, if sufficient Principal Receivables are not collected during the Accumulation Period. A reduction in Collections of Principal Receivables may occur due to a reduction in payment rates. See "Risk Factors" herein and in the accompanying Prospectus.

   Although it is anticipated that principal payments will be made to Class A Certificateholders and to the Class B Certificateholders on the Expected Payment Date, no assurance can be given in that regard. The ability of the Trust to make such payments depends on the payment rates on the Receivables, the amount of outstanding Receivables from time to time, delinquencies, the rate of charge offs on the Receivables, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The Transferor cannot predict, and no assurance can be given as to, any of the foregoing. Thus no assurance can be given as to the actual rate of payment of principal of the Offered Certificates. See "Credit Card Program" and "Composition of the Trust Portfolio" herein and "Risk Factors" in the accompanying Prospectus.

   The following table sets forth the highest and lowest credit card account holder monthly payment rates for the Trust Portfolio during any month in the periods shown and the average account holder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total opening monthly credit card account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. Monthly payment rates in the future may be different from historical payment rates. See "Risk Factors" herein and "Risk Factors" in the accompanying Prospectus.

                    Account Holder Monthly Payment Rates(1)
                                Trust Portfolio

                                      For the Five Months   For the 12 Months
                                         Ended May 31,      Ended December 31,
                                      ------------------- ----------------------
                                        2001      2000     2000  1999(2) 1998(2)
                                      --------- --------- ------ ------- -------
Lowest Month.........................    19.35%    21.33% 19.95% 19.13%  18.64%
Highest Month........................    23.03%    22.51% 22.51% 24.82%  22.46%
Monthly Average......................    20.73%    21.96% 21.43% 21.68%  20.37%

--------
(1) The monthly payment rates are calculated as the amount of total payments received during the month, divided by total Receivables outstanding at the beginning of each month.
(2) Includes activity related to Excluded Accounts for all months prior to July 1999.

   The amount of Collections on Receivables may vary from month to month due to seasonal variations, general economic and social conditions and the payment habits of individual account holders. There can be no assurance that Collections of Principal Receivables with respect to the Accounts, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.

   During the Accumulation Period, a slow down in the payment rate below the assumed payment rate used to determine the Accumulation Period Length or a Pay Out Event may occur, either of which would initiate the Rapid Amortization Period. Accordingly, the actual number of months elapsed from the beginning of the Accumulation Period to the final Distribution Date with respect to the Offered Certificates may not equal the expected number of months. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, the availability of other sources of credit, general economic conditions and consumer spending and borrowing patterns. Future account holder monthly payment rate experience may not be similar to historical experience. See "Risk Factors" herein and in the accompanying Prospectus.

                        RECEIVABLES YIELD CONSIDERATIONS

   The yield for active credit card accounts in the Trust Portfolio for each of the periods shown is set forth in the following table. The historical yield figures in the table are calculated on an as-billed basis. Collections on Receivables included in the Trust will be on a cash collection basis and may not reflect the historical yield experience in the table. Revenues from Finance Charges and fees will be affected by numerous factors, including the rates of the Finance Charges on Principal Receivables, the amount of other fees paid by account holders, the percentage of account holders who pay off their balances in full each month or who have the benefit of a deferred billing or interest free option and thus do not incur monthly periodic charges on purchases, and changes in delinquency rates. The yield in the future may be different from historical yield experience. See "Risk Factors" herein and in the accompanying Prospectus.

                                Portfolio Yield
                                Trust Portfolio
                             (Dollars In Thousands)

                           For the Five Months           For the 12 Months
                              Ended May 31,              Ended December 31,
                          ----------------------  ----------------------------------
                             2001        2000        2000      1999(1)     1998(1)
                          ----------  ----------  ----------  ----------  ----------
Average Receivables(2)..  $1,281,846  $1,225,309  $1,223,179  $1,195,045  $1,200,767
Billed Finance Charges
 and Fees, Unadjusted...  $  106,316  $  101,410  $  242,569  $  219,980  $  213,091
Portfolio Yield,
 Unadjusted(3)(4).......       19.91%      19.86%      19.83%      18.41%      17.75%
Discount Option
 Receivable
 Collections(5).........  $   16,378  $   17,479  $   39,066  $   56,120  $   58,322
Portfolio Yield,
 Discount
 Adjusted(3)(5).........       22.97%      23.29%      23.02%      23.10%      22.60%

--------
(1) Includes activity and Receivables related to Excluded Accounts for all months prior to July 1999.
(2) Average Receivables for a particular period is the average of the total balances outstanding at the beginning and the end of each month during such period.
(3) The percentages for the five months ended May 31, 2001 and 2000 are annualized figures, which are not necessarily indicative of results that may be realized for the entire year.
(4) The term "unadjusted" represents the Portfolio Yield without the inclusion of Discount Option Receivable Collections.
(5) Represents the historical Portfolio Yield adjusted to reflect the inclusion of Discount Option Receivable Collections and a Discount Percentage of 2% from January 1998 through July 1999 and 1% from August 1999 through May 2001. See "Risk Factors--Effect of Discount Option" in the accompanying Prospectus for a description of the risk factors associated with the Discount Option.

                                  POOL FACTORS

   The "Class A Pool Factor", the "Class B Pool Factor" and the "Collateral Interest Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date, the Class A Investor Amount as a proportion of the Class A Investor Amount as of the Closing Date, the Class B Investor Amount as a proportion of the Class B Investor Amount as of the Closing Date, and the Collateral Interest Amount as a proportion of the Collateral Interest Amount as of the Closing Date, respectively. On the Closing Date, the Class A Pool Factor, the Class B Pool Factor and the Collateral Interest Pool Factor (collectively, the "Pool Factors") will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the beginning of the Rapid Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A Investor Amount, and after the Class A Investor Amount has been reduced to zero, the Class B Pool Factor will decline to reflect reductions in the Class B Investor Amount. The Collateral Interest Pool Factor will decline to reflect reductions in the Collateral Interest Amount. The "Record Date" is the close of business on the last business day preceding any Distribution Date. See "Series Provisions--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Investor Amount, the Adjusted Investor Amount, the Pool Factors and various other items of information will be made available to the Certificateholders. See "Description of the Certificates and the Pooling and Servicing Agreement-- Book-Entry Registration" and "--Reports to Certificateholders" in the accompanying Prospectus.

                               SERIES PROVISIONS

General

   The Offered Certificates and the Collateral Interest will be issued pursuant to the Pooling and Servicing Agreement and a Supplement thereto related to Series 2001-2 (the "Series 2001-2 Supplement"). The Class A Certificates and the Class B Certificates are collectively referred to as the "Offered Certificates". Reference should be made to the accompanying Prospectus for additional information concerning the Pooling and Servicing Agreement.

   The Offered Certificates will represent undivided interests in the Trust, including an interest in all payments on the Receivables in the Trust based upon the applicable Investor Percentage. Each Class A Certificate represents the right to receive monthly payments of interest at the applicable Class A Certificate Rate for the related Interest Period and each Class B Certificate represents the right to receive monthly payments of interest at the applicable Class B Certificate Rate for the related Interest Period. Each Offered Certificate represents the right to receive payments of principal on the Expected Payment Date or during the Rapid Amortization Period funded from Collections of Finance Charge Receivables, Recoveries and Collections of Principal Receivables, respectively, allocated to the Investor Amount. See "-- Investor Percentages and Transferor Percentage" "--Applications of Collections" and "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   The Collateral Interest is comprised of:

  .  the Class C Securities; and

  .  the Class D Certificates, which the Transferor initially will retain.

   The Collateral Interest will represent an undivided interest in the Trust, including the right to a floating percentage (the "Collateral Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Class D Certificates to Saks or any of its affiliates. The ability of the Transferor to sell some or all of the Class D Certificates is subject to certain additional conditions, including delivery to the Trustee of an opinion of counsel that the transfer or sale of such interests in the Class D Certificates will not have an adverse effect on the Federal income tax characterization of the Trust or investor certificates of any outstanding Trust series or class. See "--Investor Percentages and Transferor Percentage."

   The Transferor initially will own the interest not represented by the Offered Certificates, the Collateral Interest, or other series of certificates (the "Transferor Interest"). The Transferor Interest will be evidenced by the Exchangeable Transferor Certificate, which will represent an undivided interest in the Trust, including the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust. The Transferor will be permitted to assign any or all of its interests in the Exchangeable Transferor Certificate to Saks or any of its affiliates. The Exchangeable Transferor Certificate may be subdivided and a portion thereof may be sold to third parties in the form of a separate Series. The ability of the Transferor to issue other Series and to subdivide the Exchangeable Transferor Certificate is subject to certain additional conditions, including delivery to the Trustee of:

  . an opinion of counsel that the issuance of such new series will not have a material adverse effect on the Federal income tax characterization of any outstanding series;

  . written confirmation from each Rating Agency rating each of the outstanding series that the issuance of such new series will not result in such Rating Agency reducing or withdrawing its rating on any certificates then outstanding (the "Rating Agency Condition"); and

  . the approval of certain holders of Certificates of unrated Series or Classes of Certificates.

See "--Investor Percentages and Transferor Percentage."

   During the Revolving Period, the Investor Amount will remain constant, except in certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid or removed. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, all or a portion of the Collections of Principal Receivables allocable to the entire Investor Amount, other than the Class D Certificates, will be deposited in the Principal Account until the Expected Payment Date or the commencement of the Rapid Amortization Period. During the Rapid Amortization Period, the Investor Amount will decline as payments of Principal Receivables allocated to the Investor Amount are collected and distributed monthly to the Certificateholders on the applicable payment dates. As a result, the Transferor Amount during the Accumulation Period or a Rapid Amortization Period may generally increase relative to the Investor Amount to reflect the reductions in the Investor Amount and will also change to reflect the variations in the amount of Principal Receivables in the Trust or the amount held in the Excess Funding Account. See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   The Offered Certificates initially will be represented by two or more global certificates, each registered in the name of Cede, as nominee of DTC. The Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest in the Offered Certificates, except in certain circumstances as described under "Description of the Certificates and the Pooling and Servicing Agreement--Definitive Certificates" in the accompanying Prospectus. Unless and until definitive Certificates are issued under the limited circumstances described therein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Offered Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC's procedures. See "Listing and Clearing of Certificates" herein, and "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and "--Definitive Certificates" and Annex I in the accompanying Prospectus.

Interest Payments

   Interest will accrue on the Class A Certificates at the Class A Certificate Rate and on the Class B Certificates at the Class B Certificate Rate from July
 , 2001 (the "Closing Date"). Each "Interest Period" begins on and includes a Distribution Date and ends on but excludes the next Distribution Date. However, the first Interest Period will begin on and include the Closing Date and end on and include August 14, 2001, the day preceding the first Distribution Date. Interest will be distributed on August 15, 2001 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). For purposes of this Prospectus Supplement and the accompanying Prospectus, a "business day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in Atlanta, Georgia or New York, New York are authorized or obligated by law or executive order to be closed.

   Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, respectively, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date.

   Interest due on the Offered Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest" and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). To the extent permitted by applicable law, such Additional Interest shall accrue on the same basis as interest on the Offered Certificates, and shall accrue from the Distribution Date such overdue interest became due, to but excluding the Distribution Date on which such Additional Interest is paid.

   Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period and, to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly Period and, to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) remaining after payments have been made with respect to the Class A Certificates.

   The Class A Certificates will accrue interest from and including the Closing Date through but excluding August 15, 2001, from and including August 15, 2001 through but excluding September 17, 2001, and, with respect to each Interest
Period thereafter, at a rate of   % per annum above LIBOR prevailing on the
related LIBOR Determination Date with respect to each such period. The Class B Certificates will accrue interest from and including the Closing Date through but excluding August 15, 2001, from and including August 15, 2001 through but excluding September 17, 2001, and with respect to each Interest Period
thereafter, at a rate of   % per annum above LIBOR prevailing on the related
LIBOR Determination Date with respect to each such period.

   Interest on the Offered Certificates will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day calendar year.

   LIBOR for the Offered Certificates will be calculated for each Interest Period on (each, a "LIBOR Determination Date"):

  . July , 2001 for the Interest Period beginning on and including the Closing Date and ending on, but excluding, August 15, 2001;

  . August 13, 2001 for the Interest Period beginning on and including August 15, 2001 and ending on but excluding September 17, 2001; and

  . the second London business day prior to the first day of each Interest Period thereafter.

For purposes of calculating LIBOR, a "London business day" is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 A.M., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that day to prime banks in the London interbank market for a one-month period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 A.M., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

   "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

   The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Period may be obtained by telephoning the Trustee at its Corporate Trust Office at (800) 344-5128.

Principal Payments

   During the Revolving Period, which begins on the Closing Date and ends on the close of business on the earlier to occur of the last day of the Monthly Period preceding the commencement of the Accumulation Period and the day before the Rapid Amortization Period begins, principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series, applied as Reallocated Principal Collections, if required, or deposited in the Excess Funding Account and the Reserve Account. Principal payments will not be deposited to the Principal Account or paid to the Certificateholders. Under certain circumstances, the commencement of the Accumulation Period may be postponed or suspended by the Transferor.

   On or prior to the Distribution Date occurring 12 months prior to the Expected Payment Date, the Transferor shall designate the number of Monthly Periods in the Accumulation Period and the commencement date of the Accumulation Period. In the absence of such a designation, the Accumulation Period will commence at the close of business on the last day of the June 2005 Monthly Period.

   During the Accumulation Period, a portion of Available Principal Collections up to the Controlled Accumulation Amount may be deposited in the Principal Account on each Distribution Date. During the Rapid Amortization Period, which would begin upon the occurrence of a Pay Out Event, the amounts, if any, held in the Principal Account will be distributed first to the Class A Certificateholders, second to the Class B Certificateholders, with the balance, if any, being distributed to the holders of the Collateral Interest, in each case to the extent of the Class A Investor Amount, the Class B Investor Amount and the Collateral Interest Amount, respectively, and thereafter Available Principal Collections will be paid to the Certificateholders and to the holders of the Collateral Interest on each Distribution Date.

Discount Option Receivables

   The Transferor may at any time designate a specified percentage (the "Discount Percentage") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Discount Percentage as of the date of this Prospectus Supplement is 1%. See "Discount Option Receivables" in the accompanying Prospectus.

Postponement of Accumulation Period

   The Accumulation Period is scheduled to commence after the close of business on the last day of the June 2005 Monthly Period. Upon written notice to the Trustee, the Transferor may elect to postpone the commencement of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Transferor may make such election only if the Accumulation Period Length (determined as described below) is less than 12 months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length", which is the number of months expected to be required to fund the Principal Account up to the Class A, Class B and Class C Initial Investor Amounts no later than the Expected Payment Date, based on:

  . the monthly Collections of Principal Receivables expected to be distributable to the certificateholders of all series (excluding certain other series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months; and

  . the amount of principal expected to be distributable to certificateholders of all series (excluding certain other series) which are not expected to be in their revolving periods during the Accumulation Period.

   If the Accumulation Period Length is less than 12 months, the Transferor may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor amounts of certain other series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will never be less than one month nor greater than 12 months.

Suspension of Accumulation Period

   The Transferor may elect to suspend the Accumulation Period if it obtains a Qualified Maturity Agreement. The Accumulation Period will be suspended upon delivery by the Transferor to the Trustee of written notice of the suspension, a copy of the executed Qualified Maturity Agreement and an opinion of counsel to the effect that the Qualified Maturity Agreement constitutes a valid and enforceable obligation of the provider of the Qualified Maturity Agreement. The Transferor will pledge to the Trustee, for the benefit of the Certificateholders and the holders of the Class C Securities, all right, title and interest of the Transferor in any Qualified Maturity Agreement.

   If the Transferor obtains a Qualified Maturity Agreement, it will cause the provider of that agreement to deposit into the Principal Account on or before the Expected Payment Date an amount equal to the aggregate outstanding principal balance of the Offered Certificates and the Class C Securities on that Distribution Date; provided that the Transferor may instead elect to fund all or a portion of the deposit with other sources of funds. The amount on deposit in the Principal Account on the Expected Payment Date will be paid to the Class A Certificates, Class B Certificates and the Class C Securities as if the Accumulation Period had not been suspended.

   The Qualified Maturity Agreement will terminate at the close of business on the Expected Payment Date; provided that:

  . the Transferor may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Payment Date if it obtains a substitute Qualified Maturity Agreement;

  . the Transferor may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Payment Date, if the institution providing the Qualified Maturity Agreement ceases to qualify as a Qualified Institution, and the Transferor is unable to obtain a substitute Qualified Maturity Agreement;

  . the Transferor may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Payment Date, if a Pay Out Event occurs; and

  . the Transferor may terminate the Qualified Maturity Agreement prior to the later of the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period, and the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement.

   If the institution providing a Qualified Maturity Agreement ceases to be a Qualified Institution, the Transferor will, unless it elects to terminate the Qualified Maturity Agreement and is not required to obtain a substitute Qualified Maturity Agreement as described above, use its best commercial efforts to obtain a substitute Qualified Maturity Agreement.

   If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Payment Date and the commencement of the Rapid Amortization Period, and the Transferor does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period will begin on the latest of:

  . the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period;

  . at the election of the Transferor, the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement; and

  . the first day of the Monthly Period following the termination of the Qualified Maturity Agreement.

   "Qualified Maturity Agreement" means a written agreement between the Transferor and a Qualified Institution under which the Qualified Institution agrees to deposit into the Principal Account on or before the Expected Payment Date an amount equal to the aggregate outstanding principal balance of the Offered Certificates and the Class C Securities as of the Expected Payment Date.

Reserve Account

   The Servicer will establish and maintain, or cause to be established or maintained, a "Reserve Account" with a Qualified Institution in the Trustee's name as a segregated Trust account and for the benefit of the holders of the Certificates and the Collateral Interest. After the Reserve Account Funding Date, but prior to the termination of the Reserve Account, a portion of the amounts held in the Collection Account will be applied to fund the Reserve Account. During the Accumulation Period, the Trustee will withdraw an amount equal to the lesser of the amount held in the Reserve Account and the difference between;

  . the product of amounts held in the Principal Account and the interest rates applicable to the Offered Certificates and the Collateral Interest; and

  .  investment income on the Principal Account;

and deposit such amount in the Collection Account. Amounts on deposit in the Reserve Account in excess of the amounts required to be maintained therein from time to time will be distributed to the Transferor.

   The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences three months prior to the commencement of the Accumulation Period (or earlier, under certain circumstances relating to the yield on the Receivables).

Subordination of the Class B Certificates and the Collateral Interest

   The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Collections of Principal Receivables otherwise allocable to the Class B Certificateholders ("Class B Subordinated Principal Collections") may be reallocated to the Class A Certificateholders and the Class B Investor Amount may be reduced. Similarly, Collections of Principal Receivables allocable to the Collateral Interest that are included in Collateral Subordinated Principal Collections may be reallocated to the Class A Certificateholders and the Class B Certificateholders, and the Collateral Interest Amount may be reduced as a result.

   To the extent the Class B Investor Amount is reduced, the percentage of Collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Investor Percentages and Transferor Percentage," "--Reallocation of Cash Flows," and "--Applications of Collections."

Investor Percentages and Transferor Percentage

   The Investor Percentage (the "Investor Percentage") will be calculated as follows:

   Principal Receivables during Revolving Period, Finance Charge Receivables (other than during the Rapid Amortization Period) and Allocable Amounts. With respect to:

  .  Principal Receivables during any Monthly Period during the Revolving
     Period;

  . Finance Charge Receivables during any Monthly Period other than during a Rapid Amortization Period; and

  .  the Allocable Amounts during any Monthly Period;

generally the percentage equivalent of a fraction, the numerator of which is equal to the Adjusted Investor Amount during the preceding Monthly Period (or the Initial Investor Amount, in the case of the first Monthly Period applicable to Series 2001-2) and the denominator of which is the greater of:

  . the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount in each case as of the close of business on the last day of the immediately preceding Monthly Period; and

  . the sum of the numerators used to calculate the applicable investor percentages with respect to Principal Receivables, Finance Charge Receivables or the Allocable Amounts, as applicable, for all Series outstanding as of the date on which such determination is being made.

   Finance Charge Receivables during the Rapid Amortization Period. With respect to Finance Charge Receivables (and any other amounts treated as Finance Charge Receivables) during any Monthly Period during a Rapid Amortization Period, generally the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the end of the day that precedes the onset of the Rapid Amortization Period and the denominator of which is the greater of:

  . the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case as of the close of business on the last day of the immediately preceding Monthly Period; and

  . the sum of the numerators used to calculate the investor percentages with respect to Finance Charge Receivables for all Series outstanding as of the date on which such determination is being made.

   Principal Receivables during the Accumulation Period and the Rapid Amortization Period. With respect to Principal Receivables during any Monthly Period during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent of a fraction the numerator of which is equal to the Adjusted Investor Amount as of the last day of the Revolving Period (or as of the end of the day that precedes the onset of the Rapid Amortization Period if a Pay Out Event occurs during the Accumulation Period) and the denominator of which is the greater of:

  . the sum of the aggregate Principal Receivables in the Trust and the Excess Funding Amount, in each case as of the close of business on the last day of the immediately preceding Monthly Period; and

  . the sum of the numerators used to calculate the investor percentages with respect to Principal Receivables for all Series outstanding as of the date on which such determination in being made;

provided, however, that if the Offered Certificates are paired with a Paired Series and a Rapid Amortization Period commences for such Paired Series, the Transferor may, by written notice to the Trustee and the Servicer, designate a different numerator to be used to determine such percentage.

   As used herein, the following terms have the meanings indicated:

   "Adjusted Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of the Class A Adjusted Investor Amount, the Class B Adjusted Investor Amount and the Collateral Interest Adjusted Amount, in each case as of such date.

   "Class A Investor Amount" means, on any date of determination after the Closing Date, an amount equal to:

  (a) the Class A Initial Investor Amount; minus

  (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date; minus

  (c) the excess, if any, of the aggregate amount of Class A Investor Charge Offs for all prior Distribution Dates over the sum of the aggregate amount of reimbursed Class A Investor Charge Offs and, without duplication, the aggregate amount of reductions of the Series Adjustment Amount allocable to the Class A Certificates;

provided, however, that the Class A Investor Amount may not be reduced below zero.

   "Class A Adjusted Investor Amount" means, on any date of determination while the Class A Certificates are outstanding, an amount equal to the Class A Investor Amount minus the amount, if any, of funds held in the Principal Account (the "Principal Account Balance") (but not less than zero).

   "Class A Investor Percentage" shall be calculated by substituting the Class A Adjusted Investor Amount and the Class A Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

   "Class B Investor Amount" means, on any date of determination after the Closing Date, an amount equal to:

  (a) the Class B Initial Investor Amount, minus

  (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus

  (c) the aggregate amount of Class B Investor Charge Offs for all prior Distribution Dates, minus

  (d) the amount of Class B Subordinated Principal Collections used to make payments in respect of the Class A Certificates on all prior Distribution Dates, minus

  (e) an amount equal to the amount by which the Class B Investor Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, plus

  (f) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e) and, without duplication, the aggregate amount of the reductions of the Series Adjustment Amount allocable to the Class B Investor Amount;

provided, however, that the Class B Investor Amount may not be reduced below zero.

   "Class B Adjusted Investor Amount" shall mean, on any date of determination, an amount equal to the Class B Investor Amount minus, prior to the payment in full of the Class A Investor Amount, the excess of the Principal Account Balance over the Class A Investor Amount, and, after the payment in full of the Class A Investor Amount, the Principal Account Balance, if any (but not less than zero).

   "Class B Investor Percentage" shall be calculated by substituting the Class B Adjusted Investor Amount and the Class B Initial Investor Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount respectively, in the definition of Investor Percentage.

   "Collateral Interest Amount" means, on any date of determination after the Closing Date, an amount equal to:

  (a) the initial Collateral Interest Amount equal to an amount not less than $81,000,000, minus

  (b) the aggregate amount of principal payments made to the holders of the Collateral Interest on or prior to such date, minus

  (c) the amount of Collateral Subordinated Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Interest Amount, minus

  (d) an amount equal to the amount by which the Collateral Interest Amount has been reduced on all prior Distribution Dates in respect of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Interest Allocable Amount, plus

  (e) the sum of the amount of Excess Spread and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) and, without duplication, reductions of the Series Adjustment Amount allocable to the Collateral Interest Amount;

provided, however, that the Collateral Interest Amount may not be reduced below zero.

   "Collateral Interest Adjusted Amount" means, for any date of determination, an amount equal to the Collateral Interest Amount, minus the excess of the Principal Account Balance over the sum of the Class A Investor Amount and the Class B Investor Amount on such date (up to the Collateral Interest Amount).

   "Collateral Interest Percentage" shall be calculated by substituting the Collateral Interest Adjusted Amount and the initial Collateral Interest Amount in all references to the Adjusted Investor Amount and the Initial Investor Amount, respectively, in the definition of Investor Percentage.

   "Collateral Subordinated Principal Collections" means, with respect to any Monthly Period, an amount equal to the product of:

  . the applicable Collateral Interest Percentage with respect to Collections of Principal Receivables; and

  . the aggregate amount of Collections of Principal Receivables for such Monthly Period.

   The Transferor Percentage will be equal to 100% minus the sum of the investor percentages for all Series outstanding.

   As described above, during the Revolving Period, the Investor Percentage applied when allocating Collections on Principal Receivables is expected to vary from month to month because the Investor Amount as a percentage of the total amount of Principal Receivables in the Trust will fluctuate from day to day. During the Rapid Amortization Period, the amount of Collections on Principal Receivables allocated to the Investor Amount each day will be determined by reference to a percentage based on the Investor Amount on the last day of the Revolving Period (or as of the end of the day that precedes the onset of the Rapid Amortization Period if a Pay Out Event occurs during the Accumulation Period).

Reallocation of Cash Flows

   On each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), if any, by which:

  (a) the sum of:

    .  Class A Monthly Interest for the following Distribution Date;

    . any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date;

    . any Class A Additional Interest for the following Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date;

    .  the Class A Allocable Amount, if any, for such Distribution Date;
       and

    . if Saks is no longer the Servicer, the Class A Servicing Fee for the related Distribution Date and any unpaid Class A Servicing Fee for a prior Distribution Date, exceeds

  (b) the Class A Available Funds for the preceding Monthly Period.

   If the Class A Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class A Required Amount, Collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("Reallocated Principal Collections") will then be used to fund the remaining Class A Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class A Required Amount, then the Collateral Interest Amount, the Class B Investor Amount, and the Class A Investor Amount will be reduced in that order. See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   On each Determination Date after the Closing Date, the Servicer will determine the amount (the "Class B Required Amount"), if any, equal to the sum of:

  (a) the amount, if any, by which the sum of:

    .  Class B Monthly Interest for the following Distribution Date;

    . any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date;

    . any Class B Additional Interest for the following Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date; and

    . if Saks is no longer the Servicer, the Class B Servicing Fee for the related Distribution Date and any unpaid Class B Servicing Fee for a prior Distribution Date,

    exceeds the Class B Available Funds for the preceding Monthly Period;
       and

  (b) the amount, if any, by which the Class B Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 available on such Distribution Date as specified in clause (d) under "-- Application of Collections--Excess Spread; Shared Excess Finance Charge Collections."

   If the Class B Required Amount is greater than zero, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 not required to fund the Class A Required Amount or reimburse Class A Investor Charge Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Shared Excess Finance Charge Collections available with respect to such Distribution Date are insufficient to fund the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest Amount and the Class B Investor Amount will be reduced in that order. See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   On each Determination Date after the Closing Date, the Servicer will determine the amount (the "Collateral Interest Required Amount"), if any, equal to the sum of:

  (a) the amount, if any by which the sum of:

    .  Collateral Monthly Interest for the following Distribution Date;

    . any Collateral Monthly Interest previously due but not paid to the Collateral Interest on a prior Distribution Date;

    . any Collateral Interest Additional Interest for the following Distribution Date and any Collateral Interest Additional Interest previously due but not paid to the Collateral Interest on a prior Distribution Date; and

    . if Saks is no longer the Servicer, the Collateral Interest Servicing Fee for such Distribution Date and any unpaid Collateral Interest Servicing Fee for a prior Distribution Date,

    exceeds the Collateral Interest Available Funds and Excess Spread and Shared Excess Finance Charge Collections with respect to the preceding Monthly Period available to make payments with respect thereto; and

  (b) the amount, if any, by which the Collateral Interest Allocable Amount, if any, for such Distribution Date exceeds the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 available on such Distribution Date as specified in clause (i) under "--Applications of Collections--Excess Spread; Shared Excess Finance Charge Collections."

   The Collateral Interest Required Amount may be subdivided pursuant to the Series 2001-2 Supplement to reflect any subdivision of the Collateral Interest. If the Collateral Interest Required Amount is greater than zero, available Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, held in the Spread Account will then be used to fund the remaining Collateral Interest Required Amount. If such Excess Spread and Shared Excess Finance Charge Collections and amounts, if any, available in the Spread Account are insufficient to fund the Collateral Interest Required Amount, then the Collateral Interest Amount will be reduced. See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   Reallocated Principal Collections allocable to the Collateral Interest may be reimbursed from amounts available in the Spread Account. The Spread Account will be established with the Trustee solely for the benefit of the Collateral Interest. Class A Certificateholders and Class B Certificateholders should not view the Spread Account as credit enhancement for their Certificates.

Applications of Collections

   During the Revolving Period, Collections of Principal Receivables allocable to Series 2001-2 with respect to each Monthly Period will only be required to be deposited into the Collection Account on a daily basis during such Monthly Period under limited circumstances as provided in the Series 2001-2 Supplement; provided, however, that if the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount. During the Accumulation Period, after an amount of Collections of Principal Receivables allocable to Series 2001-2 equal to the Controlled Deposit Amount with respect to each Monthly Period has been deposited into the Collection Account, Collections of Principal Receivables allocable to Series 2001-2 with respect to each Monthly Period need not be deposited into the Collection Account on a daily basis during such Monthly Period, except under limited circumstances as provided in the Series 2001-2 Supplement; provided, however, that if the Minimum Transferor Amount exceeds the Transferor Amount on any date, such Collections of Principal Receivables shall be deposited into the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount.

   The Servicer may make deposits into the Collection Account and the Excess Funding Account on any date, net of amounts payable to the Transferor from such accounts on such date.

 Allocations

   The Servicer will allocate among Series 2001-2, the interests of all other series issued and outstanding, and the Transferor Interest, all Collections of Finance Charge Receivables and Principal Receivables and all Allocable Amounts with respect to each Monthly Period based on the applicable investor percentage, and the Transferor Interest, respectively, for such Monthly Period.

 Payment of Interest, Fees and Other Items

   On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, and Collateral Interest Available Funds as follows:

  (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Monthly Period immediately preceding such Distribution Date will be distributed in the following priority:

    (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any Class A Additional Interest, will be distributed to the Class A Certificateholders;

    (2) if Saks is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

    (3) an amount equal to the Class A Allocable Amount, if any, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;" and

    (4) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections."

  (b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

    (1) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior

       Distribution Date, plus any Class B Additional Interest, will be distributed to the Class B Certificateholders;

    (2) if Saks is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

    (3) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections."

  (c) On each Distribution Date, an amount equal to the Collateral Interest Available Funds with respect to such Distribution Date will be distributed in the following priority:

    (1) if Saks is no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

    (2) the balance, if any, will constitute Excess Spread and will be allocated and distributed as described under "--Excess Spread; Shared Excess Finance Charge Collections."

   "Available Principal Collections" means, with respect to any Distribution Date, an amount equal to:

  . the applicable Investor Percentage of Collections of Principal Receivables for the related Monthly Period; plus

  . the portion of the Class A Available Funds used to cover the Class A Allocable Amount; plus

  . amounts designated as Available Principal Collections as described under "--Excess Spread; Shared Excess Finance Charge Collections;" minus

  . any applied Reallocated Principal Collections for the related Monthly Period; plus

  .  Shared Principal Collections allocated to Series 2001-2.

   "Class A Account Percentage" means, with respect to any Determination Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Account with respect to Class A Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of:

  (a) the applicable Class A Investor Percentage of Collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables;

  (b) an amount equal to the product of:

    .  the Class A Account Percentage; and

    . the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period,

  (c) the amount, if any, to be withdrawn from the Reserve Account and included in Class A Available Funds pursuant to the Series 2001-2 Supplement with respect to such Distribution Date; and

  (d) the amount of investment earnings (net of losses and investment expenses), if any, on amounts held in the Reserve Account required to be included in Class A Available Funds pursuant to the Series 2001-2 Supplement with respect to such Distribution Date.

   "Class A Monthly Interest" means, with respect to any Distribution Date after the Closing Date, an amount equal to the product of:

  (a) the Class A Certificate Rate for the related Interest Period;

  (b) the actual number of days in such Interest Period divided by 360; and

  (c) the outstanding principal amount of the Class A Certificates as of the preceding Record Date;

provided, however, that, with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period from and including the Closing Date through but excluding August 15, 2001.

   "Class B Account Percentage" means, with respect to any Determination Date after the Closing Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Account with respect to Class B Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of

  (a) the applicable Class B Investor Percentage of Collections of Finance Charge Receivables with respect to such Monthly Period plus any other amounts that are to be treated as Collections of Finance Charge Receivables;

  (b) an amount equal to the product of

    .  the Class B Account Percentage; and

    . the earnings (net of losses and investment expenses), if any, earned on the Principal Account with respect to such Monthly Period;

  (c) the amount, if any, to be withdrawn from the Reserve Account and included in Class B Available Funds pursuant to the Series 2001-2 Supplement with respect to such Distribution Date; and

  (d) the amount of investment earnings (net of losses and investment expenses), if any, on amounts in the Reserve Account required to be included in Class B Available Funds pursuant to the Series 2001-2 Supplement with respect to such Distribution Date.

   "Class B Monthly Interest" means, with respect to any Distribution Date after the Closing Date, an amount equal to the product of:

  (a) the Class B Certificate Rate for the related Interest Period;

  (b) the actual number of days in such Interest Period divided by 360; and

  (c) the outstanding principal amount of the Class B Certificates as of the preceding Record Date;

provided, however, that, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from and including the Closing Date through but excluding August 15, 2001.

   "Collateral Interest Account Percentage" means, with respect to any Determination Date after the Closing Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount on deposit in the Principal Account with respect to Collateral Interest Monthly Principal and the denominator of which is the aggregate amount on deposit in the Principal Account, in each case as of the last day of the preceding Monthly Period.

   "Collateral Interest Available Funds" means, with respect to any Monthly Period after the Closing Date, an amount equal to the applicable Collateral Interest Percentage of the Collections of Finance Charge

Receivables with respect to such Monthly Period and any other amounts that are to be treated as Collections of Finance Charge Receivables.

   "Collateral Interest Rate" means a weighted average annual interest rate equal to LIBOR plus not greater than 1.25% per annum, based upon the respective interest rates on the Class C Securities and Class D Certificates.

   "Collateral Monthly Interest" means, with respect to any Distribution Date after the Closing Date, an amount equal to the product of:

  (a) an amount equal to the product of the Collateral Interest Amount as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and the Collateral Interest Rate for the related Interest Period; and

  (b) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360.

   "Excess Spread" means, with respect to any Distribution Date after the Closing Date, an amount equal to the sum of the amounts described in clauses
(a)(4), (b)(3) and (c)(2) above under "--Payment of Interest, Fees and Other Items" in that order of priority.

 Excess Spread; Shared Excess Finance Charge Collections

   On each Distribution Date after the Closing Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 with respect to the related Monthly Period to make the following distributions in the following priority:

  (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (a)(1), (2) and (3) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

  (b) an amount equal to the aggregate amount of Class A Investor Charge Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;"

  (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date will be used to fund any deficiency pursuant to clauses (b)(1) and (2) above under "--Payment of Interest, Fees and Other Items," in that order of priority;

  (d) an amount equal to the Class B Allocable Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;"

  (e) an amount equal to the excess, if any, of the Required Reserve Account Amount over the amount held in the Reserve Account will be deposited into the Reserve Account;

  (f) an amount equal to unreimbursed reductions of the Class B Investor Amount, if any, due to:

    .  Class B Investor Charge Offs;

    . allocations of Reallocated Principal Collections for the benefit of the Class A Certificates on all prior Distribution Dates that have resulted in a reduction of the Class B Investor Amount; or

    . reallocations of the Class B Investor Amount to the Class A Investor Amount as a result of uncovered Class A Allocable Amounts will each be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;"

  (g) an amount equal to Collateral Monthly Interest, for such Distribution Date, plus the amount of Collateral Monthly Interest previously due but not paid to the holders of the Collateral Interest on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not paid to the holders of the Collateral Interest on a prior Distribution Date at a rate equal to the Collateral Interest Rate plus 2% per annum ("Collateral Interest Additional Interest") will be distributed to the holders of the Collateral Interest;

  (h) an amount equal to the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Interest Servicing Fee, for such Distribution Date (or, if Saks is no longer the Servicer, the portion thereof remaining unpaid) plus the amount of any Class A Servicing Fee, Class B Servicing Fee or Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

  (i) an amount equal to the Collateral Interest Allocable Amount, for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;"

  (j) an amount equal to the unreimbursed reductions of the Collateral Interest Amount, if any, due to:

    .  Collateral Interest Charge Offs;

    . Reallocated Principal Collections used to make payments in respect of the Offered Certificates on all prior Distribution Dates that have resulted in a reduction of the Collateral Interest Amount; and

    . reallocations of the Collateral Interest Amount to the Class A Investor or the Class B Investor Amount as a result of uncovered Class A Allocable Amounts or uncovered Class B Allocable Amounts, respectively, will be treated as a portion of Available Principal Collections for such Distribution Date as described under "--Payments of Principal;"

  (k) an amount equal to the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount will be deposited into the Spread Account;

  (l) an amount equal to the aggregate of any other amounts, if any, then due to the Collateral Interest; and

  (m) the balance, if any, will constitute "Shared Excess Finance Charge Collections" with respect to Group One to be applied with respect to other Series in Group One.

   "Available Spread Account Amount" means the amount specified as such in the Series 2001-2 Supplement or such higher amount designated by the Transferor.

   "Required Spread Account Amount" means the amount specified as such in the Series 2001-2 Supplement or such higher amount designated by the Transferor.

   "Required Reserve Account Amount" means the amount specified as such in the Series 2001-2 Supplement, which shall be zero prior to the Reserve Account Funding Date, and thereafter shall not be less than 1.50% of the Investor Amount without satisfaction of the Rating Agency Condition.

 Payments of Principal

   On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections in the following priority:

  (a) On each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be treated as Shared Principal Collections with respect to other Series and applied as described under "Description of the Certificates and the Pooling and Servicing Agreement--Shared Principal Collections" in the accompanying Prospectus; and

  (b) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, all such Available Principal Collections will be deposited or distributed in the following priority:

    (1) an amount equal to Class A Monthly Principal for such Distribution Date will, during the Accumulation Period, be deposited in the Principal Account for payment to the Class A Certificateholders on the earlier to occur of the Expected Payment Date and the first Distribution Date following the start of the Rapid Amortization Period and, during the Rapid Amortization Period, such amount will be distributed to the Class A Certificateholders;

    (2) an amount equal to Class B Monthly Principal for such Distribution Date will, during the Accumulation Period, after an amount equal to the Class A Investor Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the Class B Certificateholders on the earlier of the Expected Payment Date and the first Distribution Date following the start of the Rapid Amortization Period after the Class A Investor Amount has been paid in full, and, during the Rapid Amortization Period, after the Class A Investor Amount has been paid in full, such amount will be distributed to the Class B Certificateholders;

    (3) an amount equal to Collateral Interest Monthly Principal will, during the Accumulation Period, after an amount equal to the sum of the Class A Investor Amount and the Class B Investor Amount has been deposited in the Principal Account, be deposited in the Principal Account for payment to the holders of the Collateral Interest on the Expected Payment Date and the first Distribution Date following the start of the Rapid Amortization Period and after the Class A Investor Amount and the Class B Investor Amount has been paid in full, and, during the Rapid Amortization Period, after the Class A Investor Amount and the Class B Investor Amount have been paid in full, such amount will be distributed to the holders of the Collateral Interest; and

    (4) the balance, if any, will be treated as Shared Principal
        Collections with respect to other Series in Group One and applied as described under "Description of the Certificates and The Pooling and Servicing Agreement--Shared Principal Collections" in the accompanying Prospectus.

   "Class A Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Principal Collections held in the Collection Account with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date, and (iii) the Class A Adjusted Investor Amount on such Distribution Date.

   "Class B Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on which an amount equal to the Class A Investor Amount has been deposited in the Principal Account (after taking into account deposits to be made on such Distribution
Date), or with respect to any Distribution Date relating to the Rapid Amortization Period, beginning with the Distribution Date on which the Class A Certificates have been paid in full (after taking into account payments to be made on such Distribution Date), will equal the least of:

  (a) the Available Principal Collections on deposit in the Principal Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal on such Distribution Date);

  (b) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the Class A Monthly Principal with respect to such Distribution Date); and

  (c) the Class B Adjusted Investor Amount prior to any deposits on such Distribution Date.

   "Collateral Interest Monthly Principal" with respect to any Distribution Date relating to the Accumulation Period, beginning with the Distribution Date on which an amount equal to the sum of:

  (a) the Class A Investor Amount; and

  (b) the Class B Investor Amount has been deposited in the Principal Account (after taking into account deposits to be made on such Distribution
      Date);

or, with respect to any Distribution Date relating to the Rapid Amortization Period, beginning with the Distribution Date on which the Class A and Class B Certificates have been paid in full (after taking into account payments to be made on such Distribution Date), will equal the least of:

  (a) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date);

  (b) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the sum of the Class A Monthly Principal and the Class B Monthly Principal with respect to such Distribution Date); and

  (c) the Collateral Interest Adjusted Investor Amount prior to any deposits on such Distribution Date.

   "Controlled Accumulation Amount" means for any Distribution Date with respect to the Accumulation Period, $36,187,500; provided, however, that if the Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount shall be equal to:

  (a) the product of:

    . the Initial Investor Amount (excluding, for this purpose, the Class D Initial Investor Amount); and

    .  the Accumulation Period Factor for such Monthly Period;

    divided by

  (b) the Required Accumulation Factor Number.

   "Accumulation Period Factor" means, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the initial investor amounts of all outstanding Series, and the denominator of which is equal to the sum of:

  (a) the Initial Investor Amount (excluding, for this purpose, the Class D Initial Investor Amount);

  (b) the initial investor amounts (or other applicable amounts and excluding any initial investor amounts that are excluded by the related series supplements or by election of the Transferor) of all outstanding Series (other than Series 2001-2) which are not expected to be in their Revolving Periods during such Monthly Period; and

  (c) the initial investor amounts (or other applicable amounts and excluding any initial investor amounts that are excluded by the related series supplements or by election of the Transferor) of all other outstanding Series which are not allocating Shared Principal Collections to other Series and are expected to be in their revolving periods during such Monthly Period.

   "Required Accumulation Factor Number" is a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts for the 12 months preceding the date of such calculation (or any lower monthly principal payment rate selected by the Servicer at its option in its sole discretion), expressed as a decimal.

   "Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

   "Deficit Controlled Accumulation Amount" means:

  (a) on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited into the Principal Account for such Distribution Date; and

  (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the applicable Controlled Deposit Amount for that subsequent Distribution Date over the amount deposited into the Principal Account for that subsequent Distribution Date.

Example of Distributions

   The following is an example of the application of the foregoing provisions to the first Monthly Period during which the Offered Certificates will be outstanding:

            July 1 - July 31.......... Monthly Period
            August 10................. Determination Date
            August 14................. Record Date
            August 15................. Distribution Date

   All payments collected at any time with respect to a Monthly Period will be allocated and paid or deposited in accordance with the provisions of the Pooling and Servicing Agreement. Distributions of interest will be made on the Distribution Date to Certificateholders of record at the close of business on the Record Date. "Determination Date" with respect to any Monthly Period will be a business day occurring in the first ten days of the succeeding calendar month as selected from time to time by the Servicer. On the Determination Date, the Servicer will instruct the Trustee regarding amounts to be withdrawn from the Collection Account on the Distribution Date. On the Distribution Date, the Servicer shall deposit to the Collection Account the amount of Collections required to be deposited therein, if daily deposits of Collections are not required. See "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs

   "Defaulted Receivables" for any Monthly Period are Principal Receivables in Accounts which were charged off as uncollectible in such Monthly Period ("Defaulted Accounts"). Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the usual and customary servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to (a) the amount of the Principal Receivables that were charged off in such Monthly Period less (b) the amount of Recoveries received by the Servicer with respect to Defaulted Accounts during such Monthly Period.

   On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of:

  (a) the Investor Percentage applicable to Allocable Amounts with respect to such Monthly Period; and

  (b) the Default Amount for such Monthly Period.

A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Class A Investor Percentage applicable during the related Monthly Period; and

  (b) the Default Amount for such Monthly Period.

A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Class B Investor Percentage applicable during the related Monthly Period; and

  (b) the Default Amount for such Monthly Period.

A portion of the Investor Default Amount will be allocated to the Collateral Interest (the "Collateral Interest Default Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Collateral Interest Percentage applicable during the related Monthly Period; and

  (b) the Default Amount for such Monthly Period.

   On each Determination Date, the Servicer will also calculate the Series Adjustment Amount, as described below under "--Allocation of Adjustment Amounts." A portion of the Series Adjustment Amount will be allocated to the Class A Certificateholders (the "Class A Adjustment Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Series Adjustment Amount for Series 2001-2 with respect to the related Monthly Period; and

  (b) the percentage equivalent of a fraction the numerator of which is the Class A Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each during the related Monthly Period.

A portion of the Series Adjustment Amount will be allocated to the Class B Certificateholders (the "Class B Adjustment Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Series Adjustment Amount for Series 2001-2 with respect to the related Monthly Period; and

  (b) the percentage equivalent of a fraction the numerator of which is the Class B Adjusted Investor Amount and the denominator of which is the Adjusted Investor Amount, each during the related Monthly Period.

A portion of the Series Adjustment Amount will be allocated to the Collateral Interest (the "Collateral Interest Adjustment Amount") on each Distribution Date in an amount equal to the product of:

  (a) the Series Adjustment Amount for Series 2001-2 with respect to the related Monthly Period; and

  (b) the percentage equivalent of a fraction the numerator of which is the Collateral Interest Adjusted Amount and the denominator of which is the Adjusted Investor Amount, each during the related Monthly Period.

   The sum of the Class A Investor Default Amount and the Class A Adjustment Amount with respect to a Distribution Date is referred to as the "Class A Allocable Amount". The sum of the Class B Investor Default Amount and the Class B Adjustment Amount with respect to a Distribution Date is referred to as the "Class B Allocable Amount". The sum of the Collateral Interest Default Amount and the Collateral Interest Adjustment Amount with respect to a Distribution Date is referred to as the "Collateral Interest Allocable Amount". The sum of the Class A Allocable Amount, the Class B Allocable Amount and the Collateral Interest Allocable Amount equals the "Allocable Amount".

   An amount equal to the Class A Allocable Amount for each Monthly Period will be funded with Class A Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and Reallocated Principal Collections applied as described above in "--Applications of Collections-- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows." An amount equal to the Class B Allocable Amount for each Monthly Period will be funded with Class B Available Funds, Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and Reallocated Principal Collections applied as described above in "--Applications of Collections-- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows."

 Investor Charge Offs

   On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and Reallocated Principal Collections, then the Collateral Interest Amount will be reduced by the amount of such excess, but not by more than the excess of the Class A Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. If such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount will be reduced to zero, and the Class B Investor Amount will be reduced by the amount by which the Collateral Interest Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Interest Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date. If such reduction would cause the Class B Investor Amount to be a negative number, the Class B Investor Amount will be reduced to zero, and the Class A Investor Amount will be reduced by the amount by which the Class B Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Allocable Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Interest Amount and the Class B Investor Amount for such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections and the amount of Reallocated Principal Collections used to fund the Class A Allocable Amount for such Distribution Date (a "Class A Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Investor Amount has been reduced by the amount of any Class A Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and available for such purpose as described above in "-- Applications of Collections--Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

   On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 not required to pay the Class A Required Amount or reimburse Class A Investor Charge Offs, and Reallocated Principal Collections (exclusive of any Class B Subordinated Principal Collections) not required to pay the Class A Required Amount, then the Collateral Interest Amount will be reduced by the amount of such excess, but not by more than the excess of the Class B Allocable Amount for such Distribution Date over the amount of Excess Spread and Shared Excess Finance Charge Collections, and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date. If such reduction would cause the Collateral Interest Amount to be a negative number, the Collateral Interest Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced to zero, and the Class B Investor Amount remaining after any reduction for the benefit of the Class A Certificates will be reduced by the amount by which the Class B Investor Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Allocable Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Interest Amount with respect to such Distribution Date and the amount of Excess Spread and Shared Excess Finance Charge Collections, and the amount of Reallocated Principal Collections used to fund the Class B Allocable Amount for such Distribution Date (a "Class B Investor Charge Off"), which will have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Investor Amount has been reduced by the amount of any Class B Investor Charge Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge Offs) by the amount of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 and available for such purpose as described above in "--Applications of Collections--Excess Spread; Shared Excess Finance Charge Collections." In addition, to the extent that such reduction is due to the allocation of

Series Adjustment Amounts, such reduction may be reimbursed as a result of deposits in the Excess Funding Account, increases in the amount of Principal Receivables in the Trust or certain decreases in the aggregate Investor Amount of the Trust.

   On each Distribution Date, if the Collateral Interest Required Amount for such Distribution Date exceeds the sum of Excess Spread and Shared Excess Finance Charge Collections allocable to Series 2001-2 not required to pay the Class A Required Amount, reimburse Class A Investor Charge Offs, pay the Class B Required Amount, or reimburse Class B Investor Charge Offs and the amounts, if any, in the Spread Account, then the Collateral Interest Amount, remaining after any reduction for the benefit of the Class A Certificates or the Class B Certificates will be reduced by the amount of such excess, but not by more than the Collateral Interest Allocable Amount for such Distribution Date (a "Collateral Interest Charge Off").

Allocation of Adjustment Amounts

   The Minimum Transferor Interest Percentage applicable to Series 2001-2 will initially be zero; provided, however, that:

  (a) the Transferor may, at its option and in its sole discretion, designate a higher percentage as the Minimum Transferor Interest Percentage so long as, after giving effect to such designation and any repurchase of certificates or designation of Additional Accounts, the Transferor Amount equals or exceeds the Minimum Transferor Amount; and

  (b) if on any Distribution Date during the Revolving Period (after giving effect to all distributions and adjustments to be made on such Distribution Date), the portion of the Collateral Interest Amount owned by the Transferor is less than 2% of the Investor Amount and the Minimum Transferor Interest Percentage is then less than 2%, the Transferor will be required, on or before the last day of the second Monthly Period following the Monthly Period in which such Distribution Date occurs (unless the portion of the Collateral Interest Amount owned by the Transferor then equals or exceeds 2% of the Investor Amount), to:

    (i) repurchase or otherwise repay certificates (to the extent permitted) or designate Additional Accounts to the extent necessary to permit the designation of a Minimum Transferor Interest Percentage of 2% without causing the Transferor Amount to be less than the Minimum Transferor Amount; and

    (ii) upon compliance with clause (i), designate 2% as the Minimum Transferor Interest Percentage.

If the Transferor has designated a Minimum Transferor Interest Percentage in excess of 0%, the Transferor may, during the Revolving Period, designate a lower percentage (not less than 0%), if the portion of Collateral Interest Amount owned by the Transferor as a percentage of the Investor Amount averaged over the three Distribution Dates preceding such designation (after giving effect to all distributions and adjustments made on each such Distribution
Date) equals or exceeds 4%; provided, however, such lower percentage may not be less than 2%, if the portion of Collateral Interest Amount owned by the Transferor as a percentage of the Investor Amount on the Distribution Date preceding such designation (after giving effect to all distributions and adjustments made on such Distribution Date) does not equal or exceed 2%. The "Minimum Transferor Amount" will generally be equal to the product of the aggregate adjusted investor amount for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

   If as a result of an Adjustment:

  (a) the Principal Receivables plus the Excess Funding Account balance is less than

  (b) the aggregate investor amount of all Series (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts deposited in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based on their respective investor percentages (a "Series Adjustment Amount"). The Series Adjustment Amount, as applicable to Series 2001-2, will be allocated as described above under "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs." A Series Adjustment Amount will be reduced and the investor amount increased to the extent that allocations of Excess Spread and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to Series 2001-2 in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated first to the Class A Certificates, then to the Class B Certificates, and finally to the Collateral Interest, in each case to the extent of any reductions in the Class A Investor Amount, the Class B Investor Amount, or the Collateral Interest Amount, as applicable, attributable to a Series Adjustment Amount.

   Under the terms of the Pooling and Servicing Agreement, fraud-related receivables will be treated as an Adjustment and not as Defaulted Receivables.

Pay Out Events

   The Revolving Period will continue through and include the last day of the June 2005 Monthly Period, unless the Transferor has designated a different date for the commencement of the Accumulation Period or a Pay Out Event occurs prior to such date. See "--Principal Payments."

   A "Pay Out Event" refers to any of the events specified in the Pooling and Servicing Agreement, and described in the accompanying Prospectus under "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events," together with the following events applicable to Series 2001-2:

  (a) failure on the part of the Transferor or the Servicer:

    . to make any payment or deposit required by the terms of the Pooling and Servicing Agreement, or the Series 2001-2 Supplement, on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or

    . duly to observe or perform in any material respect any covenants or agreements applicable to it set forth in the Pooling and Servicing Agreement or the Series 2001-2 Supplement, which failure has a material adverse effect on the holders of the Offered Certificates and the Collateral Interest, and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of the Offered Certificates and the Class C Securities representing not less than 50% of the Investor Amount, and continues to materially and adversely affect the holders of the Offered Certificates and the Class C Securities for such period; or

  (b) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 2001-2 Supplement, or any information contained in a computer file, microfiche or written list required to be delivered by the Transferor pursuant to the Pooling and Servicing Agreement, shall prove to have been incorrect in any material respect when made or when delivered,

    . which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the holders of the Offered Certificates and the Collateral Interest representing not less than 50% of the Investor Amount; and

    . as a result of which the interests of the holders of the Offered Certificates and the Collateral Interest are materially and adversely affected and continue to be materially and adversely affected for such period;

    provided, however, that a Pay Out Event shall not be deemed to have occurred if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement; or

  (c) the average of the Portfolio Yields for any three consecutive Monthly Periods is a rate which is less than the average Base Rate for such three consecutive Monthly Periods; or

  (d) failure to pay the Investor Amount on the Expected Payment Date; or

  (e) the Transferor shall fail to designate, or be unable to designate, Additional Accounts the Receivables of which will be Eligible Receivables, as required by the Pooling and Servicing Agreement, and such failure shall continue for a period of five business days; or

  (f) any Servicer Default shall occur which would have a material adverse effect on the holders of the Offered Certificates and the Collateral Interest;

In the case of any such event described in clauses (a), (b) or (f) above, after the applicable grace period set forth in such subparagraphs, either the Trustee or holders of the Offered Certificates and the Collateral Interest representing more than 50% of the Investor Amount, by written notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the holders of the Offered Certificates and the Collateral Interest) may declare that a Pay Out Event has occurred with respect to only the Offered Certificates and the Collateral Interest as of the date of such notice. In the case of any such event described in clauses (c), (d) or (e) above, a Pay Out Event with respect to only the Offered Certificates and the Collateral Interest will be deemed to have occurred, without any notice or other action, immediately upon the occurrence of such event.

   "Portfolio Yield" means, generally, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of:

  (a) the amount of collections of Finance Charge Receivables and Shared Excess Finance Charge Collections allocated to Series 2001-2 for such Monthly Period;

  (b) the amount of investment earnings (net of investment expenses and losses), if any, on the Principal Account and Reserve Account balances;

  (c) the amount of funds withdrawn from the Reserve Account; minus

  (d) an amount equal to the Default Amount allocable to Series 2001-2 for such Monthly Period;

and the denominator of which is equal to the Investor Amount during the related Monthly Period.

   "Base Rate" means, generally, with respect to any Monthly Period, the sum of:

  (a) the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, Class B Monthly Interest, and Collateral Monthly Interest payable on the Offered Certificates and the Collateral Interest on the following Distribution Date and the denominator of which is the Investor Amount during the related Monthly Period; and

  (b) the product of:

    .  2% per annum; and

    . a fraction, the numerator of which is the Adjusted Investor Amount and the denominator of which is the Investor Amount during the related Monthly Period.

Servicing Compensation and Payment of Expenses

   The share of the Investor Monthly Servicing Fee allocable to each class of Certificates will be calculated as follows:

  (a) the share of such fee allocable to the Class A Certificates (the "Class A Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of:

    .  2% (the "Servicing Fee Percentage"); and

    . the average daily Class A Adjusted Investor Amount during the related Monthly Period;

  provided, however, with respect to the first Distribution Date, the Class A
  Servicing Fee shall be equal to $   ;

  (b) the share of such fee allocable to the Class B Certificates (the "Class B Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of:

    .  the Servicing Fee Percentage; and

    . the average daily Class B Adjusted Investor Amount during the related Monthly Period;

  provided, however, with respect to the first Distribution Date, the Class B
  Servicing Fee shall be equal to $   ;

  (c) the share of such fee allocable to the Collateral Interest (the "Collateral Interest Servicing Fee") with respect to any Distribution Date shall be equal to one-twelfth (1/12th) of the product of:

    .  the Servicing Fee Percentage; and

    . the average daily Collateral Interest Adjusted Amount during the related Monthly Period;

  provided, however, with respect to the first Distribution Date, the
  Collateral Interest Servicing Fee shall be equal to $   .

   The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicer(s), if any.

                      LISTING AND CLEARING OF CERTIFICATES

   We expect to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted or, if accepted, when such listing will be accepted. In connection with the listing application, the Certificate of Incorporation and Bylaws of the Transferor, as well as the legal notice relating to the issuance of the Offered Certificates will be deposited prior to listing with the Chief Registrar of the District Court in Luxembourg, where copies thereof may be obtained upon request. The Class A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, Clearstream and Euroclear (ISIN number for the Class A Certificates US79377BAE48, and for the Class B Certificates
US79377BAF13 , and Common Code number for the Class A Certificates       , and
for the Class B Certificates      ).

   The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus Supplement and the Prospectus in relation to the Transferor and the Offered Certificates is true and accurate in all material respects and that in relation to the Transferor and the Offered Certificates there are no material facts the omission of which would make misleading any statement herein or in the Prospectus, whether fact or opinion. The Transferor accepts responsibility accordingly. The transactions contemplated in this Prospectus Supplement were authorized by resolutions adopted by the Transferor as of June 22, 2001.

   Copies of the Pooling and Servicing Agreement, the Series 2001-2 Supplement, the Annual Independent Public Accountants Servicing Report required pursuant to the Pooling and Servicing Agreement, and the documents listed under "Where You Can Find More Information" and "Description of the Certificates and the Pooling and Servicing Agreement--Reports to Certificateholders" in the Prospectus will be available at the office of the listing agent of the Trust in Luxembourg, Banque Generale du Luxembourg S.A., whose address is 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding Saks is included in the consolidated financial statements of Saks in Saks' Annual Report for the fiscal year ended February 3, 2001, which document is also available without charge at the office of the listing agent in Luxembourg. The Certificates, the Pooling and Servicing Agreement and the Series 2001-2 Supplement are governed by the laws of the State of New York.

   Certificateholders may hold their Certificates through DTC (in the United States), or Clearstream, or Euroclear (in Europe), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream Customers and Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories"), which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. See "Description of the Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and Annex I in the Prospectus.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFERED CERTIFICATES

General

   The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Offered Certificates, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below.

   This discussion does not address every aspect of the U.S. Federal income tax laws that may be relevant to owners of beneficial interests in the Offered Certificates ("Certificate Owners") in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under U.S. Federal income tax laws (for example, banks and other financial institutions, insurance companies, dealers in securities and tax-exempt organizations). Each prospective Certificate Owner is urged to consult with its own tax advisor in determining the Federal, state, local and foreign income tax and any other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

   For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is:

  (a) a citizen or resident of the United States;

  (b) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

  (c) an estate, the income of which is subject to Federal income taxation regardless of its source; or

  (d) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code.

   For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

Characterization of the Offered Certificates as Indebtedness

   Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") will render an opinion that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

   The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Offered Certificates will be indebtedness, secured by the Receivables. The Transferor agrees and each Certificate Owner, by acquiring an interest in an Offered Certificate, will be deemed to agree to treat the Offered Certificates as indebtedness of the Transferor for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction for regulatory and financial accounting purposes as a sale of an ownership interest in the Receivables and not as a secured loan.

   In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based on its analysis of such factors, it is the opinion of Special Tax Counsel that, under current law, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Offered Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation" in this Prospectus Supplement.

Treatment of the Trust

   It is the opinion of Special Tax Counsel that the Trust will not be subject to Federal income tax, and that:

  (a) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes; and

  (b) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

   The opinion of Special Tax Counsel with respect to the Offered Certificates and the Trust is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, some or all of the Offered Certificates are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if the Offered Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing

Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

   If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, there can be no assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

   If a transaction were treated as creating a partnership between the Transferor and Certificate Owners whose interests in the Trust were treated as equity, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Certificate Owners whose interests in the Trust are treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Offered Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed 2% of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Certificates. Finally, if the partnership were a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder.

   If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificate Owners, possibly including holders of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Offered Certificates not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits, and in the case of a non-U.S. Certificate Owner, would be subject to withholding tax.

Taxation of Interest Income of U.S. Certificate Owners

   Assuming, in accordance with Special Tax Counsel's opinion, that the Offered Certificates are debt obligations for federal income tax purposes, interest thereon will be includible in income by a U.S. Certificate Owner as ordinary income in accordance with its method of tax accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning deductibility of investment interest expense.

   While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under applicable Treasury regulations, the Offered Certificates may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments are not treated as "qualified stated interest" because the IRS determines that:

  (a) no reasonable legal remedies exist to compel timely payment; and

  (b) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency.

Applicable regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency or similar circumstances, is ignored. Although this provision does not directly apply to the Offered Certificates (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Certificates at a "qualified floating-rate," the Transferor intends to take the position that interest payments on the Offered Certificates constitute qualified stated interest. If, however, interest payments were not "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income as OID but would not be includible again when the interest is actually received.

   If the Offered Certificates are in fact issued at a greater than de minimis discount, or are treated as having been issued with OID under applicable Treasury regulations, the excess of the "stated redemption price at maturity" of the Offered Certificates over the initial offering price at which a substantial amount of the Offered Certificates are sold to the public will constitute OID. A U.S. Certificate Owner must include OID in income as interest over the term of the Offered Certificates under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each U.S. Certificate Owner should consult its own tax advisor regarding the effect of the OID rules if the Offered Certificates are issued with OID. Under the applicable Treasury regulations, if an Offered Certificate is issued with de minimis OID, a U.S. Certificate Owner must include such OID in income proportionately as principal payments are made.

   A U.S. Certificate Owner who purchases an Offered Certificate at a discount from its adjusted issue price after its original issuance may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate.

   A U.S. Certificate Owner who purchases an Offered Certificate after its original issuance for an amount in excess of the sum of all amounts payable on such Offered Certificate after the purchase date other than payment of qualified stated interest (the "Remaining Redemption Amount") will be considered to have purchased the Offered Certificate at a premium. Such U.S. Certificate Owner may generally elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the Offered Certificate.

   A U.S. Certificate Owner who purchases an Offered Certificate that was issued with OID after its original issuance for an amount less than or equal to the Remaining Redemption Amount but in excess of the Offered

Certificate adjusted issue price generally is permitted to reduce the daily portion of OID otherwise includible in such Certificate Owner's taxable income.

Sale or Other Disposition of Offered Certificates

   In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between:

  (a) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest); and

  (b) the U.S. Certificate Owner's tax basis in the Offered Certificate (which is equal, in general, to the purchase price of the Offered Certificate increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Offered Certificate).

Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain provided that the Offered Certificate was held as a capital asset and provided, further, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates, and trusts exceeds the maximum long-term capital gains tax rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

Non-U.S. Certificate Owners

   As set forth above, Special Tax Counsel will render an opinion, upon issuance, that the Offered Certificates will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Offered Certificates are treated as indebtedness.

   Interest, including certain OID, if any, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless:

  (a) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form W-8ECI; or

  (b) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Offered Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the Certificate Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and in addition:

    . the non-U.S. Certificate Owner does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest);

    . the non-U.S. Certificate Owner is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest);

    . the non-U.S. Certificate Owner is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code;

    . such interest is not contingent interest described in section 871(h)(4) of the Code; and

    . the non-U.S. Certificate Owner does not bear certain relationships to any holder of either the Exchangeable Transferor Certificate other than the Transferor or any holder of the Offered Certificates of any Series not properly characterized as debt.

   Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization either directly, or indirectly, by the appropriate filing of a Form W-8IMY:

  (a) IRS Form W-8BEN signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address; or

  (b) with respect to non-U.S. persons that are Certificate Owners residing in a country that has a tax treaty with the United States who seek an exemption or reduced tax rate (depending on the treaty terms), Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer qualifies under the "portfolio interest" rules set forth in Code Sections 871 and 881 and files Form W-8BEN;

   provided that in any such case:

    . the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax; and

    . none of the entities receiving the form has actual knowledge or reason to know that the Certificate Owner is a U.S. Certificate Owner.

See "Certain Federal Income Tax Consequences--Non-U.S. Certificate Owners" in the accompanying prospectus.

   If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Offered Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

   A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Certificate, provided that:

  (a) such gain is not effectively connected with the conduct of a trade or business in the United States;

  (b) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs; and

  (c) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above hold true.

   If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event, the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

   If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

   Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Offered Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Offered Certificates of such Series and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

   An investment in the Offered Certificates will have state and local tax consequences, which will depend in part upon the tax laws of jurisdictions with respect to which the Certificate Owners are otherwise already subject to tax. Because each state's tax laws vary, the tax consequences arising to the Certificate Owners under the laws of such jurisdictions are not discussed in this summary. Potential investors should consult their own tax advisors as to the state and local tax consequences on an investment in the Offered Certificates with respect to their particular circumstances.

   Because certain activities to be undertaken by the Servicer on behalf of the Trust pursuant to the Pooling and Servicing Agreement will take place in Illinois and Mississippi, certain Illinois and Mississippi tax implications of an investment in the Offered Certificates are discussed below. This discussion is based upon current provisions of the Illinois and Mississippi statutes and regulations, and any applicable judicial or other interpretive authority, all of which are subject to change, with possible retroactive effect. No ruling on any of the issues discussed below will be sought from any Illinois or Mississippi taxing authority.

   If for Federal income tax purposes the Trust is not treated as a separate entity subject to tax and the Offered Certificates are treated as indebtedness of SCC, this same treatment should apply for Mississippi and Illinois income tax purposes, in which case the Certificate Owners not otherwise subject to income tax in Mississippi and Illinois would not be subject to the tax in these states solely because of their ownership of the Offered Certificates. Interest on the Offered Certificates generally would be taxable to an individual Certificate Owner in his state of residence and would be taxable to a corporate Certificate Owner in accordance with the laws of the jurisdictions in which the corporate Certificate Owner is subject to tax.

   In the alternative, if the Offered Certificates are not treated as debt but are considered interests in a partnership for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi income tax purposes, and the Illinois Department of Revenue or the Mississippi State Tax Commission could view the Trust as doing business in Illinois or Mississippi respectively. In this circumstance, the Trust would not be an entity subject to income taxation in Mississippi. In Illinois, however, the Trust would not be subject at the entity level to the income tax, but would be subject to the Illinois Replacement Tax at a rate of 1.5% of its income allocated or apportioned to Illinois, less certain deductions. In both Illinois and Mississippi, the Trust's items of income and deduction would be passed through pro rata to both resident and nonresident partners, who would be responsible for any income tax imposed at the partner level. Consequently, nonresident individual partners and corporate partners not otherwise doing business in Illinois or Mississippi could be required to file income tax returns in Illinois or Mississippi and pay income tax in these states on their pro rata distributive share of the Trust's income attributable to Illinois or Mississippi. In this situation, Certificate Owners not otherwise subject to tax in Illinois or Mississippi could become subject to tax in these states solely because of their ownership of the Offered Certificates considered to be partnership interests.

   If instead the Offered Certificates are treated as ownership interests in either a publicly traded partnership taxable as a corporation or an entity classified as an association taxable as a corporation for Federal income tax purposes, the same treatment should apply for both Illinois and Mississippi tax purposes, and the entity would be subject to the income tax in these states. The entity level taxes could result in reduced distributions to Certificate Owners. If subject to tax in Illinois or Mississippi, the Certificate Owners would be taxed on distributions from the Trust in the same manner as they are taxed on regular corporate dividends and other distributions. Nonetheless, if corporate treatment were to apply, Certificate Owners not otherwise subject to income tax in Illinois or Mississippi should not become subject to the tax on distributions from the Trust solely because of their ownership of the Offered Certificates.

   Saks has agreed in the Pooling and Servicing Agreement to indemnify and hold harmless the Certificate Owners and the Trustee against any loss, liability, expense, damage or injury (net of any benefit realized), that is suffered or sustained by the Trust, the Trustee or any Certificate Owner as a result of a determination by the State of Illinois (or its taxing authority) that the Trust is a partnership and that the Illinois Replacement Tax is applicable to the Trust and, as a consequence, any Illinois Replacement Tax (including any interest or penalties with respect thereto or arising from a failure to comply therewith) are required to be paid by the Trust, the Trustee or the Certificate Owners. The foregoing indemnity shall terminate upon delivery to the Trustee of evidence of, among other things, any repeal or modification of the Illinois Replacement Tax by the State of Illinois (or its taxing authority) that would make it no longer potentially applicable to the Trust, the Trustee or any Certificate Owner (in their capacities as such) or the occurrence of certain other events having a similar effect.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of Code, impose certain restrictions on:

  (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

  (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans;

  (c) any entities whose underlying assets include Plan Assets by reason of a plan's investment in such entities (each of (a), (b), and (c), a "Plan"); and

  (d) persons who have certain specified relationships to Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code, collectively "Parties in Interest").

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S.86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and such insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between and Plan and Parties in Interest of Disqualified Persons with respect to such Plan. Violation of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

Prohibited Transactions

   ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan (such assets, "Plan Assets") and Parties in Interest, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set for in Section 406 of ERISA and
Section 4975 of the Code.

Plan Assets Regulation

   In addition, under DOL Regulation Section 2510.3-101 (the "Plan Assets Regulation"), the purchase with Plan Assets of equity interests in the Trust would cause the assets of the Trust to be deemed Plan Assets of the investing Plan which, in turn, would subject the Trust and transactions involving its assets to the fiduciary responsibility provision of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code unless certain exceptions are applicable.

Exception for Class A Certificates

   The Plan Assets Regulation contains an exception that may apply to the purchase of Class A certificates by a Plan. Under this exception, the issuer of a security is not deemed to hold Plan Assets of a Plan that purchases the security so long as the security qualifies as a "publicly offered security" for purposes of the Plan Assets Regulation. A publicly offered security is a security that is:

  (a) freely transferable;

  (b) part of a class of securities that is widely held (i.e., owned by 100 or more investors independent of the issuer and of one another); and

  (c) either:

    .  part of a class of securities registered with the Commission under
       Section 12(b) or 12(g) of the Exchange Act; or

    . sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later that as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

Class B Certificates

   Another exception applies if less than 25% of the value of each class of equity interests in the Trust is held by Plans, other employee benefit plans not subject to ERISA or section 4975 of the Code (such as governmental, church, and foreign plans), and other entities holding "Plan Assets" (collectively, "Plan Investors"). No assurance can be given that the Class B Certificates will not be treated as "equity interests" in the Trust for purposes of the Plan Assets Regulation or that the value of the Class B Certificates held by Plan Investors will be less than 25% of the total value of such Class B Certificates at the completion of this offer or thereafter and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to the exception. If the assets of the Trust were deemed to be "Plan Assets" of Plans acquiring the Class B Certificates or of Plans acquiring interests in the other series, certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions.

   In order to reduce the likelihood that the assets of the Trust would become subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, except for insurance company general accounts as discussed below, potential investors will not be permitted to use the assets of Plan Investors to acquire the Class B Certificates.

Special Consideration Applicable to Insurance Company General Accounts

   Potential investors that are, or are acting on behalf of, an insurance company general account will be permitted to acquire the Class B Certificates, provided that each such investor, by its acceptance of a Class B Certificate, will be deemed to have represented and warranted that less than 25% of the assets of such general account constitute assets of one or more Plan Investor. In addition, by its acceptance of a Class B Certificate, each such potential investor will be deemed to represent, warrant and covenant that, if at any time the percentage of the assets of its general account that constitutes assets of one or more Plan Investors equals or exceeds 25% of such general account, such potential investor will take such steps as may be necessary to dispose of its interest in the Class B Certificates.

Plans Not Subject to ERISA or the Code

   Certain employee benefit plans, such as foreign pension plans governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not generally subject to the requirements of ERISA or Section 4975 of the Code. Such plans are, however, treated as Plan Investors for the purposes of the Plan Assets Regulation. Accordingly, assets of such plans may not be invested in the Class B Certificates.

                                  UNDERWRITING


   Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Transferor has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have severally agreed to purchase from the Transferor, the principal amount of Offered Certificates set forth opposite their respective names below:

                                                             Principal Amount of
                                                                   Class A
   Class A Underwriters                                         Certificates
   --------------------                                      -------------------
   Banc of America Securities LLC...........................    $
   J.P. Morgan Securities Inc. .............................
   Banc One Capital Markets, Inc. ..........................
   Salomon Smith Barney Inc. ...............................
                                                                ------------
     Total..................................................    $333,000,000
                                                                ============

                                                             Principal Amount of
                                                                   Class B
   Class B Underwriter                                          Certificates
   -------------------                                       -------------------
   Banc of America Securities LLC...........................     $36,000,000
                                                                 -----------
     Total..................................................     $36,000,000
                                                                 ===========

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any of the Certificates are purchased.

   The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof and to certain dealers
at such price less concessions not in excess of   % of the principal amount of
the Class A Certificates. The Underwriters may allow, and such dealers may
reallow, concessions not in excess of   % of the principal amount of the Class
A Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

   The Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of
  % of the principal amount of the Class B Certificates. The Underwriter may
allow, and such dealers may reallow, concessions not in excess of   % of the
principal amount of the Class B Certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriter.

   The Transferor and Saks will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   In addition to the underwriting discount to be paid to the Underwriters as set forth on the cover page hereto, the Transferor has agreed to reimburse the Underwriters for their reasonable out-of-pocket costs and expenses incurred in connection with the offering, including the reasonable fees and disbursements of Underwriters' counsel.

   In connection with the sale of these Offered Certificates, the underwriters may engage in:

  . over-allotments, in which members of the syndicate selling these Offered Certificates sell more Offered Certificates than the issuer actually sold to the syndicate, creating a syndicate short position;

  . stabilizing transactions, in which purchases and sales of these Offered Certificates may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

  . syndicate covering transactions, in which members of the selling syndicate purchase these Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions; and

  . penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Offered Certificates originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

   These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Offered Certificates to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

   Each Underwriter has represented and agreed that:

  . it has not offered or sold, and will not offer or sell, any certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

  . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom; and

  . it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue or sale of notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

   In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and investment banking and other transactions with Saks and its affiliates. Bank of America, N.A., which is an affiliate of Banc of America Securities LLC, is agent bank and a lender to Saks and certain of its affiliates under a $750 million multi-year credit facility between Saks and a syndicate of lending banks that includes Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, which are affiliates of J.P. Morgan Securities Inc., Bank One, N.A. (formerly named The First National Bank of Chicago), an affiliate of Banc One Capital Markets, Inc., and Citibank, N.A., an affiliate of Salomon Smith Barney Inc. Bank of America, N.A., Bank One, N.A. and Morgan Guaranty Trust Company of New York also serve as agents and investors with respect to two multi-seller, asset-backed commercial paper conduits that each holds 25% of the Trust's Series 1997-1 Variable Funding Certificates. A multi-seller asset-backed commercial paper conduit, for which Bank of America, N.A. acts as agent and investor, holds all of the senior certificates of Series 2001-1, which will be repaid with the proceeds from the sale of the Offered Certificates. The balance of those net proceeds will be applied to reduce the amount outstanding under the Trust's Series 1997-1 Variable Funding Certificates.

                                 LEGAL MATTERS

   Certain legal matters relating to the issuance of the Offered Certificates and the Federal income tax consequences of such issuance will be passed upon for Saks and the Transferor by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Offered Certificates will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----
Accumulation Period Factor................................................. S-54
Accumulation Period Length................................................. S-41
Active Accounts............................................................ S-30
Adaptive Control Testing................................................... S-24
Additional Interest........................................................ S-39
Adjusted Investor Amount................................................... S-44
Allocable Amount........................................................... S-56
Available Principal Collections............................................ S-49
Available Spread Account Amount............................................ S-52
Bank....................................................................... S-17
Base Rate.................................................................. S-60
business day............................................................... S-39
Certificate Owners......................................................... S-62
Class A Account Percentage................................................. S-49
Class A Additional Interest................................................ S-39
Class A Adjusted Investor Amount........................................... S-44
Class A Adjustment Amount.................................................. S-56
Class A Allocable Amount................................................... S-56
Class A Available Funds.................................................... S-49
Class A Certificate Rate................................................... S-4
Class A Investor Amount.................................................... S-44
Class A Investor Charge Off................................................ S-57
Class A Investor Default Amount............................................ S-55
Class A Investor Percentage................................................ S-44
Class A Monthly Interest................................................... S-50
Class A Monthly Principal.................................................. S-53
Class A Pool Factor........................................................ S-37
Class A Required Amount.................................................... S-46
Class A Servicing Fee...................................................... S-61
Class B Account Percentage................................................. S-50
Class B Additional Interest................................................ S-39
Class B Adjusted Investor Amount........................................... S-45
Class B Adjustment Amount.................................................. S-56
Class B Allocable Amount................................................... S-56
Class B Available Funds.................................................... S-50
Class B Certificate Rate................................................... S-4
Class B Investor Amount.................................................... S-44
Class B Investor Charge Off................................................ S-57
Class B Investor Default Amount............................................ S-56
Class B Investor Percentage................................................ S-45
Class B Monthly Interest................................................... S-50
Class B Monthly Principal.................................................. S-53
Class B Pool Factor........................................................ S-37
Class B Required Amount.................................................... S-46
Class B Servicing Fee...................................................... S-61
Class B Subordinated Principal Collections................................. S-43
Closing Date............................................................... S-39
Code....................................................................... S-62

                                                                            Page
                                                                            ----
Collateral Interest Account Percentage..................................... S-50
Collateral Interest Additional Interest.................................... S-52
Collateral Interest Adjusted Amount........................................ S-45
Collateral Interest Adjustment Amount...................................... S-56
Collateral Interest Allocable Amount....................................... S-56
Collateral Interest Amount................................................. S-45
Collateral Interest Available Funds........................................ S-50
Collateral Interest Charge Off............................................. S-58
Collateral Interest Default Amount......................................... S-56
Collateral Interest Monthly Principal...................................... S-53
Collateral Interest Percentage............................................. S-45
Collateral Interest Pool Factor............................................ S-37
Collateral Interest Rate................................................... S-51
Collateral Interest Required Amount........................................ S-47
Collateral Interest Servicing Fee.......................................... S-61
Collateral Monthly Interest................................................ S-51
Collateral Percentage...................................................... S-37
Collateral Subordinated Principal Collections.............................. S-45
Controlled Accumulation Amount............................................. S-54
Controlled Deposit Amount.................................................. S-54
CPS........................................................................ S-18
Credit Service Center...................................................... S-19
Default Amount............................................................. S-55
Defaulted Accounts......................................................... S-55
Defaulted Receivables...................................................... S-55
Deficit Controlled Accumulation Amount..................................... S-55
Depositories............................................................... S-62
Determination Date......................................................... S-55
Discount Option Receivables................................................ S-41
Discount Percentage........................................................ S-40
Distribution Date.......................................................... S-39
ERISA...................................................................... S-69
Excess Spread.............................................................. S-51
Excluded Accounts.......................................................... S-22
Expected Payment Date...................................................... S-33
FDIA....................................................................... S-17
finance charge............................................................. S-26
Finance Charge Receivables................................................. S-19
Interest Period............................................................ S-39
Investor Default Amount.................................................... S-55
Investor Percentage........................................................ S-43
IRS........................................................................ S-63
LIBOR...................................................................... S-40
LIBOR Determination Date................................................... S-39
London business day........................................................ S-40
Minimum Transferor Amount.................................................. S-58
Monthly Period............................................................. S-34

                                                                            Page
                                                                            ----
non-U.S. Certificate Owner................................................. S-62
OCC........................................................................ S-21
Offered Certificates....................................................... S-37
OID........................................................................ S-65
Parties in Interest........................................................ S-69
Pay Out Event.............................................................. S-59
PCC........................................................................ S-19
Plan....................................................................... S-69
Plan Assets................................................................ S-70
Plan Assets Regulation..................................................... S-70
Plan Investors............................................................. S-70
Pool Factors............................................................... S-37
Portfolio Yield............................................................ S-60
Prepayable Instrument...................................................... S-65
Principal Account.......................................................... S-34
Principal Account Balance.................................................. S-44
Principal Receivables...................................................... S-19
Probe...................................................................... S-24
Qualified Maturity Agreement............................................... S-42
qualified minimum payment.................................................. S-26
Rating Agency Condition.................................................... S-38
Reallocated Principal Collections.......................................... S-46
Record Date................................................................ S-37
Reference Banks............................................................ S-40
Reform Act................................................................. S-17
Regular Revolving Account.................................................. S-25
Remaining Redemption Amount................................................ S-65
Required Accumulation Factor Number........................................ S-54
Required Reserve Account Amount............................................ S-52

                                                                            Page
                                                                            ----
Required Spread Account Amount............................................. S-52
Reserve Account............................................................ S-42
Reserve Account Funding Date............................................... S-42
Retail Businesses.......................................................... S-19
Saks....................................................................... S-18
Saks Department Store Group................................................ S-20
Saks Direct................................................................ S-21
Saks Fifth Avenue.......................................................... S-18
Saks Holdings.............................................................. S-18
SCC........................................................................ S-19
SDSG....................................................................... S-20
Section 360.6.............................................................. S-17
Series 2001-2 Supplement................................................... S-37
Series Adjustment Amount................................................... S-59
Servicer................................................................... S-18
Servicing Fee Percentage................................................... S-61
SFAE....................................................................... S-20
Shared Excess Finance Charge Collections................................... S-52
SPE........................................................................ S-18
Special Tax Counsel........................................................ S-63
SSG........................................................................ S-20
Telerate Page 3750......................................................... S-40
Transferor................................................................. S-19
Transferor Interest........................................................ S-38
Transferor Percentage...................................................... S-38
Trust Portfolio............................................................ S-22
U.S. Certificate Owner..................................................... S-62
Underwriters............................................................... S-72
Underwriting Agreement..................................................... S-72

                                    ANNEX I
                                  OTHER SERIES

   The following table sets forth the principal characteristics of the Senior Class Variable Funding Certificates of Series 1997-1, the Class A and Class B Certificates of Series 1997-2, the Class A and Class B Certificates of Series 1999-1 and the Class A-1 and A-2 Variable Funding Certificates of Series 2001-1, the only Series heretofore issued by the Trust and currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (205) 940-4000. The Servicer will provide, without charge, to any prospective purchaser of the Class C Securities, a copy of the Prospectus, any current Prospectus Supplement to the Prospectus, if applicable, and the Series Supplement (without exhibits) for any publicly issued Series.

1. Class A-1, Class A-2, Class A-3 and Class A-4 Variable Funding Certificates, Series 1997-1

Group.........................................  One
Senior Class Investor Amount..................  $420,000,000
Class A-1, A-2, A-3 and A-4 Certificate Rate..  Floating (uncapped)
Credit Enhancement............................  Subordination
Series Closing Date...........................  June 28, 2001
Series Termination Date.......................  June 27, 2002

2. Class A and Class B Asset Backed Certificates, Series 1997-2

Group.........................................  One
Class A Initial Investor Amount...............  $180,000,000
Class B Initial Investor Amount...............  $20,000,000
Class A Certificate Rate......................  6.50%
Class B Certificate Rate......................  6.69%
Class A Expected Payment Date.................  August 2002 Distribution Date
Class B Expected Payment......................  September 2002 Distribution Date
Credit Enhancement............................  Subordination
Series Closing Date...........................  August 21, 1997
Series Termination Date.......................  December 15, 2005

3. Class A and Class B Asset Backed Certificates, Series 1999-1

Group.........................................  One
Class A Initial Investor Amount...............  $280,000,000
Class B Initial Investor Amount...............  $30,275,000
Class A Certificate Rate......................  LIBOR plus 0.22%
Class B Certificate Rate......................  LIBOR plus 0.43%
Class A Expected Payment Date.................  July 15, 2002
Class B Expected Payment Date.................  July 15, 2002
Credit Enhancement............................  Subordination
Series Closing Date...........................  July 21, 1999
Series Termination Date.......................  December 15, 2004

4. Class A-1 and Class A-2 Variable Funding Certificates, Series 2001-1

Group........................................................ One
Class A-1 and A-2 Maximum Investor Amount.................... $250,410,000
Class A-1 and A-2............................................ Floating
Credit Enhancement........................................... Subordination
Series Closing Date.......................................... March 1, 2001
Series Termination Date...................................... September 13, 2001

Prospectus

                         Saks Credit Card Master Trust
                                     Issuer

                            Saks Credit Corporation
                                   Transferor

                               Saks Incorporated
                                    Servicer


                           Asset Backed Certificates

+------------------+
| Consider         |     The Trust-
| carefully the    |
| risk factors     |     .  from time to time may issue asset backed
| beginning on     |        certificates in one or more series with one or
| page 5 in this   |        more classes
| prospectus.      |
|                  |     .  will own
| A certificate is |
| not a deposit    |        .  consumer credit card receivables
| and neither the  |
| certificates nor |        .  payments due on those receivables
| the underlying   |
| accounts or      |        .  other property described in this prospectus and
| receivables are  |           in the accompanying prospectus supplement
| insured or       |
| guaranteed by    |     The Certificates-
| the Federal      |
| Deposit          |     .  will represent interests in the Trust and will be
| Insurance        |        paid only from Trust assets
| Corporation or   |
| any other        |     .  will be rated in one of the four highest rating
| government       |        categories by at least one nationally recognized
| agency.          |        rating organization
|                  |
| The certificates |     .  may have credit enhancement
| will represent   |
| interests in the |     .  will be issued as part of a series that may
| Trust only and   |        include one or more classes of certificates and
| will not         |        enhancement, and that may be paired or grouped
| represent        |        with other series
| interests in or  |
| obligations of   |     The Certificateholders-
| Saks or any Saks |
| affiliate.       |     .  will receive interest and principal payments from
|                  |        a varying percentage of credit card receivables
| This prospectus  |        collections
| may be used to   |
| offer and sell   |
| series of        |
| certificates     |
| only if          |
| accompanied by   |
| the prospectus   |
| supplement for   |
| that series.     |
+------------------+

Neither the SEC nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  July 6, 2001

                   Important Notice About Information in This
             Prospectus and the Accompanying Prospectus Supplement

   This prospectus is part of a "shelf" registration statement that the Trust has filed with the SEC. By using a shelf registration statement, the Trust may offer the certificates from time to time and in one or more offerings. The Trust may use the shelf registration statement to offer up to $1,000,000,000 of certificates. We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  .  the terms, including interest rates, for each class;

  .  the timing of interest and principal payments;

  .  financial and other information about the receivables;

  .  information about credit enhancement, if any, for each class;

  .  the ratings for each class; and

  .  the method for selling the certificates.

   If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date, other than the dates of the information, and otherwise as stated on their covers.

   We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents and the table of contents included in each prospectus supplement state where these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms" beginning on page 62 in this prospectus.

                         Reports to Certificateholders

   The servicer will prepare monthly and annual reports that will contain information about the Trust. We will not prepare the financial information in the reports in accordance with generally accepted accounting principles. Until definitive certificates are issued, we will send the reports to the trustee who will deliver copies to Cede & Co. which is the nominee of DTC and the registered holder of the certificates. We will not send any financial reports directly to you. The reports will be filed with the SEC. See "Where You Can Find More Information," "Description of the Certificates--Book-Entry Registration," and "--Reports to Certificateholders" in this prospectus.

                      Where You Can Find More Information

   We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

   The servicer, on behalf of the Trust, will file with the SEC all annual, monthly and special SEC reports and other information about the Trust required by the Securities Exchange Act of 1934 or by the rules and regulations of the SEC.

   You may read and copy any reports, statements or other information we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   The SEC allows us to "incorporate by reference" information we file with the SEC. This means we disclose important information to you by referring you to that information. The information we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the updated information. We incorporate by reference any future SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of certificates.

   You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless we specifically incorporate the exhibits by reference), at no cost, by writing or calling Scott A. Honnold at Saks Incorporated, 750 Lakeshore Parkway, Birmingham, Alabama 35211 (205) 940-4000.

              This Prospectus Contains Forward-Looking Statements

   This prospectus contains forward-looking statements that involve risks and uncertainties. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "should," "would," "believe," "estimate," "contemplate," "continue," "possible," or other similar words. Actual results may differ significantly from the results Saks discusses in forward-looking statements. Factors that might cause such a difference include, but are not limited to: general economic and business conditions, both nationally and in Saks' trade areas; Saks' merchandise mixes; Saks' site selection for stores; traffic and demographic patterns; general prospects for the retail industry; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among Saks' customers; the effects of weather conditions on seasonal sales in Saks' trade areas; competition among department and specialty stores and other retailers, including luxury goods retailers, general merchandise stores, mail order retailers and off-price and discount stores; the competitive pricing environment within the retail industry; the effectiveness of Saks' advertising, marketing and promotional campaigns; changes in bankruptcy and other laws and regulations affecting credit cards and credit card banks; Saks' ability to determine and implement appropriate merchandising strategies, merchandise flow and inventory turnover levels; Saks' realization of planned synergies, cost savings, and cost containment in its operations and in past and future acquisitions; and Saks' ability to integrate acquired businesses and stores.

   You should also consider all other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference. You should pay particular attention to those factors discussed in any supplement under the heading "Risk Factors." You should not rely on the information contained in any forward-looking statements, and you should not expect Saks to update any forward-looking statements.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..................   1
RISK FACTORS........................   5
CREDIT CARD PROGRAM.................  15
THE ACCOUNTS........................  15
THE TRUST...........................  16
MATURITY ASSUMPTIONS................  17
USE OF PROCEEDS.....................  18
SAKS INCORPORATED...................  18
SAKS CREDIT CORPORATION.............  18
DESCRIPTION OF THE CERTIFICATES AND
 THE POOLING AND SERVICING
 AGREEMENT..........................  18
General.............................  18
Book-Entry Registration.............  20
Definitive Certificates.............  23
Interest Payments...................  23
Principal Payments..................  24
Transfer of Receivables.............  24
Exchanges...........................  25
Representations and Warranties......  26
Addition of Accounts................  28
Removal of Accounts.................  30
Discount Option Receivables.........  30
Collection and Other Servicing
 Procedures.........................  31
Collection and Principal Accounts...  31
Funding Period......................  32
Investor Percentage and Transferor
 Percentage.........................  33
Application of Collections..........  33
Shared Principal Collections........  34
Excess Funding Account..............  35
Shared Excess Finance Charge
 Collections........................  35
Paired Series.......................  35
Allocation of Investor Default
 Amount; Adjustment Amounts;
 Investor Charge Offs...............  36
Allocation of Adjustment Amounts....  37
Defeasance..........................  37
Optional Repurchase; Final Payment
 of Principal; Termination..........  38
Pay Out Events......................  38
Servicing Compensation and Payment
 of Expenses........................  39
Certain Matters Regarding the
 Servicer...........................  40
Servicer Default....................  40
Reports to Certificateholders.......  41
Amendments..........................  43
Indemnification.....................  44
Amendments to the Pooling and
 Servicing Agreement Relating to
 FASIT Election.....................  44

List of Certificateholders..........   45
The Trustee.........................   45
ENHANCEMENT.........................   45
General.............................   45
Subordination.......................   46
Cash Collateral Guaranty or
 Account............................   46
Letter of Credit....................   47
Surety Bond or Insurance Policy.....   47
Spread Account......................   47
Reserve Account.....................   47
CERTAIN LEGAL ASPECTS OF THE
 RECEIVABLES........................   47
Transfer of Receivables.............   47
Certain Matters Relating to
 Bankruptcy or Insolvency...........   48
Certain Matters Relating to
 Receivership and Conservatorship of
 Banks..............................   50
Proposed FDIC Policy................   51
Consumer and Debtor Protection Laws,
 Recent and Proposed Legislation....   51
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.......................   52
General.............................   52
Characterization of the Certificates
 as Indebtedness....................   53
Treatment of the Trust..............   53
Possible Classification of the
 Transaction as a Partnership or as
 an Association Taxable as a
 Corporation........................   53
Taxation of Interest Income of U.S.
 Certificate Owners.................   54
Sale of a Certificate by a U.S.
 Certificate Owner..................   55
FASIT Considerations................   55
Non-U.S. Certificate Owners.........   55
Backup Withholding..................   57
STATE AND LOCAL TAX CONSEQUENCES....   57
ERISA CONSIDERATIONS................   57
PLAN OF DISTRIBUTION................   60
LEGAL MATTERS.......................   61
INDEX OF TERMS FOR PROSPECTUS.......   62
ANNEX I--GLOBAL CLEARANCE,
 SETTLEMENT AND TAX DOCUMENTATION
 PROCEDURES.........................  I-1
Initial Settlement..................  I-1
Secondary Market Trading............  I-1
Certain U.S. Federal Income Tax
 Documentation Requirements.........  I-3

                               PROSPECTUS SUMMARY

 . This summary highlights selected information from this document and does not contain all the information that you need to make your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus supplement.

 . This summary provides an overview of the receivables and how they will be allocated, calculations, cash flows and other information to aid your understanding. It is qualified by the full description of these allocations, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.


The Trust and The Trustee

The Saks Credit Card Master Trust was formed on August 21, 1997 as part of a master pooling and servicing agreement by and among Saks (formerly named Proffitt's, Inc.), as servicer, Saks Credit Corporation (as successor to Proffitt's Credit Corporation), as transferor, and Norwest Bank Minnesota, National Association, as trustee.

The Trust is a master trust under which we may issue multiple series of certificates. Each series is issued pursuant to a series supplement to the pooling and servicing agreement. The terms of a series are set forth in the related series supplement. Some classes or series may not be offered by this prospectus; for example, they may be offered privately.

Trust Assets

Saks Credit Corporation, as transferor, has transferred to the Trust receivables arising from a portfolio of revolving consumer credit card accounts owned by National Bank of the Great Lakes. The bank is a wholly owned, indirect subsidiary of Saks.

All new receivables generated in the accounts will be transferred automatically to the Trust. The receivables transferred to the Trust are the primary trust assets. From time to time the transferor may designate additional accounts to the Trust. Receivables in such additional accounts will be transferred automatically to the Trust. The total amount of receivables in the Trust will fluctuate daily as new receivables are generated and payments are received. The transferor may also transfer additional assets to the Trust.

See "Information About the Receivables" and "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts" in this prospectus.

The Trust's assets also include payments due on the receivables and other proceeds of the receivables and related credit insurance policies.

Additional Trust assets may include:

 .  monies and investments in the Trust's bank and other accounts; and

 .  instruments and rights providing credit enhancement to a series or class.

The transferor may also remove, subject to limitations and conditions, receivables that it has transferred to the Trust.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Removal of Accounts" in this prospectus.

Information About the Receivables

The receivables arise in accounts selected and designated to the Trust by the transferor from the bank's credit card account portfolio. This selection is based on criteria established in the pooling and servicing agreement.

The bank's credit card account portfolio consists of private label credit card accounts established for customers of Saks' retail businesses.

The receivables consist of both principal receivables and finance charge receivables.

Principal receivables are generally amounts charged by cardholders for merchandise and services.

Finance charge receivables are finance charges and credit card fees charged to cardholders. The transferor may also designate a percentage of principal receivables that will be treated as finance charge receivables. These redesignated receivables are called discount option receivables.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Discount Option Receivables" in this prospectus.

Collections by the Servicer

Saks services the receivables under the pooling and servicing agreement for a servicing fee. In limited cases, Saks may resign or be removed, and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the Trust. Each series pays a portion of the servicing fee.

See "Saks Incorporated" in this prospectus.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of collections of finance charge receivables and principal receivables. The servicer then allocates those collections.

Allocation of Trust Assets

The Trust assets will be allocated to the holders of certificates and other interests of each series and to SCC as the holder of the exchangeable transferor certificate. The exchangeable transferor certificate represents the remaining interest in the assets of the Trust not represented by the certificates and other interests issued by the Trust. On any date, this remaining interest is equal to the aggregate amount of principal receivables in the Trust not allocated to a series or to holders of other classes of certificates. If there is more than one class in a series, there may be a further allocation of Trust assets among each class.

The servicer will allocate (a) collections of finance charge receivables and principal receivables and (b) receivables in accounts written off as uncollectible, to each series based on a varying percentage, called the investor percentage, as described in the accompanying prospectus supplement.

The aggregate amount of principal receivables allocated at any time to a series establishes that series' "investor interest."

See "Description of the Certificates and the Pooling and Servicing Agreement-- General" and "--Investor Percentage and Transferor Percentage" in this prospectus.

Interest Payments on the Certificates

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of one or more classes, each class may differ in, among other things, priority of payments, payment dates, interest rates, methods for computing interest, and rights to credit enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly, semi-annually or on other scheduled dates over the life of the certificates.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Application of Collections," "--Shared Excess Finance Charge Collections" and "Enhancement" in this prospectus.

Principal Payments on the Certificates

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity and rights to credit enhancement.

Revolving Period

The revolving period for a class starts on the date that certificates for that class are issued and ends at the start of an amortization period or an accumulation period. The Trust will not pay or accumulate principal for the related certificateholders in the revolving period. During the revolving period, the Trust, subject to certain limitations, will usually pay available principal to the holder of the exchangeable transferor certificate or, in certain circumstances, available principal may be used to pay amounts due to holders of certificates of other series issued by the Trust.

Accumulation and Amortization Periods

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

 . principal is accumulated in specified amounts per month and paid on a scheduled date;

 .  principal is paid in fixed amounts at scheduled intervals;

 .  principal is paid in varying amounts at scheduled intervals;

 . principal is paid in varying amounts each month following certain adverse events.

Controlled Accumulation Period

If a class of certificates has a controlled accumulation period, the Trust is expected to pay available principal to the certificateholders on a scheduled payment date specified in the accompanying prospectus supplement. If the series has more than one class, each class may have a different priority for payment. For a period of time prior to the scheduled payment date, the Trust must deposit available principal in a trust account in specified amounts plus any specified amounts not previously deposited. If amounts sufficient to pay the investor interest for a class have not been accumulated by the scheduled payment date for that class, a pay out event will occur and the rapid amortization period will begin. The controlled accumulation period for a class starts on a date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 .  the investor interest for the class is paid in full;

 .  a rapid amortization period starts; or

 . the latest date by which principal and interest for the series of certificates can be paid, which is called the stated series termination date.

Controlled Amortization Period

If a class of certificates has a controlled amortization period, the Trust will pay available principal to the certificateholders on each distribution date during the controlled amortization period in a fixed amount plus any amounts not previously paid. If the series has more than one class, each class may have a different priority for payment. The controlled amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 .  the investor interest for the class is paid in full;

 .  a rapid amortization period starts; or

 .  the stated series termination date is reached.

Principal Amortization Period

If a class of certificates has a principal amortization period, the Trust will pay available principal to the certificateholders on each distribution date during the principal amortization period. If a series has more than one class, each class may have a different priority for payment. The principal amortization period for a class starts on the date specified in the accompanying prospectus supplement and ends when any one of the following occurs:

 .  the investor interest for the class is paid in full;

 .  a rapid amortization period starts; or

 .  the stated series termination date is reached.

Rapid Amortization Period

If a class of certificates is in a rapid amortization period, the Trust will pay available principal to the certificateholders on each distribution date. If the series has more than one class, each class may have a different priority for payment. The rapid amortization period starts on the day a pay out event occurs. The rapid amortization period ends when any of the following occurs:

 .  the investor interest for the class is paid in full; or

 .  the stated series termination date is reached.

Pay Out Events

A pay out event for any series of certificates will include the adverse events described in the accompanying prospectus supplement, including:

 .  events of insolvency or receivership relating to the transferor or Saks; or

 . the Trust or the transferor becomes an "investment company" under the Investment Company Act of 1940.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Pay Out Events" in this prospectus.

Shared Excess Finance Charge Collections

Series may be grouped together. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to any series are not needed for that series, those collections may be applied to shortfalls of another series in the same group.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Shared Excess Finance Charge Collections," "--Application of Collections" and "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus.

Shared Principal Collections

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables and certain other amounts that are allocated to the investor interest for any series are not needed for that series, those collections may be applied to cover principal payments for another series in the same group.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Shared Principal Collections" in this prospectus.

Credit Enhancement

Each class of a series may be entitled to credit enhancement. Credit enhancement provides additional payment protection to investors.

Credit enhancement may take one or more forms, including the following:

 . subordinated classes  . letter of credit
 . collateral interest   . surety bond
 . insurance             . spread account
 . cash collateral       . reserve account
  guaranty or account   . swap arrangements

The type, characteristics and amount of any credit enhancement will be:

 . based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

 . established based on the requirements of each rating agency rating one or more classes of the certificates of that series.

See "Enhancement" and "Risk Factors--Credit Ratings Are Limited in Nature and Do Not Guarantee Payments" in this prospectus.

Optional Repurchase

The transferor has the option to repurchase any series of certificates once the investor amount for the series is reduced to 10% or less of the initial investor amount.

See "Description of the Certificates and the Pooling and Servicing Agreement-- Optional Repurchase; Final Payment of Principal; Termination" in this prospectus.

Tax Status

Information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes is included in this prospectus and the accompanying prospectus supplement.

See "Certain Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Consequences of the Offered Certificates" in the accompanying prospectus supplement.

Certificate Ratings

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--Credit Ratings Are Limited and Do Not Guarantee Payments" in this prospectus.

                                  RISK FACTORS

  You should consider the following risk factors in deciding whether to purchase the certificates.

You May Not Be Able to         The underwriters may assist in resales of the
Resell Your Certificates       certificates but they are not required to do
                               so. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your certificates at any time.

Other Interests May Have       The transferor has represented in the pooling
Priority Over Your             and servicing agreement that the transfer of
Certificates                   the receivables to the Trust is a sale of, or
                               alternatively the grant of a security interest in, the receivables. The transferor has taken steps to give the trustee a "first priority perfected security interest" in the receivables in the event a court concludes the transferor still owns the receivables. If the Trust's interest in the receivables is deemed a security interest in the receivables, a tax, government or other nonconsensual lien arising before receivables come into existence may have priority over the Trust's interest in the receivables.

                               See "Certain Legal Aspects of the Receivables-- Transfer of Receivables" and "Description of the Certificates and the Pooling and Servicing Agreement--Representations and Warranties" in this prospectus.

If a Conservator or            The bank and the transferor believe that the
Receiver is Appointed          transfers of the receivables from the bank to
for the Bank, Its Assets       the transferor are "true sales." This is
May Be Sold at a Loss,         important if a conservator or receiver were
and Payments on Your           appointed for the bank. In those circumstances,
Certificates May Be            if the transfer of receivables were
Affected                       characterized as a security interest in the
                               receivables and not a true sale, reductions or delays in payments to the transferor could occur. Consequently, payments on the certificates may be delayed and you may experience losses in your investment.

                               The Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and policy statements issued by the FDIC, provide that the FDIC should respect a security interest where the security interest--

                               .  is validly perfected before the bank's
                                  insolvency; and

                               . was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

                               FDIC staff positions taken prior to the passage of FIRREA suggest that the FDIC would not interrupt the timely transfer to the Trust of payments collected on the receivables. If the FDIC were to assert a different position, your payments of outstanding principal and interest could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                               .  require the trustee to go through an
                                  administrative claims procedure to establish its right to those payments;

                               . request a stay of proceedings with respect to the bank; or

                               . reject the bank's sales contract and limit the Trust's resulting claim to "actual direct compensatory damages."

                               If a conservator or receiver were appointed for the bank, then a pay out event could occur on all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the Trust and the trustee would sell the receivables, unless holders of more than 50% of the investor interest of each class of outstanding certificates, and anyone else authorized to vote on those matters, gave the trustee other instructions. The Trust would then terminate earlier than was planned and you could suffer a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. However, the conservator or receiver may have the power:

                               . regardless of the terms of the pooling and servicing agreement, (a) to prevent the beginning of a rapid amortization period,
                                  (b) to prevent the early sale of the
                                  receivables and termination of the Trust or
                                  (c) to require new principal receivables to continue being transferred to the Trust; or

                               .  regardless of the instructions of those
                                  authorized to direct the trustee's actions under the pooling and servicing agreement,
                                  (a) to require the early sale of the
                                  receivables, (b) to require termination of the Trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the Trust.

                               The FDIC proposed a policy statement in
                               December 1998 to clarify when the FDIC will not attempt to reclaim, recover or recharacterize assets transferred by a bank to a special purpose entity in connection with a securitization. The FDIC withdrew the proposed policy statement and proposed a regulation on August 31, 1999. The proposed regulation confirms that the FDIC's current practice will apply to securitizations that satisfy the criteria for sale accounting and where the documentation reflects the parties' intention to treat the transaction as a sale and not as a secured borrowing. See "Recent Legislative and Regulatory Developments."

                               In addition, if a conservator or receiver is appointed for the servicer, the conservator or receiver might have the power to prevent either the trustee or the certificateholders from appointing a new servicer.

                               See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Receivership Bankruptcy or Insolvency" in this prospectus.

Changes to the                 The bank continues to own the accounts and
Receivables Could              retains the right to change various account
Adversely Affect               terms, including the finance charges and other
Collections and Could          fees it charges and the required monthly
Cause an Early Pay Out         minimum payment. Changes to these terms may be
or a Downgrade of Your         made voluntarily by the bank or may be forced
Certificates                   upon it by law or market conditions. Changes in
                               the finance charges and other fees could decrease the effective yield on the accounts and this could lead to a pay out event and the early amortization of your certificates.
                               Changes in account terms also may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned. Changes could also cause a reduction in the credit ratings on your certificates.

                               The bank has agreed that it will not reduce the interest rate it charges on the receivables or other fees if that action would result in a pay out event, unless it is required to do so by law or it determines that changes are necessary to maintain its credit card business, based on its good faith assessment of its business competition.

                               In addition, the bank has agreed that it will not change the terms of the accounts or its servicing practices, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge offs, unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

Consumer Protection Laws       Federal and state consumer protection laws
May Adversely Affect           regulate the creation and enforcement of
Collections and Yield          consumer loans. The Trust may be liable for
Maintenance and Lead to        violation of laws that apply to the
an Early Pay Out or            receivables, either as an assignee from the
Inability to Pay               transferor with respect to the obligations
                               arising before the transfer of the receivables to the Trust, or as a party directly responsible for obligations arising after the transfer. In addition, Congress, the states and the regulatory agencies could further regulate the credit card industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the bank can charge on to the accounts. Congress has, for example, considered legislation that, if enacted, would reduce the bank's ability to impose overlimit fees. Any reduction in the finance charges and other fees would decrease the effective yield on the accounts and could lead to a pay out event that would result in the payment of principal sooner than expected.
                               Changes in the Bankruptcy Code also could affect the amount and timing of collections on receivables.

                               See "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events" in this prospectus.

                               The transferor has made representations and warranties relating to the validity and enforceability of the receivables and compliance with laws. Subject to conditions, the transferor must accept reassignment of each receivable that does not comply in all material respects with applicable laws. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence of defects, compliance with representations and warranties, or for any other purpose

                               See "Description of the Certificates and the Pooling and Servicing Agreement-- Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer and Debtor Protection Laws; Recent and Proposed Legislation" in this prospectus.

                               Receivables may also be written off as
                               uncollectible if a cardholder seeks protection under federal or state bankruptcy or debtor relief laws, and a court reduces or discharges completely the cardholder's obligations to repay amounts due on his or her account. This could reduce or eliminate available funds to pay you if no funds are available from credit enhancement or other sources.

                               See "Description of the Certificates and the Pooling and Servicing Agreement--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" in this prospectus.

                               The bank may be named as a defendant in a lawsuit or administrative action challenging the terms of its credit card programs or asserting violations of consumer protection laws. An adverse decision could require the bank to pay refunds to cardholders and could require changes to the terms of the accounts that could adversely affect certificateholders.

                               The receivables may be paid at any time. We
Principal Could be Paid        cannot assure that additional receivables will
Earlier or Later Than          be generated or will be generated at levels
Expected                       needed to maintain the Trust. To prevent the
                               early amortization of the certificates, new receivables must be generated and added to the Trust.

                               A significant decline in the amount of
                               receivables generated could result in the occurrence of a pay out event and the commencement of the rapid amortization period. If a pay out event occurs, you could receive payment of principal sooner than expected. Saks' and the bank's ability to compete in the retail and credit environment will affect the amounts of receivables generated and might also affect payment patterns on the receivables. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization or accumulation period and delay your receipt of payments.

                               The pooling and servicing agreement requires that the balance of principal receivables in the Trust be maintained at a specified level. If the level of principal receivables falls below this minimum level, the transferor is required periodically to add additional receivables through the designation of additional accounts to the Trust. If the transferor is unable to add additional receivables when required, an early amortization will occur.

                               See "Maturity Assumptions" in this prospectus.

                               If a class is subordinated, principal payments
If You Hold Subordinated       on the subordinated class certificates
Certificates, You Will         generally will not begin until the senior class
Be Paid Only After the         or classes are repaid. Additionally, if
Senior Certificates Have       collections of finance charge receivables
Been Paid                      allocated to a series are insufficient to cover
                               amounts due for that series' senior
                               certificates, the investor interest for the subordinated certificates might be reduced.
                               This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause possible delays or reductions in principal and interest payments on the subordinated certificates. If receivables had to be sold, for example, because a conservator or receiver were appointed for the bank, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

A Decline in the Index         Currently, all accounts have fixed interest
on Which Variable              rates. In the future, some accounts may have
Finance Charges Are            finance charges set at a variable rate based on
Based Could Reduce             a designated index such as the prime rate. A
Collections                    series of certificates may bear interest either
                               at a fixed rate or at a floating rate based on a different index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the interest payable on the certificates and other amounts paid from collections of finance charge receivables.
                               Changes in the rates charged on the accounts may be different in terms of both timing and amount from the changes in the rates payable on variable rate certificates.

The Issuance of                The Trust is a master trust and has issued
Additional Series Could        other series of certificates, and expects to
Adversely Affect               issue additional series from time to time. All
Payments on Your               of the certificates are payable from
Certificates and Could         receivables in the Trust. The Trust may issue
Reduce Your Voting             additional series with terms that are different
Rights                         from your series without your prior review or
                               consent. Before the Trust may issue a new series, each rating agency that has rated an outstanding series must confirm that the issuance of the new series will not result in a reduction or withdrawal of its ratings of existing series. However, the terms of a new series could affect the timing and amounts of payments on other outstanding series. The owners of the certificates of any new series will have voting rights which will reduce the percentage vote represented by your series. The actions which may be affected include the appointment of a successor servicer following a servicer default, and amending the pooling and servicing agreement.

Credit Ratings Are             Each credit rating assigned to certificates is
Limited And Do Not             based on the rating agency's evaluation of the
Guarantee Payments             receivables in the Trust and the
                               availability of any credit enhancement. The ratings reflect the rating agency's assessment only of the likelihood that interest and principal will be paid on certificates as required under the pooling and servicing agreement and series supplements.

                               The ratings do not address:

                               .  the likelihood that the principal or
                                  interest on your certificates will be
                                  prepaid, or that principal will be paid on any particular date before the termination date of your series;

                               . the possibility that your certificates will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. certificateholders;

                               .  the marketability or liquidity of the
                                  certificates or any market price for the certificates; or

                               . whether an investment in the certificates is suitable for you.

                               A rating is not a recommendation to purchase, hold or sell certificates of any class or series and may be changed or withdrawn at any time.

New Assets Could Erode         The transferor expects that it will
Existing Trust Assets'         periodically designate additional accounts to
Credit Quality                 the Trust and may, at times be obligated to
                               designate additional accounts. Additional accounts may include accounts which were originated using criteria that are different from the accounts currently designated to the Trust. There are many reasons that could cause such differences, including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different credit card standards or procedures, or represent a different segment of Saks' customers or the bank's credit card business. Consequently future additional accounts may not have the same credit quality as those currently designated to the Trust.

                               In addition, the pooling and servicing
                               agreement allows the transferor to add to the Trust participation interests in other credit card receivables and related collections. The addition of participation interests and of additional accounts will be subject to the satisfaction of conditions described in this prospectus under "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts."

                               The applicable series supplement may permit the
If the Transferor              transferor to repurchase the remaining
Exercises Its Repurchase       certificates of the series when 10% or less of
Option, You Could              the original principal amount of the series
Receive an Early Return        remains outstanding. A repurchase may result in
of the Principal Due to        an early return of your investment. A premium
You and Face A                 will not be paid in the event of the exercise
Reinvestment Risk              of the repurchase option, and you may not be
                               able to invest the early repayment amount at a similar rate of return.

If the Transferor Elects       The pooling and servicing agreement permits the
to Treat a Portion of          transferor to elect to treat a percentage (a
Principal Receivables as       discount percentage) of principal receivables
Finance Charge                 as finance charge receivables. Currently, 1% of
Receivables, Principal         principal receivables are treated as finance
Payments Could Be              charge receivables. The ability of the
Delayed                        transferor to adjust the discount is limited in
                               certain circumstances. The transferor must give prior written notice to the servicer, the trustee and the rating agencies and, on occasion, to the holders of any unrated series.
                               If the discount percentage is reduced to less than 1%, or increased to more that 3%, the rating agencies must confirm that their ratings will not be affected and other consents may be required. From time to time, the transferor may decide, without notice to or the consent of, any holders of certificates, to increase, reduce or discontinue the use of the discount.

                               Any election by the transferor to discount the principal receivables will increase finance charge receivables and reduce principal receivables. This may delay principal payments on the certificates. Discounting will also reduce the transferor's interest in the Trust,
                               (a) increasing the likelihood that the
                               transferor may have to designate more accounts to the Trust or that a pay out event will occur based on the transferor's interest or the amount of principal receivables in the Trust, but (b) reducing the possibility of a pay out event based in part on the amount of collections of finance charge receivables. Any subsequent reduction or withdrawal of the percentage would have the opposite effect.

If Amounts In A                The transferor may, create a prefunding account
Prefunding Account Are         for a new series and deposit into it a portion
Not Invested in                of the proceeds of that series. Funds in the
Receivables You Could          prefunding account will be invested in
Receive An Early Return        additional principal receivables. However, any
of Principal and Face a        funds in the prefunding account not used by a
Reinvestment Risk              specific date must be paid to the holders of
                               the certificates of that series. This will result in an early return of principal. The transferor does not expect to pay a prepayment penalty or premium in such event. If you receive an early payment you may not be able to reinvest at a rate equivalent to the rate you received on the certificates that were paid early.

The Trustee's Records          Unless stated otherwise in the accompanying
Will Not Recognize You         prospectus supplement, your certificates
as a Certificate Owner         initially will be represented by one or more
and You Will Not Have          certificates registered in the name of Cede,
Direct Ownership Rights        the nominee for DTC, and will not be registered
                               in your name or the name of your nominees.
                               Unless definitive certificates are issued for a series, the trustee will not recognize you as a certificateholder. As a result, you will only be able to exercise the rights of certificateholders indirectly through DTC,
                               Cedelbank or Euroclear and their participating organizations and you will only receive the reports and other information provided in the pooling and servicing agreement through DTC.
                               You may, however, request such reports and information from the trustee, and the monthly certificateholders' statements will be filed with the SEC on Form 8-K. You may not be able to pledge your certificates to persons that do not participate in the DTC system and you may be unable to take other actions because you will not have a physical certificate.

                               See "Description of Certificates and the Pooling and Servicing Agreement--Book-Entry Registration" and "--Definitive Certificates" in this prospectus.

Increased Convenience          Increased convenience use of credit cards
Use of the Bank's Credit       affects the level of finance charge
Cards and Special              collections. Convenience use means that the
Deferral Arrangements          cardholder pays his or her account balance in
Could Result in                full on or prior to the due date, and therefore
Principal Being Paid           avoids paying any finance charges on the
Earlier                        account. The bank also offers to waive finance
                               charges or to defer billing on certain
                               receivables to encourage the use of its credit cards by Saks' customers. This decreases the effective yield on accounts and could cause an early amortization of your certificates.
                               Convenience use is more common among
                               cardholders who do not pay an annual fee.

If Sales at Saks' Stores       The bank's credit cards can only be used to
Decline, a Pay Out Event       purchase merchandise and services from Saks'
Could Occur                    retail businesses. The Trust is therefore
                               completely dependent on sales by these
                               businesses that are charged to the accounts.
                               The stores compete with other retail outlets in their respective geographic areas. Some of these competitors are larger than Saks and may be able to devote greater financial and other resources to credit card marketing and other competitive activities.


                               The stores generally compete on the basis of pricing, quality, merchandise selection, customer service and amenities, and store location and design. The stores' success also depends in part on their ability to anticipate and respond to changing merchandise trends and customer preferences. Accordingly, any failure to anticipate and respond to these changes in a timely manner could materially adversely affect sales, which in turn could materially adversely affect the volume and characteristics of the receivables and Saks' business, financial condition or results of operations. The stores may not continue to expand or experience sales growth at the same rate as in prior years. In the event the stores do not generate an adequate level of receivables, a pay out event could occur. In addition, the pooling and servicing agreement does not prohibit the stores from disposing of all or any portion of its business or assets.

                               See "Credit Card Program" in the prospectus supplement.

If Credit Losses               Sales of Saks' merchandise and services are
Increase, a Payout Event       seasonal, with disproportionately high levels
Could Occur                    during the Christmas shopping season. Sales are
                               generally weakest during the summer months. The outstanding amount of receivables reflects this seasonality. Credit losses typically lag credit sales by seven to eight months reflecting Saks' write-off policies. Therefore, the seasonal increase in credit losses due to Christmas sales coincides with the low summer sales volumes. This raises the ratio of credit losses to receivables balances during the summer.

                               If these higher losses during the summer months cannot be absorbed by the allocations of finance charge collections and credit enhancement and new receivables from additional sales and charges, a pay out event could occur, and the principal on your certificates may be returned earlier than expected.

Use of Other Credit            Saks' retail businesses accept other credit
Cards and Forms of             cards in addition to the bank's credit cards,
Payment Could Reduce the       including American Express(R), MasterCard(R),
Receivables in the Trust       VISA(R) and the Discover Card(R). Therefore,
                               not all Saks' credit sales will generate receivables. The credit card market is highly competitive and is experiencing increased advertising, targeted marketing and pricing competition, as traditional and new credit card issuers seek to enter the market or expand. The use of incentive programs, for example, awards for card usage, may also affect the volumes charged on credit cards. Customer purchases using the bank's credit cards in the future may not continue to represent their current percentage of each department store's sales, compared to sales made on other credit cards, debit cards, and by cash or check.


                               See "Credit Card Program--Portfolio
                               Information" in the prospectus supplement.

The Servicer May Use the       If Saks, or one of its affiliates, is the
Collections For Its Own        servicer, collections on receivables during
Benefit Which May Mean         periods when conditions specified in the
that the Trust Will Not        pooling and servicing agreement are satisfied
Have a Perfected               may be commingled and used for the servicer's
Interest in the                own benefit prior to each distribution date. In
Collections                    the event of the bankruptcy, insolvency,
                               receivership or conservatorship of any of the bank, the servicer, the subservicers or the transferor or, in certain circumstances, the lapse of certain time periods as provided under the UCC, the Trust may not have a perfected interest in such collections. During periods when Saks fails to maintain its credit rating or meet other criteria required by the rating agencies, the servicer will be required to deposit a portion of the collections directly into a designated account.

If Saks is Unable to           Saks has consummated several acquisitions and
Successfully Integrate         may evaluate future acquisition opportunities,
The Credit Card                including acquisitions of other regional
Operations of Companies        department store chains and individual stores
Acquired by Saks, the          or locations. Acquisitions by Saks generally
Performance of the             result in the transferor designating additional
Bank's Credit Card             accounts to the Trust. Saks' operations and
Portfolio Could Be             earnings have been, and will continue to be,
Affected                       affected by its ability to successfully
                               integrate the operations, including proprietary credit cards, of any acquired businesses or store locations. While Saks has successfully integrated the operations of acquired businesses and managed the related portfolios of proprietary credit cards in the past, it may not be able to continue to do so. The failure to successfully integrate any such credit card operations could have a material adverse effect on the performance of the bank's credit card portfolio and could result in payments on certificates not being made when expected.

                               See "Credit Card Program--Retail Businesses" in the prospectus supplement.

Any Credit Enhancement         Credit enhancement for any series will be
Will Not Guarantee             limited and will be subject to reduction. If
Payments of Principal          the amount available is reduced to zero, or if
and Interest                   the enhancement provider fails or is unable to
                               make the necessary payments, you will bear directly the credit and other risks associated with your investment. The Trust is only obligated to make payments of principal and interest to certificateholders from the receivables in the Trust, and from enhancement, if any, that is available. If any certificates are not paid in full on a timely basis, you have no rights against the transferor, the servicer, the bank or any of their affiliates with respect to such payments.

                               See "Enhancement."

                              CREDIT CARD PROGRAM

   On February 2, 1998, Saks (formerly named "Proffitt's, Inc.") acquired National Bank of the Great Lakes (the "Bank"), a national credit card bank, and contributed all of its proprietary credit card accounts to the Bank. On September 17, 1998, Proffitt's acquired Saks Holdings, Inc. ("Saks Holdings"), which owned the Saks Fifth Avenue, Off 5th, Bullock & Jones and Folio businesses ("Saks Fifth Avenue"). Following its acquisition of Saks Holdings, Proffitt's changed its name to "Saks Incorporated" ("Saks") and contributed all of Saks Fifth Avenue's proprietary credit card accounts to the Bank. On July 1, 1999, the Trust changed its name from the "Proffitt's Credit Card Master Trust" to the "Saks Credit Card Master Trust," and a new Saks' subsidiary, Saks Credit Corporation ("SCC" or the "Transferor"), succeeded Proffitt's Credit Corporation as Transferor to the Trust.

   The Bank issues proprietary credit cards to customers of the Saks Fifth Avenue, Proffitt's, McRae's, Younkers, Herberger's, Parisian, Carson Pirie Scott, Boston Store, Bergner's and Off Fifth specialty and traditional department stores (collectively, the "Department Stores"), as well as to customers of Saks' direct-to-consumer catalog and Saks.com e-commerce businesses.

                                  THE ACCOUNTS

   The Accounts consist of all Eligible Accounts of the Bank existing as of the close of business on February 2, 1998 and those Accounts added thereafter. Additional Eligible Accounts originated in the normal operation of the Bank's credit card business generally will be added on a daily basis as Automatic Additional Accounts. In addition, subject to the provisions of the Pooling and Servicing Agreement, certain Eligible Accounts relating to acquired businesses may in the future be added as Additional Accounts. The Receivables will include all amounts payable by cardholders under such Accounts which are Eligible Receivables. As a result, some of the Accounts may be recently solicited, unseasoned accounts. See "Credit Card Program" in the prospectus supplement and "Description of the Certificates and the Pooling and Servicing Agreement-- Representations and Warranties" herein.

   An "Eligible Receivable" is a Receivable (i) which has arisen under an Eligible Account, (ii) which was created in compliance with all applicable requirements of law and pursuant to an agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon Certificateholders, (iii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by any Eligible Originator or by the Transferor in connection with the creation of such Receivable or the execution, delivery and performance by any Eligible Originator of the related cardholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which at the time of the transfer of such Receivable to the Trust, the Trust will have good and marketable title, free and clear of all liens (except those permitted by the Pooling and Servicing Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof to the extent set forth in Section 9-306 of the UCC), effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the cardholder thereof enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes "chattel paper," an "account" or a "general intangible" under and as defined in Article 9 of the UCC, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except in accordance with the Credit Card Guidelines or as permitted by the Pooling and Servicing Agreement, (ix) which is not at the time of its transfer to the Trust subject, to the knowledge of the Transferor or the Servicer, to any claim of setoff, rescission, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses, (x) as to which the Transferor and any originator specified in the Pooling and Servicing Agreement (each, an "Eligible Originator") have satisfied all obligations to be fulfilled at the time it is transferred to the Trust and (xi) as to which the Transferor and the Eligible Originator have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or Certificateholders therein. In order to qualify as an "Eligible Account," each such Account must, as of the date of its selection, (i) be in existence and owned by any Eligible Originator or the Transferor, (ii) be payable in United States Dollars, (iii) not have the related credit card reported lost or stolen or be designated as counterfeit or fraudulent, (iv) not be identified in the Transferor's computer files as canceled or charged off due to the Obligor's bankruptcy, insolvency or death, (v) not have the receivables in such Account written off as uncollectible, (vi) not have the receivables in such Account assigned, pledged or sold, (vii) have an Obligor who has provided a billing address in the United States or its territories or possessions and (viii) not be an account with respect to which the Transferor or any corporate affiliate of the Transferor is the Obligor.

   The Receivables arising from the Accounts will reflect balances which include unpaid principal, finance charges, and other charges, including credit insurance.

   Pursuant to the Pooling and Servicing Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement--Addition of Accounts," to designate from time to time additional qualifying credit card accounts of the Bank to be included as Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. New accounts generated by the Bank (including accounts issued to customers of any stores that hereafter are acquired or operated by
Saks) generally will be included automatically as Automatic Additional Accounts on an ongoing basis, subject to the right of the Transferor in its sole discretion to cease such automatic additions. Further, pursuant to the Pooling and Servicing Agreement, the Transferor has the right, subject to certain limitations and conditions discussed under "Description of the Certificates and the Pooling and Servicing Agreement--Removal of Accounts," to designate certain Accounts to be removed from the Trust and to require the Trustee to retransfer all Receivables in such removed Accounts to the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement--Transfer of Receivables."

                                   THE TRUST

   The Trust has been formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Trust will not engage in any activity other than acquiring and holding Receivables, issuing Series of Certificates and any related interest in the Trust and the Exchangeable Transferor Certificate, making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, the Trust is not expected to have any need for, or sources of, additional capital resources other than the assets of the Trust.

                              MATURITY ASSUMPTIONS

   Unless otherwise specified in the accompanying Prospectus Supplement, following the Revolving Period, Collections of Principal Receivables are expected to be distributed to the Certificateholders of such Series or any specified Class thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during the Accumulation Period and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, Collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will also specify when the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, as applicable, will commence, the principal payments that are expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based, and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period.

   The Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof may not be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the payment rate assumptions for any Series may not prove to be correct. The accompanying Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge offs and other related information relating to the Trust Portfolio. Future events may not be consistent with such historical data.

   The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. Collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or on any Scheduled Payment Date, as applicable, may be different when compared to any historical experience set forth in the accompanying Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

   The generation and collection of Receivables will also be affected by the operations of Saks and its subsidiaries. See "Risk Factors--If Sales At Saks Stores Decline, a Pay Out Event Could Occur" and "--Use of Other Credit Cards and Other Forms of Payment Could Reduce the Receivables in the Trust."

   The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the Controlled Accumulation Amount of Collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders of a specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or the Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, and in each case the actual number of months for the period beginning on the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates may not equal the expected number of months for the period. The amount of outstanding Receivables and the rates of payments, delinquencies, charge offs and new borrowings on the Accounts depend upon a variety of factors, including seasonal variations, availability of other sources of credit, general economic conditions, and consumer spending and borrowing patterns. Accordingly, future cardholder and monthly payment rate experience may be different when compared to historical experience.

                                USE OF PROCEEDS

   The net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds for its general corporate purposes, including the purchase of Receivables from the Bank on a daily basis pursuant to the Receivables Purchase Agreement and the repayment of other Series.

                               SAKS INCORPORATED

   Saks is a national retailer that operates department stores under the following trade names: Saks Fifth Avenue, Off Fifth, Younkers, Proffitt's, Parisian, Herberger's, Carson Pirie Scott, McRae's, Bergner's and Boston Store. Saks was incorporated under the laws of the State of Tennessee in 1919. Saks' principal executive offices are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

                            SAKS CREDIT CORPORATION

   SCC was incorporated in Delaware in June 1999, and is wholly owned, directly and indirectly, by Saks. SCC was organized for the limited purposes of purchasing accounts receivable such as the Receivables, forming trusts such as the Trust and transferring such accounts receivable to such trusts. SCC's principal executive offices are located at 140 Industrial Drive, Elmhurst, Illinois 60126, and its telephone number is (630) 516-8270.

    DESCRIPTION OF THE CERTIFICATES AND THE POOLING AND SERVICING AGREEMENT

   The Certificates will be issued in Series. Each Series will represent an interest in the Trust. Each Series will be issued pursuant to the Pooling and Servicing Agreement and a related Series Supplement. The Prospectus Supplement for each Series will describe any provisions of the Pooling and Servicing Agreement relating to such Series which may differ materially from the Pooling and Servicing Agreement which is incorporated herein by reference. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the provisions of the Pooling and Servicing Agreement and the related Series Supplement.

General

   The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. For each Series of Certificates, unless otherwise specified in the accompanying Prospectus Supplement, the Investor Amount on any date will be equal to the Initial Investor Amount as of the related Closing Date for such Series minus the amount of principal paid in respect of such Series prior to such date and minus the amount of unreimbursed Investor Charge Offs with respect to such Series prior to such date, plus the aggregate amount of reductions of the Series Adjustment Amounts. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Amount may be further adjusted by the amount of principal allocated to Certificateholders, the funds held in any specified account, and any other amount specified in the accompanying Prospectus Supplement.

   Each Series of Certificates may consist of one or more Classes, one or more of which may be Senior Certificates and one or more of which may be Subordinated Certificates. The Investor Amount with respect to a Series with more than one Class will be allocated among the Classes as described in the accompanying Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, Certificate Rate and the availability of Enhancement.

   For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the accompanying Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the Record Dates specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the accompanying Prospectus Supplement.

   The Transferor initially will own the Exchangeable Transferor Certificate. The Exchangeable Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Pooling and Servicing Agreement, any other interests in the Trust relating to any Series or the rights, if any, of any Enhancement Providers to receive payments from the Trust. The holder of the Exchangeable Transferor Certificate will have the right to a floating percentage (the "Transferor Percentage") of all payments on the Receivables in the Trust.

   Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates during the Revolving Period, the Investor Amount will remain constant except under certain limited circumstances. The amount of Principal Receivables in the Trust, however, will vary as new Principal Receivables are added to the Trust and others are paid. The Transferor Amount will fluctuate, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. During the Accumulation Period, the Investor Amount of such Series will generally decline as payments of principal are distributed or accumulated pending distribution to the Certificateholders. As a result, the Transferor Amount will generally increase each month during an Amortization Period for any Series to reflect the reductions in the Investor Amount of such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Amount may also be reduced as the result of an Exchange. The "Transferor Amount" is equal to, on any date of determination, the aggregate Principal Receivables at the end of the day immediately prior to such date of determination, plus the amount in the Excess Funding Account at the end of such day, minus the aggregate Adjusted Investor Amount at the end of such day, minus any Enhancement Investor Amount at the end of such day (to the extent not included in the aggregate Adjusted Investor Amount). See "--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs" and "-- Exchanges."

   The assets of the Trust will consist of the Receivables, all monies due or to become due in respect thereof (including all Finance Charge Receivables), all Collections, Recoveries and other proceeds of the Receivables and proceeds of credit insurance policies, if any, relating to the Receivables, all rights to security, if any, for any Receivables, all proceeds and products of all of the foregoing, and all monies held in certain accounts of the Trust, including the Collection Account, the Excess Funding Account, the Reserve Account and the Cash Collateral Account. For purposes of this section, the term "Receivables" shall include all the property and rights listed in the preceding sentence. In addition, the Transferor has assigned to the Trust the Transferor's rights relating to the Receivables under the Receivables Purchase Agreement, pursuant to which the Receivables transferred to the Trust by the Transferor have been and will be purchased by the Transferor from the Bank.

   Unless otherwise specified in the accompanying Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No Certificate Owner acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates unless Definitive Certificates are issued. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

   If so specified in the accompanying Prospectus Supplement, application will be made to list the Offered Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

Book-Entry Registration

   Unless otherwise specified in the accompanying Prospectus Supplement, with respect to each Series of Certificates issued in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

   Cede, as nominee for DTC, will hold the global Certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Customers and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

   Transfers between DTC Participants will occur in accordance with the rules and procedures of DTC (the "DTC Rules"). Transfers between Clearstream Customers and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Customers and Euroclear Participants may not deliver instructions directly to the Depositories.

   Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Customer or Euroclear Participant on such business day.

Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. See Annex I.

   Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, Certificate Owners will receive payments and will be able to transfer their interests.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder under any related Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   DTC has advised the transferor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement and the related supplement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the transferor that it may take actions with respect to the interest in the trust assets of the Certificateholders, including credit enhancers holding uncertificated subordinated interests of a particular series (the "Certificateholders' Interest") that conflict with other of its actions with respect thereto.

   Clearstream Banking Luxembourg societe anonyme ("Clearstream"), is the successor to Cedel, S.A. and is a company with limited liability under Luxembourg law (a societe anonyme). Clearstream holds securities for its customers ("Clearstream Customers") and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of Certificates. Transactions may be settled by Clearstream in any of 40 currencies, including United States Dollars. Clearstream provides to its Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in 33 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's Customers are world-wide financial institutions including underwriters, securities brokers, and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. Customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

   The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 40 currencies, including United States Dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Since December 31, 2000, the Euroclear System has been operated by Euroclear Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). Euroclear Bank is licensed and supervised by the Belgian Banking and Finance Commission. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Customer or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC and Euroclear and Clearstream Customers, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Transferor would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to affected Certificate Owners or their nominees in the manner described under "-- Definitive Certificates."

Definitive Certificates

   Unless otherwise specified in the accompanying Prospectus Supplement, the Certificates of each Series will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor,
(ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the accompanying Prospectus Supplement) of the Investor Amount advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the Definitive Certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

   Distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Series Supplement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions.

   Definitive Certificates will be transferable and exchangeable at the offices of the "Transfer Agent and Registrar," which is currently the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Interest Payments

   For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable amount of the Investor Amount at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the accompanying Prospectus Supplement. Interest will be distributed to Certificateholders on the Distribution Dates specified in the accompanying Prospectus Supplement. Interest payments on any Distribution Date will generally be funded from Collections of Finance Charge Receivables available to be allocated to the Investor Amount during the preceding Monthly Period or Periods, as described in the accompanying Prospectus Supplement, and may be funded from certain investment earnings on funds held in certain accounts of the Trust, from any applicable Enhancement, if necessary, or from certain other sources specified in the accompanying Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such Collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more segregated trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the accompanying Prospectus Supplement. If a Series has more than one Class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made (including any penalty interest on overdue interest), the Certificate

Rate, and, for a Series or Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, and the formula, index or other method by which such Certificate Rates are determined.

Principal Payments

   Unless otherwise specified in the accompanying Prospectus Supplement, during the Revolving Period for each Series (which begins on the Closing Date relating to such Series and ends on the last day of the Monthly Period preceding the commencement of the Accumulation Period or, if earlier, the day the Rapid Amortization Period begins), principal payments will be made to the holder of the Exchangeable Transferor Certificate, allocated to other Series, applied as reallocated Principal Collections, if required, or deposited in the Excess Funding Account rather than deposited to the Principal Account or paid to Certificateholders of such Series. Under certain circumstances, the Transferor may postpone the commencement of the Accumulation Period, as described in the accompanying Prospectus Supplement. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified, or determined in the manner specified, in the accompanying Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the accompanying Prospectus Supplement or will be accumulated in a Principal Account for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the accompanying Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from Collections of Principal Receivables received during the related Monthly Period or Periods as specified in the accompanying Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the accompanying Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The accompanying Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

   Funds held in any Principal Account applicable to a Series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the accompanying Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal guaranty or other similar arrangement specified in the accompanying Prospectus Supplement.

Transfer of Receivables

   The Transferor has transferred and assigned to the Trust all of its right, title and interest in and to Receivables in certain Accounts selected from the portfolio of consumer revolving credit card accounts owned as of the date of this Prospectus by the Bank, all of the Receivables to be created under such Accounts and the proceeds of all of the foregoing.

   In connection with the transfer of the Receivables to the Trust, the Transferor has caused the Servicer to indicate in the records, including any computer files of the Bank and the Transferor, that the Receivables have been sold and transferred to the Transferor and thereupon transferred by the Transferor to the Trust. In addition, the Transferor has provided and will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account (i) its account number and (ii) the amount of Receivables in such Account as of the applicable cut-off date. Except as set forth above, the records or agreements relating to the Accounts and the Receivables maintained by or on behalf of the Transferor or the Servicer will not be segregated from those relating to other credit card accounts and receivables and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Transferor has filed UCC-1 financing statements in accordance with the UCC to perfect the Trust's interest in the Receivables. See "Risk Factors--Consumer

Protection Laws May Adversely Affect Collections and Yield Maintenance and Lead to an Early Pay Out or Inability to Pay" and "Certain Legal Aspects of the Receivables."

Exchanges

   The Pooling and Servicing Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Amount, which will be held by the Transferor and generally will not be transferable, except as described in the accompanying Prospectus Supplement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Series Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the Certificates evidencing any Series of Certificates, to the Trustee in exchange for one or more newly issued Series and a reissued Exchangeable Transferor Certificate. The Pooling and Servicing Agreement contemplates that one or more Series will be created pursuant to Series Supplements, in which the Transferor will specify the Principal Terms with respect to each Series, including: (i) the name or designation of such Series, (ii) its initial principal amount (or method for calculating such amount), (iii) its Certificate Rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue on such Series, (v) the method for allocating Collections and Defaulted Receivables to Certificateholders of such transferor interest, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate servicing fees, (viii) the Minimum Transferor Interest Percentage applicable to such Series, (ix) the minimum amount of Principal Receivables required to be maintained with respect to such Series,
(x) for certain types of Enhancement, the issuer and terms of such Enhancement with respect to such Series, (xi) the base rate for such Series, if applicable,
(xii) the terms on which the Certificates of such Series may be repurchased at the Transferor's option or remarketed to other investors, (xiii) the Stated Series Termination Date, (xiv) any requirement to deposit into any account maintained for the benefit of Certificateholders of such Series, (xv) the number of Classes of such Series, and any other interests in the Trust relating to such Series, and if more than one Class, the rights and priorities of each such Class, and the rights and priorities of any holder of any related interest, (xvi) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the Depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid), (xvii) whether the Certificates of such Series may be issued in bearer form and any limitations imposed thereon, (xviii) the priority of any Series with respect to any other Series, if applicable, (xix) the Group, if any, in which such Series will be included and (xx) any other relevant terms. None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series.

   The Transferor may offer any Series of Certificates under a Disclosure Document in offerings utilizing this Prospectus or in transactions either registered under the Act or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series of Certificates may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer additional Series.

   The Pooling and Servicing Agreement provides that the Transferor may perform Exchanges, and specify Principal Terms such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their Revolving Periods or Accumulation Periods while other Series are not. Thus, certain Series may not be amortizing, while other Series are amortizing.

   Each Series may have the benefits of a form of Enhancement only available to that Series and issued by issuer(s) different from the issuers of Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such Enhancement only on behalf of the Series to which it relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement with respect to each Series. The Pooling and Servicing Agreement also provides that the Transferor may specify different Certificate Rates and Investor Servicing Fees with respect to each Series. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which Series (or a particular Class within a Series) may be repurchased at the Transferor's option or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There is no limit to the number of Exchanges that the Transferor may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

   Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Transferor may perform an Exchange by notifying the Trustee at least three days in advance (the "Exchange Notice") of the date upon which the Exchange is to occur (the "Exchange Date"). An Exchange Notice will state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (i) its Initial Investor Amount and Pre-Funded Amount, if applicable (or the method for calculating such amounts) and
(ii) its Certificate Rate or Rates (or the method for allocating interest payments or other cash flows to such Series), if any and (iii) the applicable Enhancement, if any, for the Certificates of such new Series. On the date of the Exchange, the Trustee will issue any such Series only upon delivery to it of the following: (i) a Series Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series,
(ii) the applicable Enhancement, if any, and the related Enhancement agreement,
(iii) an opinion of counsel to the effect that Certificates of such Series (other than any Class required to be retained by the Transferor) will be characterized either as indebtedness or an interest in a partnership (that is, not taxable as a corporation) under existing law for Federal income tax purposes and that the issuance of such Series will not have a material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel or result in the Trust being taxable as an association for Federal or applicable state tax purposes, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series and (v) the existing Exchangeable Transferor Certificate and (vi) a written certification from the Transferor that the Transferor Amount is at least equal to the Minimum Transferor Amount. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the Certificates of the exchanged Series, if applicable, and issue the new Series and new Exchangeable Transferor Certificate.

Representations and Warranties

   The Transferor has made certain representations and warranties in the Pooling and Servicing Agreement to the Trustee on behalf of the Trust to the effect that, as to each Series and as of the date of the related Series Supplement and the related Closing Date of such Series, among other things, (a) it is duly incorporated, validly existing and in good standing and has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Receivables Purchase Agreement and (b) as of the relevant cut-off date (or as of the related cut-off date for any such Additional Accounts (the "Additional Account Cut-Off Date") each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by the Transferor in selecting the Accounts. If so provided in any Series Supplement and described in the accompanying Prospectus Supplement, any of these representations and warranties proves to have been incorrect in any material respect when made, and (i) continues to be incorrect in any material respect for 60 days after written notice of such breach is received by the Transferor from the Trustee or by the Transferor and the Trustee from holders of Certificates representing not less than 50% of the aggregate Investor Amounts of all Series (the "Aggregate Investor Amount"), and (ii) as a result of which the interests of the holders of Certificates are materially and adversely affected and remain materially and adversely affected for such period, then the Trustee, or the holders of Certificates representing more than 50% of the Aggregate Investor Amount, may declare that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period. See "--Pay Out Events."

   The Transferor has also made representations and warranties in the Pooling and Servicing Agreement to the Trustee for the benefit of the Trust relating to the Receivables to the effect, among other things, that (a) as of the Cut-Off Date or the creation date (the "Creation Date"), as applicable, and in the case of Receivables in Additional Accounts the Additional Account Cut-Off Date, each of the Receivables then existing is an Eligible Receivable and (b) each Receivable transferred on such date has been transferred free and clear of any liens, other than certain liens permitted by the Pooling and Servicing Agreement, such as liens for taxes and governmental charges not then due or which the Transferor is contesting in good faith, the Transferor's interests in the Receivables as holder of the Exchangeable Transferor Certificate and the Transferor's right to receive certain interest and investment earnings under the Pooling and Servicing Agreement and various Series Supplements thereunder. In the event of a breach of any representation and warranty set forth in this paragraph, and where, as a result, any Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of liens, except those liens described in the prior sentence, then, unless such breach is cured within 90 days or such longer period specified by the Trustee upon the request of the Servicer (not to exceed an additional 90 days) of the earlier to occur of the discovery of any such event by the Transferor or the Servicer or the Transferor's or the Servicer's receipt of written notice of such breach from the Trustee, the Transferor shall accept retransfer of such Receivable (each an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, no such retransfer shall be required to be made with respect to such Ineligible Receivable if, on any day within such 90-day period, the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects as if such Ineligible Receivable has been transferred to the Trust on such day and the related Account is no longer a Defaulted Account and the Trust's rights with respect to such Receivable are no longer materially impaired and the proceeds of such Receivable are available to the Trust, free and clear of all liens. Notwithstanding the above, in the event of a breach of the representation and warranty set forth in clause (b) of this paragraph and either (i) such lien (1) ranks prior to the lien created pursuant to the Pooling and Servicing Agreement, (2) arises in favor of the United States of America or any state or any agency or instrumentality thereof or involves taxes or liens arising under Title IV of ERISA, or (3) has been consented to by the Transferor, or (ii) such lien is not of the types described in clause (i) above, but, as a result of such breach or event, such Receivable becomes a Receivable in a Defaulted Account or the Trust's rights in, to or under such Receivable or its proceeds are materially impaired or the proceeds of such Receivable are not available for any reason to the Trust, free and clear of any lien except permitted as described above, the Transferor shall immediately repurchase and the Trustee shall convey, without recourse, all of the Trustee's right, title and interest in each such Ineligible Receivable. The Transferor shall accept retransfer of each such Ineligible Receivable and there shall be deducted from the aggregate amount of Principal Receivables used to calculate the Transferor Amount, the aggregate amount of each such Ineligible Receivable. If the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount would reduce the Transferor Amount below the Minimum Transferor Amount (after giving effect to the addition of any Principal Receivables to the Trust), the Transferor will be obligated to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Minimum Transferor Amount exceeds the Transferor Amount, or designate sufficient Additional Accounts. Such deposit will be considered a repayment in full of the Ineligible Receivable and will be allocated as a collection in respect of Principal Receivables. The obligation of the Transferor to accept retransfer of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

   The Transferor has also made representations and warranties to the Trustee for the benefit of the Trust with respect to each Series, to the effect, among other things, that as of the Initial Cut-Off Date or the date of

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

the related Series Supplement and the related Closing Date of any such Series that (a) the Pooling and Servicing Agreement constitutes a legal, valid and binding obligation of the Transferor and (b) the Pooling and Servicing Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the Accounts and acquired by the Transferor pursuant to the Receivables Purchase Agreements and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders), or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted by the Pooling and Servicing Agreement such as tax liens not then due or which Saks or the Transferor is contesting in good faith) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be. In the event (i) any of the representations and warranties described in this paragraph is either not true and correct or
(ii) a material amount of Receivables are Ineligible Receivables and, in either case, such event has a material adverse effect on the interests of Certificateholders of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the Aggregate Investor Amount, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders), may direct the Transferor to accept transfer of all the Receivables within 90 days of such notice or within such longer period as may be specified in such notice (not to exceed an additional 90 days). The Transferor will be obligated to accept transfer of such Receivables on a Distribution Date occurring within such applicable period. Such retransfer will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects or there is no longer a material amount of such Receivables which are not Eligible Receivables. The price for such retransfer will be equal to the Aggregate Investor Amount at the end of the business day preceding the Distribution Date on which the retransfer is scheduled to be made less the amount, if any, held in any Principal Account and the Excess Funding Account on such date of transfer plus an amount equal to all accrued but unpaid interest on all Series at the applicable Certificate Rates through the end of the respective Interest Period(s) of such Series, plus any Enhancement required to be paid pursuant to any Supplement. The payment of the retransfer amount shall be made into the Collection Account in immediately available funds, and will be considered a prepayment in full of all such Receivables and will be paid to the Certificateholders, and the Enhancement Providers, if any. These obligations will constitute the sole remedy respecting a breach of the representations and warranties set forth in this paragraph available to the Trustee or the Certificateholders.

   It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before June 30 of each calendar year, an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables.

Addition of Accounts

   Subject to the conditions set forth below, the Transferor has the right to designate from time to time Additional Accounts (which may be from any billing cycle and which may be VISA, MasterCard or proprietary credit card accounts) to be included as Accounts and to transfer to the Trust all Receivables in such Additional Accounts (each such date, an "Additional Account Closing Date"), whether such Receivables are then existing or thereafter created. In addition, if as of the end of any Monthly Period, the Transferor Amount (after giving effect to any amounts deposited in the Excess Funding Account) is less than the Minimum Transferor Amount, or if, as of the end of any Monthly Period, the aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, then the Transferor will, under the Pooling and Servicing Agreement, cause the Receivables of Additional Accounts to be included as Accounts, and the Transferor will purchase Receivables in such Additional Accounts under the Receivables Purchase Agreements and transfer such Receivables to the Trust in a sufficient amount so that the Transferor Amount as of the end of such Monthly Period would have equaled or exceeded the Minimum Transferor Amount or the aggregate Principal Receivables would have equaled or exceeded the Minimum Aggregate Principal Receivables. "Minimum

Aggregate Principal Receivables" means the sum of the numerators used to determine Investor Percentages with respect to Principal Receivables for each Series outstanding for such period.

   In addition to or in lieu of Additional Accounts, the Transferor is permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (each, a "Participation Agreement") entered into by the Transferor which entitles the Certificateholder to receive percentages of Collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Pooling and Servicing Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the Transferor or an affiliate.

   The Transferor may designate Additional Accounts or add Participations only upon satisfaction of the following conditions: (i) the Transferor shall give the Trustee and the Servicer at least five business days' notice of the proposed addition which specifies the approximate amount of Receivables or Participations to be transferred, (ii) the Transferor shall give the Trustee an executed transfer agreement together with a list of such Additional Accounts or Participations, (iii) the Transferor shall represent and warrant that each Additional Account was as of the date of selection an Eligible Account, no selection procedures believed by the Transferor to be materially adverse to the interests of any outstanding Series of Certificates were used in selecting such Additional Accounts, and that as of the closing date of such transfer, the Transferor is not nor will it be made insolvent by the transfer of Receivables in such Additional Accounts, (iv) the Transferor shall represent and warrant that the transfer of such Additional Accounts constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables in such Additional Accounts, whether then existing or thereafter created, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant to the Trust of a first priority perfected security interest in such Receivables (except for certain liens permitted under the Pooling and Servicing Agreement) and the proceeds thereof, which is effective as to each Receivable upon the transfer thereof to the Trust, (v) the Transferor shall deliver an officer's certificate confirming the items specified in clauses (ii), (iii) and (iv) in this paragraph, (vi) with respect to the designation of certain Additional Accounts, the Transferor shall deliver an opinion of counsel in respect of such addition in the form specified in the Pooling and Servicing Agreement, (vii) with respect to the designation of certain Additional Accounts or the addition of any Participations, the Transferor shall notify each Rating Agency of such proposed addition of Additional Accounts or Participations and such Rating Agency shall have delivered a letter confirming that the Rating Agency Condition shall have been satisfied and (viii) the Transferor shall record and file appropriate financing statements with respect to the Participations or the Receivables then existing and thereafter created in the Additional Accounts for the transfer of accounts, general intangibles and chattel paper meeting the requirements of applicable state law necessary to perfect the transfer and assignment of the Receivables in Additional Accounts by the Transferor to the Trust, or otherwise perfect the Trust's interests in the Participations. The Transferor will deliver to the Trustee a computer file, microfiche or written list of all such Additional Accounts.

   Accounts opened during the normal operation of the Bank's credit card business shall be automatically added to the Accounts as Automatic Additional Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account, (ii) the inclusion in the Trust of the Receivables arising under such account would exceed the Aggregate Automatic Addition Limit or (iii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee on a quarterly basis a computer file, microfiche or written list of all such included Accounts and has recorded and filed, or will record and file, all appropriate financing statements with respect to the Receivables in such Automatic Additional Accounts. The Transferor, at its option may, by providing written notice to the Trustee and the Bank, terminate or suspend the automatic inclusion of Automatic Additional Accounts at any time.

   "Aggregate Automatic Addition Limit" means (i) the number of Eligible Accounts designated as Automatic Additional Accounts, which either (x) with respect to any period of three consecutive Monthly Periods commencing in January, April, July or October of a calendar year equals 15% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (y) with respect to any period of 12 consecutive Monthly Periods, equals 20% of the sum of the number of Accounts as of the last business day preceding the commencement of such period and the number of Additional Accounts included as Accounts since such business day or (ii) such higher number of Automatic Additional Accounts as to which Standard & Poor's and Moody's or any other applicable Rating Agency rating any certificates shall consent to in writing.

   Although each Additional Account or Automatic Additional Account must satisfy certain criteria set forth in the Pooling and Servicing Agreement at the time of its selection, Additional Accounts and Automatic Additional Accounts may not necessarily be of the same credit quality as the Accounts.

Removal of Accounts

   Subject to the conditions set forth below, during the Revolving Period, the Transferor has the right to remove from the Trust all Receivables from certain accounts which it designates as Removed Accounts and to accept the reconveyance of all the Receivables in the Removed Accounts, without notice to the Certificateholders, provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor shall give the Trustee and the Servicer notice of such removal 10 business days prior to the date on which the Accounts are to be reassigned to the Transferor. The Transferor shall be permitted to designate and require retransfer to it of Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) each Rating Agency shall have delivered a letter confirming that the Rating Agency Condition has been satisfied, (ii) the Transferor shall have delivered or caused to be delivered to the Trustee for execution a written retransfer agreement and a computer file, microfiche or written list containing a true and complete list of all Removed Accounts identified by account number and Receivables balance in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders of any outstanding Series or any provider of Enhancement with respect to Certificates (each an "Enhancement Provider") were used in selecting the Removed Accounts;
(iv) such removal shall not, in the reasonable belief of the Transferor, cause the Transferor Amount to be less than the Minimum Transferor Amount, and the aggregate amount of Principal Receivables in the Trust shall not be less than the Minimum Aggregate Principal Receivables; (v) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, result in a Pay Out Event; and (vi) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (v) above.

Discount Option Receivables

   The Transferor may at any time designate a specified percentage (the "Discount Percentage" ) of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). The Discount Percentage as of September 1, 1999 was fixed at 1%. The Transferor may, without notice to or consent of the Certificateholders, from time to time, exercise its Discount Option to increase, reduce or eliminate (subject to the limitation described below) the Discount Percentage for Discount Option Receivables arising in the Accounts on and after the date of such change or to apply the Discount Percentage to Receivables created in Accounts not previously subject to the Discount Percentage. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in limited circumstances, holders of Certificates that are not rated, of any such increase, reduction or elimination, and such increase, reduction or elimination will become effective on the date specified therein unless the Transferor reasonably believes that such increase, reduction or elimination will at the time of its occurrence cause a Pay Out Event, or an event which with notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series; provided that if such designation would cause the Discount Percentage to be less than 1% or more than 3%, the Rating Agency Condition must be satisfied and in limited circumstances, holders of outstanding Certificates that are not rated must consent to such action.

   Discount Option Receivables shall be equal to, on any date of processing, the sum of (a) the aggregate Discount Option Receivables at the end of the prior date of processing plus (b) any new Discount Option Receivables created on such date of processing minus (c) any Discount Option Receivable Collections received on such date of processing. The Discount Option Receivables created on any date of processing shall be the product of (i) the amount of Principal Receivables created on such date of processing (without giving effect to the deduction of the Discount Option Receivables) and (ii) the Discount Percentage.

   "Discount Option Receivable Collections" means, on any date of processing on and after the date on which the Transferor's exercise of its Discount Option is in effect, the product of (a) a fraction the numerator of which is the amount of Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables, in each case at the end of the prior Monthly Period, and (b) Collections of Principal Receivables (without giving effect to Discount Option Receivables) on such date of processing.

Collection and Other Servicing Procedures

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures in effect for servicing credit card account receivables comparable to the Receivables, as such policies and procedures may be modified from time to time by the Servicer. As of the date of this Prospectus, the Servicer has designated its affiliate McRae's, Inc., as a Subservicer.

Collection and Principal Accounts

   The Servicer will establish and maintain, or cause to be established and maintained, the Collection Account, which will be a segregated corporate trust account, with the Trustee or another Qualified Institution, in the Trustee's name and for the benefit of the Certificateholders of all Series then outstanding. The Servicer will also establish a Principal Account as a segregated trust account established with a Qualified Institution. A "Qualified Institution" is defined generally as a (i) depository institution or trust company, organized under the laws of the United States or any state thereof (or any domestic branch or agency of any foreign bank), the deposits of which are insured by the Federal Deposit Insurance Corporation, which at all times has a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") and of A-1 by Standard & Poor's Ratings Services ("Standard & Poor's"), in the case of the certificates of deposit or short-term unsecured debt, or (except in the case of a Qualified Maturity Agreement or similar arrangement whereby such long term ratings shall not apply) a rating from the applicable Rating Agency of at least Aaa or AAA or the equivalent, as applicable, in the case of its long term unsecured debt obligations, or (ii) a depository institution, otherwise acceptable to each Rating Agency rating any Series. Notwithstanding the foregoing, any institution which shall have corporate trust powers (whether or not such institution takes deposits) and which maintains the Collection Account, the Excess Funding Account, the Principal Account or any other account maintained for the benefit of Certificateholders of any Series as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long term unsecured debt rating of at least Baa3 from Moody's so long as Moody's is a Rating Agency rating any Series.

   All payments to Certificateholders will be paid solely out of the amounts in the Collection Account and Principal Account. Funds in the Collection Account and Principal Account will be invested, at the direction of the Servicer, in "Permitted Investments", which include (i) direct obligations of, and obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, incorporated under the laws of the United States of America or any state thereof (including the District of Columbia, and any domestic branch or agency of any foreign bank), and which is subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that the commercial paper, if any, and short-term unsecured debt obligations of such depository institution or trust company shall have, at the time of the Trust's investment or contractual commitment to invest therein, a credit rating from the Rating Agency in the highest investment category granted by such Rating Agency, (iii) commercial paper having, at the time of the Trustee's investment or contracted commitment to invest therein, a rating in the highest investment category granted by such Rating Agency, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) money market funds which have the highest rating from, or have otherwise been approved in writing by the Rating Agencies, (vi) time deposits (having maturities of not more than 30 days) or notes which are payable on demand by an entity the commercial paper of which has a rating of the highest investment category granted by the Rating Agencies, (vii) certain repurchase obligations involving Permitted Investment instruments so long as the counterparty thereto has at the time of the Trust's investment therein, a short-term debt rating of at least A-1 or P-1, or the equivalent from the applicable Rating Agencies and (viii) any other investments approved in writing by the applicable Rating Agencies prior to the Trust's investment therein. For purposes of determining the availability of funds or balances in the Collection Account, all investment earnings on such funds shall be deemed not to be available or on deposit until actually credited to such account. The Servicer, or a Subservicer on behalf of the Servicer, will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Pooling and Servicing Agreement. The Paying Agent, which unless otherwise described in a Prospectus Supplement, will be the Trustee, will have the revocable power to withdraw funds from the Principal Account for the purpose of making distributions to the Certificateholders.

Funding Period

   For any Series of Certificates, the accompanying Prospectus Supplement may specify that for a Funding Period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period with respect to such Series the Pre-Funded Amount, which may be up to 100% of the aggregate principal amount of such Series, will be held in a Pre-Funding Account established with the Trustee for the benefit of the Certificateholders of such Series pending the transfer of additional Receivables to the Trust or the reduction of the Investor Amounts of other Series. The accompanying Prospectus Supplement will specify the Initial Investor Amount with respect to such Series, the Full Investor Amount of such Series and the date by which the Investor Amount is expected to equal the Full Investor Amount. The Investor Amount will increase as Receivables are delivered to the Trust or as the Investor Amounts of other Series are reduced. The Investor Amount may also decrease due to Investor Charge Offs as provided in the accompanying Prospectus Supplement.

   During the Funding Period, funds held in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Amount. In the event that the Investor Amount does not for any reason equal the Full Investor Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the accompanying Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the accompanying Prospectus Supplement See "Risk Factors--If Amounts In a Prefunding Account Are Not Invested in Receivables You Could Receive An Early Return of Principal and Face a Reinvestment Risk."

   If so specified in the accompanying Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, on each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the accompanying Prospectus Supplement.

Investor Percentage and Transferor Percentage

   The Servicer will allocate between the Investor Amount of each Series (and between each Class of or other interest in the Trust in respect of each Series) and the Transferor Amount and, in certain circumstances, the Enhancement Investor Amount, all Collections of Finance Charge Receivables, all Collections of Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage in each case. The Pooling and Servicing Agreement provides that the Servicer may estimate the amounts of Collections that are allocable to Collections of Principal Receivables and to Collections of Finance Charge Receivables. If the Servicer is able to determine the actual amount of Collections proceeds which are Collections of Finance Charge Receivables and Collections of Principal Receivables, the Servicer may at its option allocate Collections in accordance with such actual amounts. All estimates of Collections of Finance Charge Receivables will be binding for all purposes on the Certificateholders, the Trustee and the Transferor.

   The Prospectus Supplement relating to a Series will specify the Investor Percentage with respect to the allocations of Collections of Principal Receivables, Collections of Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. The Investor Percentage for a Series may be based on an amount other than the Investor Amount. In addition, for each Series of Certificates having more than one Class, the accompanying Prospectus Supplement will specify the method of allocation between Classes.

   The Transferor Percentage will, in all cases, be equal to 100% minus the sum of the applicable Investor Percentages for all Series then outstanding (the "Aggregate Investor Percentage").

Application of Collections

   Unless otherwise specified in a Series Supplement and the accompanying Prospectus Supplement, and except as otherwise provided below, the Servicer will deposit Collections into the Collection Account, no later than the second business day (or such other day specified in the accompanying Prospectus Supplement) following the date of processing. As long as Saks or an affiliate of Saks is the Servicer and no Pay Out Event relating to a Servicer Default shall have occurred and be continuing, and either, (i) Saks or such affiliate has and maintains a minimum short-term debt or certificate of deposit rating of P-1 by Moody's and A-1+ by Standard & Poor's unless otherwise specified in the accompanying Prospectus Supplement or (ii) Saks shall have obtained a written notice from each Rating Agency to the effect that such Rating Agency does not intend to downgrade or withdraw its then current rating of any outstanding Certificates of any Series, then the Servicer may make such deposits and payments on the business day prior to each Distribution Date. As long as Saks or any affiliate is the Servicer and a Servicer Default shall not have occurred and be continuing, the Servicer may make deposits into the Collection Account and the Excess Funding Account net of amounts payable as of such date to the Transferor or the Servicer from amounts held in such accounts. Unless specified in any Series Supplement, the Servicer is not required to deposit into the Collection Account, any Collections of Finance Charge Receivables and Principal Receivables or any other amounts allocable to the Exchangeable Transferor Certificate.

   Unless otherwise specified in the accompanying Prospectus Supplement, the Servicer will apply or cause the Trustee to apply funds deposited in the Collection Account with respect to each Distribution Date as follows:

   (a) an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be allocated and distributed as described in the accompanying Prospectus Supplement;

   (b) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, in which case the excess will be deposited in the Principal Account or other specified account, or to other amortizing Series, all as described in the accompanying Prospectus Supplement;

   (c) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the accompanying Prospectus Supplement will be allocated and distributed to Certificateholders or deposited in the Principal Account as described in the accompanying Prospectus Supplement, provided that if Collections of Principal Receivables exceed the principal payments which are to be distributed to Certificateholders or deposited in the Principal Account, the amount of such excess will be paid to the holder of the Exchangeable Transferor Certificate, unless the Transferor Amount would be reduced below the Minimum Transferor Amount, or to other amortizing Series, as described in the accompanying Prospectus Supplement; and

   (d) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be deposited into the Principal Account or other specified account and allocated and distributed to Certificateholders as described in the accompanying Prospectus Supplement.

   In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the accompanying Prospectus Supplement.

Shared Principal Collections

   Collections of Principal Receivables and certain other amounts for any Monthly Period allocated to any Series in a Group will first be used to cover certain amounts described in the related Series Supplements (including any required deposits into a Principal Account or required distributions to Certificateholders of such Series). The Servicer will determine the amount of Collections of Principal Receivables for any Monthly Period (plus certain other amounts required by the related Series Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Series in such Group (collectively, "Shared Principal Collections"), and will allocate the Shared Principal Collections to cover any principal distributions to Certificateholders and deposits to Principal Accounts for any Series in such Group which are either scheduled or permitted and which have not been covered out of Collections of Principal Receivables and certain other amounts for such Series, provided that the Series Supplement for such Series so provides ("Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the Series in a Group entitled to the benefits thereof based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be distributed to the holder of the Exchangeable Transferor Certificate; provided, however, that (a) such Shared Principal Collections will be distributed to the holder of the Exchangeable Transferor Certificate only to the extent the Transferor Amount is greater than the Minimum Transferor Amount and (b) in certain circumstances described below under "--Excess Funding Account," such Shared Principal Collections will be deposited in the Excess Funding

Account. Any such reallocation of Collections of Principal Receivables and other amounts will not result in a reduction in the Investor Amount of the Series to which such Collections were initially allocated.

Excess Funding Account

   On any business day the Transferor Amount is less than the Minimum Transferor Amount (after giving effect to any addition of Principal Receivables to the Trust) (the "Shortfall Amount"), the Servicer shall not distribute to the holder of the Exchangeable Transferor Certificate any Collections of Principal Receivables that otherwise would be distributed to the holder of the Exchangeable Transferor Certificate, but shall deposit such funds in a segregated trust account (which may be a sub-account of the Collection Account) established and maintained by the Servicer in the name of the Trustee for the benefit of the Certificateholders of all outstanding Series entitled to the benefits of such Excess Funding Account with a Qualified Institution and designating clearly that the funds deposited therein are held for the benefit of such Certificateholders (the "Excess Funding Account"). Funds held in the Excess Funding Account will be withdrawn and paid to the holder of the Exchangeable Transferor Certificate on any date to the extent the Transferor Amount exceeds the Minimum Transferor Amount on such date; provided, however, that if an Accumulation Period or Rapid Amortization Period commences with respect to any Series in a Group entitled to the benefits of Shared Principal Collections, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is entitled to receive Shared Principal Collections, and the Servicer shall instruct the Trustee to withdraw such amount up to the amount of any funds held in the Excess Funding Account and allocate such amount among each Series as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of such Series.

   Funds held in the Excess Funding Account will be invested by the Trustee, at the direction of the Servicer, in Permitted Investments. Any earnings (net of losses and investment expenses), if any, earned on amounts held in the Excess Funding Account during any Monthly Period will be withdrawn from the Excess Funding Account and treated as Collections of Finance Charge Receivables with respect to such Monthly Period.

Shared Excess Finance Charge Collections

   Any Series may be included in a Group of Series. Each Series in a Group will be entitled to share Shared Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in such Group. Collections of Finance Charge Receivables and certain other amounts allocable to any Series which are included in such Group in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Enhancement) that are payable out of Collections of Finance Charge Receivables ("Shared Excess Finance Charge Collections" ) will be applied to cover any shortfalls with respect to amounts payable from Collections of Finance Charge Receivables allocable to any other Series included in such Group, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in such Group; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Transferor. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Shared Excess Finance Charge Collections among the Series in a Group. In all cases, any Shared Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Exchangeable Transferor Certificate.

Paired Series

   If so provided in the Prospectus Supplement relating to a Series, such Series is subject to being paired with another Series. The Prospectus Supplement for such Series and the Prospectus Supplement for the Paired Series will each specify the relationship between the Series. The issuance of any Paired Series will be subject to among other conditions, satisfaction of the Rating Agency Condition. However, the terms of any Paired Series may affect the timing or amount of payments received by the Certificateholders of the other Series. In particular, the numerator of the Investor Percentage with respect to allocations of Collections of Principal Receivables may be changed upon the occurrence of a Pay Out Event with respect to a Paired Series (provided that such numerator is not less than the Adjusted Investor Amount as of the last day of the revolving period for such Paired Series).

Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs

   "Defaulted Receivables" for any Monthly Period are Principal Receivables in Defaulted Accounts which were charged off as uncollectible in such Monthly Period. Receivables in an Account will be considered charged off for the purposes of the Pooling and Servicing Agreement on the date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer, but in any event no later than 30 days after receipt of notice by the Servicer that the related Obligor has died or has become the subject of a bankruptcy petition. The default amount (the "Default Amount") for any Monthly Period will be an amount (not less than zero) equal to
(a) the amount of the Principal Receivables (other than Ineligible Receivables) that were charged off in such Monthly Period less (b) the amount received by the Servicer with respect to Defaulted Accounts during such Monthly Period ("Recoveries").

   Prior to each Distribution Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The "Investor Default Amount" will be allocated to the Investor Amount for each Distribution Date in an amount equal to the product of (a) the Investor Percentage applicable during the immediately preceding Monthly Period and (b) the Default Amount for such Monthly Period. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the accompanying Prospectus Supplement. If so described in the accompanying Prospectus Supplement, an amount equal to the Investor Default Amount for any Monthly Period may be paid from other amounts, including Enhancement, if any, and may be applied to pay principal to Certificateholders, or if provided in the accompanying Prospectus Supplement, the holder of the Exchangeable Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the accompanying Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Senior Certificateholders to make up any Investor Default Amount allocable to such Senior Certificateholders.

   With respect to each Series of Certificates, if the amount payable on a Distribution Date or other specified date in respect of interest on the Certificates, the Investor Servicing Fee (unless otherwise specified in the accompanying Prospectus Supplement), the Investor Default Amount and other required fees exceeds the amount held in the Collection Account available therefor (including Shared Excess Finance Charge Collections, if applicable), available Enhancement, if any, available reallocated Collections of Principal Receivables, if any, and amounts available from other specified sources, then the Investor Amount with respect to such Series will be reduced by the amount of such excess, but not by more than the Investor Default Amount (an "Investor Charge Off"). Investor Charge Offs will be reimbursed on any Distribution Date to the extent amounts held in the Collection Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge Offs will result in an increase in the Investor Amount with respect to such Series. In the case of a Series of Certificates having more than one Class, the accompanying Prospectus Supplement will describe the manner and priority of allocating Investor Charge Offs and reimbursements thereof among the Classes thereof.

   If the Servicer makes a downward adjustment of the amount of any Principal Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit charge (each, an "Adjustment"), the Aggregate Principal Receivables and the Transferor Amount will be reduced by the amount of such Adjustments. If, as a result of an Adjustment, the

Transferor Amount would be less than the Minimum Transferor Amount, the Transferor shall immediately pay to the Servicer for deposit into the Excess Funding Account, in immediately available funds, an amount equal to the amount by which the Transferor Amount would be reduced below the Minimum Transferor Amount (the "Adjustment Payment Obligation"). In the event the Servicer adjusts upward the principal amount of any Receivable, the Aggregate Principal Receivables and the Transferor Amount shall be increased by the amount of such upward adjustment, and any unpaid Adjustment Payment Obligation shall be reduced by the applicable amount. To the extent that such Adjustment would cause the Transferor Amount to be less than the Minimum Transferor Amount (after giving effect to any required transfer of Receivables in Additional Accounts to the Trust and any amounts in the Excess Funding Account), and the Transferor fails to make any payment required by the Pooling and Servicing Agreement in respect thereof, then the amount of such deficiency will be allocated among all Series based upon their respective Investor Percentages (a "Series Adjustment Amount") and a reduction in the Investor Amount of such Series may occur.

Allocation of Adjustment Amounts

   The "Minimum Transferor Interest Percentage" shall be equal to the highest Minimum Transferor Interest Percentage designated for any Series outstanding. The "Minimum Transferor Amount" is equal to the product of the aggregate "Adjusted Investor Amount" (as defined in the Series Supplements for all Series) for all Series outstanding and the applicable Minimum Transferor Interest Percentage.

   The Series Adjustment Amount, as applicable to any Series, will be allocated as described in the accompanying Prospectus Supplement for such Series. A Series Adjustment Amount will be reduced and the Investor Amount increased to the extent that allocations of "Excess Spread" (as defined in each Series Supplement) and Shared Excess Finance Charge Collections cover the Series Adjustment Amount, the amount of Principal Receivables in the Trust increases, Certificates are repaid, amounts are deposited in the Excess Funding Account or the Transferor subsequently makes a payment allocable to the Series in respect of an Adjustment. Reductions in a Series Adjustment Amount will be allocated as described in the accompanying Prospectus Supplement.

Defeasance

   The Pooling and Servicing Agreement permits the Transferor to terminate its substantive obligations with respect to any Series or all outstanding Series by depositing with the Trustee, under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Permitted Investments, or both, sufficient to discharge and pay all remaining scheduled interest and principal payments on such Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any Enhancement Provider with respect to the Defeased Series. To achieve that end, the Transferor has the right to use Collections to purchase Permitted Investments rather than additional Receivables. Prior to its exercise of its right to substitute monies or Permitted Investments for Receivables, the Transferor shall deliver to the Trustee an opinion of counsel that such deposit and termination of obligations will not have any material adverse effect on the Federal income tax characterization of any outstanding Series of Certificates that have been the subject of a previous opinion of tax counsel, or result in the Trust being taxable as an association under Federal and applicable state law as a sale or exchange by the holders of the Defeased Series and to the Servicer and the Trustee written notice from each Rating Agency that such transaction will not result in a withdrawal or downgrading of the rating of any outstanding Series. In addition, the Transferor must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Transferor deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Transferor also must deliver to the Trustee and any Enhancement Provider a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Transferor, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event with respect to any

Series. If the Transferor discharges its substantive obligations in respect of the Defeased Series, any Enhancement for the affected Series might no longer be available to make payments with respect thereto.

Optional Repurchase; Final Payment of Principal; Termination

   Any Series Supplement may permit Certificates of that Series to be repurchased at the option of the Transferor on any Distribution Date by the Transferor depositing into the Collection Account an amount equal to the Investor Amount plus accrued and unpaid interest on the Certificates and any other amounts specified in the related Series Supplement. Such repurchase may or may not be conditioned by the Series Supplement to instances where the Adjusted Investor Amount held other than by the Transferor or its affiliates (and any other amount specified in the related Series Supplement) is reduced to an amount less than or equal to 10% (or such other amount specified in the accompanying Prospectus Supplement) of the initial outstanding principal amount of the Certificates, if certain conditions set forth in the related Series Supplement are met.

   The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Stated Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Amount is greater than zero on the Stated Series Termination Date, the Trustee is required to sell or cause to be sold Receivables (in an amount up to 110% of the Adjusted Investor Amount, any Enhancement Investor Amount of such Series, and any other amount specified in the related Series Supplement) in the manner provided in the Pooling and Servicing Agreement and Series Supplement and pay the net proceeds of such sale and any Collections, in final payment of all principal of, and all accrued and unpaid interest on, the Certificates of such Series and any other amounts specified in the related Series Supplement, to the Certificateholders of such Series on such Stated Series Termination Date.

   Unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (i) the day designated by the Transferor after the Distribution Date following the date on which funds shall have been deposited in the Collection Account or applicable Principal Account sufficient to pay the aggregate Investor Amount and any Enhancement Investor Amount plus applicable interest accrued through such Distribution Date in full on all Series of Certificates, and (ii) the day on which the final payment of principal is made to Certificateholders of all Series, and (iii) the expiration of 21 years from the death of the last survivor of the descendants of George Herbert Walker Bush, former President of the United States, living on August 21, 1997 (the "Final Termination Date"). Upon termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts held in the Principal Account maintained by the Trust for the final payment of principal and interest to the Certificateholders).

Pay Out Events

   Unless otherwise specified in the accompanying Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the accompanying Prospectus Supplement, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" occurs, unless modified by any Series Supplement, upon the occurrence of either of the following events:

   (a) The Transferor or Saks shall (i) become insolvent or admit in writing its inability to pay its debts as they become due or voluntarily and generally suspend payment of its obligations, (ii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, (iii) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, and, in the event such proceeding is involuntary, (A) within 10 business days after the Transferor or Saks has knowledge of such proceeding or the filing thereof either (I) the petition instituting same has not been dismissed or (II) an order has not been entered by the court having jurisdiction which allows continued transfer to the Trust of Principal Receivables with no adverse effect to the Trust or the Certificateholders or (B) an order as contemplated in (A)(II) above having previously been entered, is no longer in effect other than by reason of the termination of such proceeding, or (iv) become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement; or

   (b) the Trust or the Transferor becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   In addition, a Pay Out Event may occur with respect to a Series upon the occurrence of any other event specified in the accompanying Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

   If the Rapid Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or conservator for the Transferor, the receiver or conservator for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

   In addition to the consequences of a Pay Out Event discussed above, if the Transferor voluntarily enters liquidation or a receiver, conservator or liquidator is appointed for the Transferor, or all or substantially all its property or another similar event (each a "Dissolution Event") occurs, on the day of such Dissolution Event, the Transferor will immediately cease to transfer Receivables to the Trust and the Transferor will promptly give notice to the Trustee of such appointment. Within 15 days of receipt of such notice, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and shall so notify the Certificateholders and any Enhancement Provider (if provided in the Series Supplement) requesting instruction as to the disposition of the Receivables. Unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the related Investor Amounts of each Series, the Trustee will sell, dispose of or otherwise liquidate the Receivables in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections allocable to the Certificateholders of the applicable Series. If the Trustee is instructed not to sell a portion of the Receivables allocable to a Series, as described above, then the Trust shall continue with respect to such Series pursuant to the terms of the Pooling and Servicing Agreement and the applicable Series Supplement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Receivership" and "-- Certain Matters Relating to Bankruptcy or Insolvency."

Servicing Compensation and Payment of Expenses

   The Servicer's compensation for its servicing activities and reimbursement for its expenses will be the monthly servicing fee (the "Monthly Servicing Fee"), as specified in the accompanying Prospectus Supplement. The Monthly Servicing Fee will be allocated among the Transferor Amount and the Investor Amount. The Investor Servicing Fee will be equal to one-twelfth ( 1/12th) of the product of the percentage designated in the applicable Series Supplement (the "Servicing Fee Percentage") and the sum of the allocable portion of the Transferor Amount and the Investor Amount as of the last day of the preceding Monthly Period. The Investor Servicing Fee will be funded from Collections on Finance Charge Receivables allocable to the Investor Amount, and will be paid each month from the funds held in the Collection Account for the account of the Investor Amount. See "--Application of Collections."

   The Servicer will pay from its servicing compensation the expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of independent accountants and the Subservicers, if any.

Certain Matters Regarding the Servicer

   The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon determination that (i) performance of its duties is or will become impermissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties permissible under such applicable law, regulation or order. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate any of its servicing duties to any person or entity that agrees to conduct such duties in accordance with the Credit Card Guidelines and the Pooling and Servicing Agreement; however, such delegation will not relieve the Servicer of its liability and responsibility to perform such duties in accordance with the Pooling and Servicing Agreement.

   Any entity into which, in accordance with the Pooling and Servicing Agreement, the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of or acquiring all or substantially all the properties or assets of, the Servicer, upon execution of a supplement to the Pooling and Servicing Agreement, delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement and delivery of notice thereof to each Rating Agency and the satisfaction of the Rating Agency Condition, will be the successor to the Servicer under the Pooling and Servicing Agreement.

   "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified the Transferor in writing that such action will not result in a reduction or withdrawal of its rating of any outstanding Series with respect to which it is a Rating Agency. The Transferor shall furnish any such notice from the Rating Agencies to the Trustee.

Servicer Default

   In the event of any Servicer Default (as defined below) that has not been remedied, either the Trustee or the holders of Certificates of any Series then outstanding evidencing undivided interests aggregating more than 50% of the aggregate Investor Amount, by written notice to the Servicer (and to the Trustee, if given by the holders of Certificates of any Series then outstanding), may terminate all of the rights and obligations of the Servicer, in its capacity as Servicer under the Pooling and Servicing Agreement, with respect to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and the Trustee shall thereafter appoint a new Servicer (a "Service Transfer"). The rights and interests of the Transferor under the Pooling and Servicing Agreement in the Transferor Interest will not be affected by any Service Transfer. The Transferor shall have the right to nominate to the Trustee a potential successor Servicer. The Trustee shall as promptly as possible appoint the entity nominated by the Transferor if such entity meets certain eligibility criteria set forth in the Pooling and Servicing Agreement. If the Transferor does not nominate an entity to be successor Servicer, the Trustee shall as promptly as possible appoint a successor Servicer, and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will pass to, and be vested in, the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Investor Servicing Fee plus the servicing fee allocable to the Transferor Interest. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the related Servicer Default, then the Trustee will under certain circumstances offer the Transferor the right to accept the reassignment of all of the Receivables. The deposit amount of such a reassignment shall be equal to the sum of the aggregate Investor Amount (less the aggregate principal amount held in the Excess Funding Account and any principal funding account with respect to any Series) plus accrued and unpaid interest on the Certificates of all Series plus certain amounts payable to specified Enhancement Providers, if applicable.

   A "Servicer Default" means any of the following events:

     (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Series Supplement (upon expiration of a five business day grace period), provided, however, that any such failure caused by circumstances beyond the Servicer's control shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice thereof or otherwise becoming aware of such failure;

     (ii) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Series Supplement which has a material adverse effect on the Certificateholders of any Series then outstanding (without regard to the amount of any Enhancement then available), which continues unremedied for a period of 60 days after written notice and which continues to material adversely affect the rights of the Certificateholders of any Series then outstanding for such period, or the Servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

     (iii) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the Certificateholders of any Series outstanding (without regard to the amount of any Enhancement then available), and which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially adversely affect the rights of the Certificateholders of any Series (without regard to the amount of Enhancement, if any then outstanding for such period); or

     (iv) the occurrence of certain events of bankruptcy or insolvency relating to the Servicer (such events include the appointment (voluntary or involuntary) of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings related to the Servicer of all or substantially all of its property and the Servicer admitting in writing its inability to pay its debts as they become due, filing a petition to take advantage of an insolvency or reorganization statute, making an assignment for the benefit of its creditors or voluntarily suspending payment of its obligations).

   Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of 10 business days after the applicable grace period or a delay in or failure of performance referred to under clauses
(ii) or (iii) for a period of 60 business days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement or any Series Supplement, and the Servicer shall provide the Trustee, the Transferor, the Certificateholders and the Enhancement Providers, if any, applicable to any Series, with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer will immediately notify the Trustee in writing of any Servicer Default.

Reports to Certificateholders

   By each Distribution Date, the Paying Agent will forward to the Trustee and each Rating Agency a statement prepared by the Servicer (the "Monthly Servicer Report") setting forth certain information with respect to the Trust and Certificates of each Series, including: (a) the aggregate amount of Collections of Finance Charge Receivables and the aggregate amount of Collections of Principal Receivables processed during the immediately preceding Monthly Period; (b) the Investor Percentage for such Monthly Period; (c) for each Series and for each Class within any such Series, the total amount of such distribution allocable to principal and interest, if any, (d) the aggregate outstanding balance of the Accounts which were delinquent by 31 days, 61 days and 91 days or more as of the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (e) the Investor Default Amount for the immediately preceding Monthly Period; (f) the amount of Investor Charge Offs and the amount of reimbursements thereof for the next succeeding Distribution Date; (g) the amount of the Investor Servicing Fee for the next succeeding Distribution Date;
(h) the aggregate amount of Receivables in the Trust at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; (i) the Investor Amount and the Adjusted Investor Amount at the close of business on the last day of the Monthly Period immediately preceding such Distribution Date; and (j) whether a Pay Out Event has occurred.

   On each Distribution Date with respect to each Series the Paying Agent, on behalf of the Trustee, will forward to each Certificateholder of record a statement (the "Payment Date Statement"), which may be the Monthly Servicer Report, prepared by the Servicer setting forth the information with respect to the Certificates of such Series set forth in the Monthly Servicer Report supplied to the Trustee as described in the preceding paragraph and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Certificate): (a) the total amount distributed; (b) the amount of such distribution allocable to principal; (c) the amount of such distribution allocable to interest; and (d) the amount, if any, by which the principal balance of the Certificates exceeds the Investor Amount as of the Record Date with respect to such Distribution Date.

   On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular Payment Date Statement, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Offered Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns.

   The Pooling and Servicing Agreement further provides that on or before June 30 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report covering the preceding annual period to the effect that such firm has applied certain procedures to certain documents and records relating to the servicing of the Accounts, compared the information contained in the Servicer's certificates delivered during the period covered by such report with such documents and records and that, based upon such procedures, no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in all material respect in compliance with specified sections of the Pooling and Servicing Agreement, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report.

   In addition, for each calendar year, such accountants will include as part of their annual report, a comparison of the mathematical calculations of the amounts contained in the monthly certificates forwarded by the Servicer during the period covered by such report, with the Servicer's computer reports that were the source of such amounts, and deliver a report to the Trustee confirming that such amounts are consistent, except for such exceptions as such accountants believe to be immaterial and such other exceptions as shall be set forth in such report. The Trustee will make such reports available for inspection by Certificateholders.

   The Pooling and Servicing Agreement provides for delivery to the Trustee on or before June 30 of each calendar year of an annual statement signed by an officer of the Servicer to the effect that to such officer's knowledge the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or if there has been a default in the performance of such obligation, specifying the nature and status of the default.

   Unless Definitive Certificates are issued, all reports and statements to Certificateholders shall be provided to DTC or its nominee, Cede, as the registered holder of the Offered Certificates. All reports and statements discussed above will be delivered to the Certificate Owners by DTC and the DTC Participants in accordance with the DTC Rules and the rules and policies of the DTC Participants. In addition, the Trustee will deliver all such reports and statements to the Certificate Owners upon request. The Monthly Servicer Report will also be filed with the Commission on a Current Report on Form 8-K and will be available to Certificate Owners as provided under "Reports to Certificateholders" and "Available Information."

Amendments

   The Pooling and Servicing Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add other identifying code numbers or other identifying characteristics to the definition of Account, or to add any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions of the Pooling and Servicing Agreement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders.

   The Pooling and Servicing Agreement and any Series Supplement also may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders for the purpose of adding, changing or eliminating any provision thereof or any right of the Certificateholders thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interest of any Certificateholder, (ii) such amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency 10 business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the Rating Agency Condition shall be met as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Certificate of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Amount for any outstanding Series is determined,
(iv) change the manner in which the Transferor Amount is determined, or (v) reduce the percentage required in the following paragraph to consent to such amendment. Notwithstanding the foregoing, the transfer of Receivables to, and the generation of new Receivables by the Bank, the appointment of the Bank as Servicer, and certain other actions related to the Bank will be deemed not to materially and adversely affect the interests of the Certificateholders.

   The Pooling and Servicing Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates of all Series then outstanding evidencing undivided interests aggregating not less than 50% of the Investor Amount of all outstanding Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of holders of Certificates of any Series then outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such outstanding Series without the consent of all holders of the related Certificate, (ii) change the definition of or the manner of calculating the Investor Amount, the Investor Percentage, the required amount of any Enhancement or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or
(iii) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of all Certificateholders of all Series then outstanding. Furthermore, any such amendment shall require prior written confirmation from the applicable Rating Agency that the Rating Agency Condition will be met.

   Promptly following the execution of any amendment to the Pooling and Servicing Agreement or any Series Supplement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder of all Series (or with respect to an amendment of a Series Supplement, to the applicable Series).

Indemnification

   The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of Certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss, liability, expense, damage or injury arising out of or relating to any claims, actions or proceedings brought or asserted by third parties regarding the activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or any Series Supplement; provided, however, the Servicer shall not indemnify (a) the Transferor, the Trust, the Trustee or their respective officers, directors, agents or employees for liabilities opposed by reason of fraud, negligence or breach of fiduciary duty by (i) the Trustee in the performance of its duties under the Pooling and Servicing Agreement or (ii) the Transferor or any Certificateholders, (b) the Transferor, the Trust, the Trustee, the Certificate Owners or Certificateholders for liabilities arising from actions taken by the Trustee at the request of the Certificateholders, (c) the Transferor, the Trust, the Trustee, the Certificate Owners or the Certificateholders as to any losses, claims or damages incurred in their capacity as an investor, including, without limitation, losses incurred as a result of Defaulted Receivables or Receivables which are charged off as uncollectable, or (d) the Trust, the Trustee, the Certificate Owners or the Certificateholders for any liabilities costs or expenses the Trust, the Trustee, or the Certificate Owners or Certificateholders arising under any tax law, including, without limitation, any Federal, state or local income or franchise tax or other tax imposed measured by income required to be paid by the Trust, the Certificate Owners or the Certificateholders in connection with the Trust or the Pooling and Servicing Agreement to any taxing authority, except as may be required to the extent that the State of Illinois (or its taxing authority) determines that the Trust is a partnership and that the Illinois Personal Property Replacement Income Tax is applicable to the Trust under the Illinois Income Tax Act.

   The Transferor and the Servicer and their respective directors, officers, employees or agents will be liable under the Pooling and Servicing Agreement only to the extent of the obligation specifically undertaken by it in such capacity under the Pooling and Servicing Agreement. However, none of the Transferor, the Servicer or any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of bad faith or gross negligence by or on behalf of the Transferor or the Servicer in the performance of their respective duties under the Pooling and Servicing Agreement.

   In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which, in the Servicer's opinion, may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

Amendments to the Pooling and Servicing Agreement Relating to FASIT Election

   Each Certificateholder, by acquiring an interest in a Certificate, is deemed to consent to any amendment to the Pooling and Servicing Agreement or any Series Supplement necessary for the Transferor to elect financial asset securitization trust ("FASIT") status for the Trust or any portion thereof, provided that, such election may not be made unless the Transferor delivers to the Trustee an opinion of counsel to the effect that (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class with respect to which an opinion of counsel was delivered at the time of their issuance that such Certificates would be characterized as debt, (ii) following such issuance, the Trust will not be classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

List of Certificateholders

   Upon written request of any Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the Investor Amount of any Series, the Trustee, after having been adequately indemnified by such Certificateholders for its costs and expenses, will afford such Certificateholders access during normal business hours to the current list of Certificateholders of such Series for purposes of communicating with such other Certificateholders with respect to their rights under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement generally does not provide for any annual or other meetings of Certificateholders.

The Trustee

   Norwest Bank Minnesota, National Association is the Trustee and initial Paying Agent under the Pooling and Servicing Agreement. The Transferor, the Servicer, the Bank and their respective affiliates have had deposit, lock box, borrowing and similar transactions with the Trustee in the ordinary course of business, and from time to time may hereafter have further relationships and transactions with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates of any Series in their own names however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Sixth and Marquette, N9311-161, Minneapolis, Minnesota 55479-0070, Attention: Asset Backed Securities Corporate Trust Department, telephone number (612) 316-2827.

   For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon, and exercised or performed by, the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

   The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee as provided in the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

General

   For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of a cash collateral guaranty or account, a letter of credit, a surety bond, insurance, a spread account, a reserve account, the use of cross-support features or another method of Enhancement described in the accompanying Prospectus Supplement, or any combination of the foregoing. If so specified in the accompanying Prospectus Supplement, any form of Enhancement may be structured so as to be available for the benefit of more than one Class to the extent described therein.

   Unless otherwise specified in the accompanying Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of such deficiencies.

   If Enhancement is provided with respect to a Series, the accompanying Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions, if any, under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the accompanying Prospectus Supplement may set forth certain information with respect to any third party Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, its shareholders' or policyholders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Investor Amount").

Subordination

   If so specified in the accompanying Prospectus Supplement, one or more Classes of any Series will be subordinated as described in the accompanying Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates or specified Certificates of another Series. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinate in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the accompanying Prospectus Supplement. If so specified in the accompanying Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Enhancement. The accompanying Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates of a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to holders of Senior Certificates. If Collections otherwise distributable to holders of a Subordinated Class of a Series will be used as support for a Class of another Series, the accompanying Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cash Collateral Guaranty or Account

   If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts held in the Cash Collateral Account and an amount specified in the accompanying Prospectus Supplement. The accompanying Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Letter of Credit

   If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances, and subject to such conditions, as are specified in the accompanying Prospectus Supplement.

   The maximum liability of an L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the accompanying Prospectus Supplement of the Initial Investor Amount of a Series or a Class of such Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and described in the accompanying Prospectus Supplement.

Surety Bond or Insurance Policy

   If so specified in the accompanying Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

   If so specified in the accompanying Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of a Series or one or more Classes thereof to assure distributions of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

Spread Account

   If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust's assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

Reserve Account

   If so specified in the accompanying Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the accompanying Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Certificates, including the Subordinated Certificates, and/or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of interest or principal with respect to such Series or Class in the manner and amount specified in the accompanying Prospectus Supplement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Transfer of Receivables

   The Bank sells, on a daily basis, all its Receivables to the Transferor. The Transferor transfers the Receivables to the Trust. The Bank represents and warrants to the Transferor that the sale of Receivables by it constitutes a valid sale to the Transferor of all right, title and interest of the Bank in and to the Receivables, and the Transferor warrants to the Trustee that its transfer constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate. The Transferor further warrants to the Trust that if the transfer of the Receivables to the Trust does not constitute a valid sale of the Receivables, it constitutes a grant of a security interest to the Trust in and to the Receivables. The Transferor also warrants to the Trust that, if the transfer of Receivables to the Trust is deemed to create a security interest under the UCC, there exists a valid and enforceable first priority perfected security interest in the Receivables at the time of their transfer to the Trust in favor of the Trust, and a valid and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation (except for certain liens permitted under the Pooling and Servicing Agreement), in each case until termination of the Trust. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates and the Pooling and Servicing Agreement--Representations and Warranties."

   The Bank represents and warrants to the Transferor, and the Transferor warrants to the Trust, that the Receivables are "accounts," "general intangibles" or "chattel paper" for the purposes of the UCC. Both the sale or transfer of accounts or chattel paper and the transfer of accounts or chattel paper as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and in either case the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of appropriate financing statements is required to perfect the interests of the Transferor and the Trust in the Receivables. Financing statements covering the Receivables were therefore filed under the UCC to perfect the interests of the Transferor and the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no action under the UCC is required to perfect the ownership interest of the Transferor or the Trust in the Receivables.

   There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date of a transfer of Receivables to the Trust could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Bank or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under each Receivables Purchase Agreement, however, the Bank warrants, and under the Pooling and Servicing Agreement the Transferor warrants, that the Bank, as Seller, or the Transferor, as the case may be, has sold or transferred the Receivables to the Transferor or the Trust, as the case may be, free and clear of the lien of any third party except for liens permitted under the Pooling and Servicing Agreement. In addition, each of the Bank and the Transferor covenants that the Bank or the Transferor, as the case may be, will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Transferor or the Trust, as the case may be.

   If the Transferor were to become a debtor in a bankruptcy case, a receiver or conservator were appointed for the Bank, or certain other events relating to the insolvency of the Bank, any other seller of Receivables, the Bank, or the Transferor were to occur, causing a Pay Out Event pursuant to the Pooling and Servicing Agreement, new Principal Receivables would not be transferred to the Trust. If any such events occur with respect to the Transferor, the Trustee would sell the Receivables (unless holders of more than 50% of the principal amount of outstanding Certificates under all Classes of all Series instruct otherwise), thereby causing a termination of the Trust and a loss to the Certificateholders if the net proceeds from such sale is insufficient to pay the Certificateholders in full. However, in a bankruptcy proceeding affecting the Transferor, the Transferor may not be permitted to suspend transfers of Receivables to the Trust, and the Trustee's instructions to sell the Receivables may not be enforceable. If no Servicer Default other than such insolvency event exists, the debtor-in-possession may have the power to prevent either the Trustee or the Certificateholder from appointing a successor Servicer.

Certain Matters Relating to Bankruptcy or Insolvency

   Certain restrictions have been imposed on the Transferor and certain parties to the transactions described herein which are intended to reduce the risk of a bankruptcy proceeding involving the Transferor. The

Transferor's certificate of incorporation provides that it will not file a voluntary petition for relief under the Bankruptcy Code or any applicable state insolvency laws without the affirmative vote of its independent director. Pursuant to the Pooling and Servicing Agreement, each of the Servicer and the Trustee on behalf of itself and each Certificateholder will covenant that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the payment of the Certificates in full. The Transferor has no intent to file, and Saks has no intent to cause the filing of, a voluntary application of relief under any insolvency laws with respect to the Transferor as long as the Transferor is solvent and does not reasonably foresee becoming insolvent, continues to pay its debts as they become due and does not become under capitalized. Pursuant to the Receivables Purchase Agreement, the Bank has agreed that it will not institute against the Transferor any bankruptcy proceeding under any insolvency law prior to the date which is one year and one day after the date of the termination of the Trust.

   The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to reduce the risk that a bankruptcy case with respect to Saks or any of its affiliates will result in consolidation of the assets and liabilities of the Transferor with those of any of such entities under the Bankruptcy Code. The Transferor will not engage in any activities except purchasing Receivables and related property from the Bank, managing and servicing such Receivables, selling and assigning Receivables and issuing evidences of ownership or assignment in respect thereof and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. In addition, the Transferor's certificate of incorporation contains restrictions requiring, among other things, that the Transferor adhere to specified operating procedures including, without limitation (i) that at all times at least one member of the Board of Directors of the Transferor will be an individual who is not affiliated with Saks or any of its affiliates, except as a member of the Board of Directors of the Transferor, (ii) the Transferor will not incur any indebtedness or assume or guaranty any indebtedness of any other entity, (iii) the Transferor will maintain its own payroll and separate books of account and corporate documents, (iv) that to the extent that the Transferor's office is located in the offices of any affiliate, it will pay fair market rent and a fair share of the overheads associated with such office space, (v) the Transferor will act solely in its corporate name and through its own authorized officers and agents, (vi) the Transferor will manage its liabilities separately from those of any of its affiliates and will pay its own liabilities, and (vii) the Transferor will not impermissibly commingle any of its assets with those of any of its affiliates or any other entity and will not hold itself out as being liable for the debts of another. Such separate business restrictions may be waived with the unanimous consent of the Board of Directors of the Transferor.

   Counsel has advised the Transferor that (i) a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the Transferor may not lawfully be filed without the prior consent of all directors of the Transferor, including its independent director, (ii) subject to certain assumptions (including the assumption that separateness and corporate formalities are observed by Saks and the Transferor), the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Saks in the event of an application for relief under the Bankruptcy Code with respect to Saks, and (iii) the sale and transfer of Receivables by the Bank to the Transferor constitutes a valid sale and transfer and, therefore, such Receivables and the proceeds thereof should not be property of the Bank under the Federal Deposit Insurance Act ("FDIA"), as currently interpreted. Such opinions are based on the law as it exists at the date hereof and is not binding on any court. A court may reach a different conclusion. See "--Certain Matters Relating to Receivership and Conservatorship of Banks."

   If Saks was to become a debtor in a bankruptcy case and a creditor or a bankruptcy trustee of such debtor or such debtor itself, as debtor-in-possession, were to take the position that the Transferor should be substantively consolidated with Saks and/or its other affiliates, and the sale of Receivables to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor or if a court were to rule in favor of such recharacterization, then delays and reductions in payment of Collections to the Transferor and consequently to the Trust and delays and reductions in payments on the Certificates could occur and Certificateholders could experience losses in their investment in the Certificates.

   If, notwithstanding the structure described above, (i) the Transferor became a debtor in a bankruptcy proceeding, or (ii) a court concluded that the assets and liabilities of the Transferor should be consolidated with the assets and liabilities of Saks, or (iii) a creditor or a trustee-in-bankruptcy of such debtor or such debtor itself, as debtor-in-possession, were to litigate the consolidation issue, then delays in distributions on the Offered Certificates and possible reductions in the amounts of such distributions could occur.

Certain Matters Relating to Receivership and Conservatorship of Banks

   The FDIA, as amended by the Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA"), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator for the Bank.

   To the extent that (i) the Bank has granted a security interest in the Receivables to the Trust, (ii) that interest is validly perfected before the Transferor's insolvency and is not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Bank or its creditors, (iii) the Receivables Purchase Agreement is continuously maintained as a record of the Transferor and (iv) the Receivables Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and the Trustee is not an insider or affiliate of the Bank, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Bank and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by the FDIC as conservator or receiver of the Bank. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the Resolution Trust Corporation (the "RTC"), which administered the resolution of failed savings associations under the FDIA and which is no longer in existence, adopted a statement of policy with respect to the payment of interest on collateralized borrowings. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

   The Pooling and Servicing Agreement provides that, upon the insolvency of the Bank or the appointment of a receiver of conservator for the Bank, the Bank will promptly give notice thereof to the Trustee and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of an interest in the Trust as described under "Description of the Certificates and the Pooling and Servicing Agreement--Pay Out Events," or unless otherwise required by the receiver or conservator for the Bank, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections and would be distributed to the Certificateholders as described in the Pooling and Servicing Agreement. If the only Pay Out Event to occur is either the insolvency of the Bank or the appointment of a receiver or conservator for the Bank, such receiver or conservator may have the power to require the Transferor to continue to purchase new Receivables and transfer such Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period.

Proposed FDIC Policy

   The FDIC proposed a regulation on August 31, 1999 with respect to the treatment of securitizations and loan participations by the FDIC in its role as conservator or receiver of insured depository institutions. The Federal Deposit Insurance Act, provides that the FDIC, when acting as conservator or receiver of an insured depository institution, may repudiate any contract entered into by such institution, including agreements entered into in connection with securitizations. Subject to certain conditions, the proposed regulation specifies that the FDIC, as conservator or receiver of an insured depository institution, will not, in the exercise of its authority to repudiate or disaffirm contracts, attempt to reclaim, recover, or recharacterize as property of the institution, financial assets transferred under specified circumstances. The assets must have been transferred for adequate consideration, the documentation effecting the transfer must reflect the parties intent to treat the transfer as a sale for accounting purposes, and the transfer must not have been made in contemplation of insolvency, or with the intent to hinder, delay or defraud the depository institution's creditors.

   The FDIC's proposed regulation states that it will not be construed as waiving, limiting or otherwise affecting the FDIC's power, as conservator or receiver, to repudiate or disaffirm any agreement imposing continuing duties or obligations upon the depository institution in conservatorship or receivership.

Consumer and Debtor Protection Laws, Recent and Proposed Legislation

   The relationship between a cardholder and a credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to the Bank's credit cards, the most significant Federal laws are those included in the Federal Truth-in-Lending, Equal Credit Opportunity and Fair Credit Reporting Acts. These laws require, among other things, extension of credit without unlawful discrimination, disclosure of credit costs both before credit is extended and thereafter in each monthly account statement, timely response to claimed billing errors, and prompt application of payments. The Trustee may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Bank and the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligations to pay the amount of Receivables owing. The Transferor agrees to accept from the Trust, and the Bank agrees to accept from the Transferor, the retransfer of all Receivables that have been charged off and that were not created in compliance in all material respects with the requirements of such laws. The Transferor makes to the Trust, and the Initial Sellers have made, and the Bank makes to the Transferor, certain other representations and warranties relating to the validity and enforceability of the Receivables. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached, and such breach continues beyond the applicable cure period, is that the Transferor will be obligated to accept the retransfer of such Receivables and each of the Bank (as successor to the obligations of the Initial Sellers under the Receivables Purchase Agreements) and any other seller of Receivables, if any, will be obligated to repurchase such Receivables from the Transferor. See "Description of the Certificates and the Pooling and Servicing Agreement--Representations and Warranties."

   The Soldiers' and Sailors' Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty to 6% per annum. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of such stay.

   Application of Federal and state bankruptcy and Debtor Relief Laws would affect the interests of the Certificateholders if such laws result in Receivables being charged off as uncollectible when there is insufficient credit enhancement to cover such charged off amounts. See "Description of the Certificates and the Pooling and Servicing Agreement--Allocation of Investor Default Amount; Adjustment Amounts; Investor Charge Offs."

   During recent years, there has been increased consumer awareness with respect to the level of finance charges and fees and other practices of credit card issuers and other consumer revolving credit loan providers which could result in public pressure on Federal and state legislators to impose limitations on finance charges or other fees. For example, legislation has been introduced in the United States Congress which would limit the finance charges that may be charged on credit card balances. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. If a federal or state law imposing a ceiling on finance charge rates were enacted, the Bank could be required to lower the finance charges that it assesses on the Receivables to a level which might result in a Pay Out Event, thus causing commencement of the Rapid Amortization Period and other adverse consequences to Certificateholders.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion, summarizing the material anticipated Federal income tax aspects of the purchase, ownership and disposition of the Certificates of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively, and such changes could modify or adversely affect the tax consequences summarized below. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Certificate Owners of a Series in light of their personal investment circumstances or to certain types of Certificate Owners of a Series subject to special treatment under the Federal income tax laws (for example and without limitation, banks and insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, OR DISPOSITION OF INTERESTS IN CERTIFICATES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

   Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who hold such Certificates as capital assets. The discussion assumes that the Certificates will be issued in registered form, will have all payments denominated in U.S. Dollars and will have a term that exceeds one year. Moreover, the discussion assumes that the interest formula for the Certificates meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Certificates (i.e., any excess of the principal amount of the Certificates over their issue price) does not exceed a de minimis amount (i.e., 1/4% of the principal amount multiplied by the number of full years until maturity), all within the meaning of the OID Regulations. If any of those assumptions are not met with regard to a particular Series of Certificates, additional tax considerations will be disclosed in the applicable Prospectus Supplement.

   For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is subject to Federal income taxation regardless of its source or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code. For purposes of this discussion, the term "non-U.S. Certificate Owner" means a Certificate Owner other than a U.S. Certificate Owner.

Characterization of the Certificates as Indebtedness

   Unless otherwise specified in the accompanying Prospectus Supplement, Alston & Bird LLP, Atlanta, Georgia, special tax counsel to the Transferor ("Special Tax Counsel") will, upon issuance of a Series of Certificates, render an opinion that the Offered Certificates of such Series will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and the IRS may be able to successfully challenge this conclusion.

   The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income and franchise tax purposes, the Certificates of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Certificate Owner, by acquiring an interest in a Certificate of a Series, will be deemed to agree to treat the Certificates of such Series as indebtedness of the Transferor for Federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a secured loan.

   In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factors in making this determination are whether the Transferor has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that Special Tax Counsel will express the opinion that although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will be properly characterized as indebtedness for Federal income tax purposes. Except as otherwise expressly indicated, the following discussion assumes that the Offered Certificates are properly treated as debt obligations of the Transferor for Federal income tax purposes. See "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

Treatment of the Trust

   Unless otherwise specified in the accompanying Prospectus Supplement, Special Tax Counsel will render an opinion that the Trust will not be subject to Federal income tax, and that (i) if the Trust is viewed as a collateral arrangement for debt issued directly by the Transferor and any other holders of equity interests in the Trust, then the Trust will be disregarded for Federal income tax purposes, and (ii) if the Trust is viewed as a separate entity issuing its own debt and owned by the Transferor and any other holders of equity interests in the Trust, then the Trust would be a partnership for Federal income tax purposes rather than an association (or publicly traded partnership) taxable as a corporation.

Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation

   It is possible that the IRS could assert that, for purposes of the Code, some or all of the Certificates of a Series are not debt obligations for Federal income tax purposes and that the proper classification of the legal relationship between the Transferor, any other holders of equity interests in the Trust, and the Certificate Owners of such Series resulting from the transaction is that of a partnership, a publicly traded partnership taxable as a corporation, or an association taxable as a corporation.

   If some or all of the Certificates were treated as equity interests in a partnership (other than a "publicly traded partnership"), the partnership itself would not be subject to Federal income tax; rather, the partners of such partnership, including the Certificate Owners of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Certificate Owner could differ if the Certificates of such Series were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates. Furthermore, if any Certificates were treated as equity interests in a partnership, all or a portion of such income in subsequent years allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) might constitute "unrelated business taxable income" generally taxable to such investor under the Code. Finally, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity would be treated under the Code as unrelated debt-financed income taxable to the investor.

   If the Trust were treated in whole or in part as a partnership in which some or all Certificate Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury Regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor has taken and intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation. However, the Trust could become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

   If it were determined that a transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables and other investments, which would reduce the amounts available for distribution to the Certificate Owners, possibly including Certificate Owners of a Series that is treated as indebtedness. Such classification might also have adverse state and local tax consequences that would further reduce amounts available for distribution to Certificate Owners. Cash distributions to the Certificate Owners (except any Class not recharacterized as an equity interest in an association) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

   Since Special Tax Counsel, unless otherwise specified in the accompanying Prospectus Supplement, will advise that the Certificates of a Series will be treated as indebtedness in the hands of the Certificate Owners of a Series for Federal income tax purposes, the Transferor generally will not attempt to comply with the Federal income tax reporting requirements that would apply if Certificates were treated as interests in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

Taxation of Interest Income of U.S. Certificate Owners

   As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. Except as discussed below or in a Prospectus Supplement, the Certificates will not be issued with OID and, accordingly, interest thereon will be includable in income by U.S. Certificate Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Under the OID Regulations, a holder of a Certificate issued with a de minimis amount of OID must include any such OID in income, on a pro rata basis, as principal payments are made on the Certificate. Interest received on the Certificates of a Series may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

   A subsequent U.S. Certificate Owner who purchases a Certificate at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of certain interest deductions with respect to debt incurred to acquire or carry the market discount Certificate.

   A holder who purchases a Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Certificate in accordance with rules set forth in Section 171 of the Code.

Sale of a Certificate by a U.S. Certificate Owner

   In general, a U.S. Certificate Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of a Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the U.S. Certificate Owner's adjusted tax basis in the Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Certificate). Subject to the market discount rules discussed above and provided that the Certificate was held as a capital asset, any such gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation which may vary depending upon the holding period of such capital assets. In addition, capital losses generally may be used only to offset capital gains.

FASIT Considerations

   Unless otherwise set forth in a Prospectus Supplement, it is expected that the Series Supplement pursuant to which any Certificates are issued will provide for an amendment to the Pooling and Servicing Agreement to permit an election to treat the Trust as a "financial asset securitization investment trust" (a "FASIT"). Prior to any such amendment, the Transferor will be required to deliver to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, and
(iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificate Owner or the Trust. See "Description of the Certificates and the Pooling and Servicing Agreement--Amendments to the Pooling and Servicing Agreement Relating to FASIT Election."

Non-U.S. Certificate Owners

   As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will render an opinion, upon issuance, that the Certificates of a Series will be treated as indebtedness for Federal income tax purposes. The following information describes the Federal income tax treatment of non-U.S. Certificate Owners if the Certificates are treated as indebtedness.

   Interest, including certain OID, if any, paid to a non-U.S. Certificate Owner will be subject to U.S. withholding taxes at a rate of 30% unless (i) the income is "effectively connected" with the conduct by such non-U.S. Certificate Owner of a trade or business carried on in the United States and the investor evidences this fact by delivering an IRS Form W-8ECI, or (ii) the non-U.S. Certificate Owner and each securities clearing organization, bank, or other financial institution that holds the Certificates on behalf of such non-U.S. Certificate Owner in the ordinary course of its trade or business, in the chain between the non-U.S. Certificate

Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements, and the Certificate Owner (i) does not actually or constructively own 10% or more of the voting stock of the Transferor (or, upon the issuance of an interest in the Trust that is treated as a partnership interest, any holder of such interest), (ii) is not a controlled foreign corporation with respect to the Transferor (or the holder of such an interest), (iii) is not a bank whose receipt of interest on a Certificate is described in Code Section 881(c)(3)(A), and (iv) the interest is not "contingent interest" described in Code Section 871(h)(4). Applicable identification requirements generally will be satisfied if there is delivered (either directly by the non-U.S. Certificate Owner or accompanying a W-81MY from each securities clearing organization, bank or other financial institution in the chain) to a securities clearing organization IRS Form W-8BEN signed under penalties of perjury by the Certificate Owner, stating that the Certificate Owner is not a U.S. Certificate Owner and providing such Certificate Owner's name and address provided that in such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge or reason to know that the Certificate Owner is a U.S. Certificate Owner.

   Non-U.S. persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms), by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer qualifies under the "portfolio interest" rules set forth in Code sections 871 and 881 and files Form W-8BEN.

   If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such holder is a foreign corporation it may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest will be included in such foreign corporation's earnings and profits.

   A non-U.S. Certificate Owner will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of a Certificate, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a non-U.S. Certificate Owner that is an individual, such non-U.S. Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described with respect to interest and OID above hold true.

   If the interests of the non-U.S. Certificate Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In such event the non-U.S. Certificate Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a non-U.S. Certificate Owner that is a corporation (unless eliminated under an applicable tax treaty), on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

   If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

   Certain Certificate Owners may be subject to backup withholding at the then applicable rate with respect to interest paid on the Certificates of a Series if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner of a Series setting forth the amount of interest paid on the Certificates of such Series and the amount of tax withheld thereon.

                        STATE AND LOCAL TAX CONSEQUENCES

   An investment in the Certificates will have state and local tax consequences. The state and local tax consequences will depend in part upon the tax laws of jurisdictions where the Certificateholders reside or are doing business. Certain state tax implications of an investment in the Certificates are described in the Prospectus Supplement. That description, however, pertains only to states wherein certain activities may take place on behalf of the Trust. The tax consequences arising to the Certificateholders under the laws of other state and local jurisdictions are not discussed herein or in the Prospectus Supplement. Potential investors should consult their own tax advisers as to the state and local tax consequences of an investment in the Certificates with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

   ERISA and the Code impose certain restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA), (ii) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (iii) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (e.g., collective trust funds and certain insurance company general accounts) and (iv) person who have certain specified relationships to such plans. Section 406 of ERISA prohibits plans described in Section 401 of ERISA from engaging in certain transactions with person who are "parties in interest" unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code prohibits plans described in Section 4975(e)(1) of the Code from engaging in certain transactions with persons who are "disqualified persons" unless a statutory or administrative exemption applies.

   ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, a person who exercises discretionary authority or control respecting the management or disposition of the assets of a plan, renders investment advice or has the authority to render investment advice to a plan for a fee or other compensation, or has any discretionary authority or responsibility with respect to the administration of a plan is generally considered to be a fiduciary of such plan. Fiduciaries, parties in interest and disqualified persons with respect to employee benefit plans described in
Section 401 of ERISA and Section 4975(e)(1) of the Code (collectively, "Benefit Plans"), may be subject to excise taxes, civil fines and other liabilities for violating the fiduciary responsibility and prohibited transaction rules of
Section 406 of ERISA and Section 4975 of the Code.

   Benefit Plan fiduciaries should determine whether the acquisition and holding of the Certificates and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be a delegation of the fiduciary responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Certificates are deemed to own an interest in the underlying assets of the Trust.

   Pursuant to a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans, including without limitation certain insurance company general accounts, purchase Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Certificates of a Series and the Trust.

   The Plan Asset Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that interests in Certificates are equity interests for purposes of the Plan Asset Regulation, the Plan Asset Regulation contains an exception that may apply to the purchase of Certificates by a Benefit Plan. Under this exception, the issuer of a security is not deemed to hold plan assets of a Benefit Plan that purchases the security so long as the security qualifies as a "publicly offered security" for purposes of the Plan Asset Regulation. A publicly offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is widely held (i.e., owned by 100 or more investors independent of the issuer and of one another) and (iii) either is (A) part of a class of securities registered with the Commission under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

   In addition, the Plan Asset Regulation generally provides that if equity participation by "benefit plan investors" in the Certificates is not significant, the assets of a Benefit Plan holding Certificates of a Series will not include any of the underlying assets of the Trust. Equity participation by benefit plan investors is considered significant if immediately after the most recent acquisition of any equity interest in the Trust, 25% or more of the value of any class of equity interests in the Trust is held by benefit plan investors. For purposes of this exception, "benefit plan investors" includes benefit plans not subject to ERISA or Section 4975 of ERISA (such as governmental, church and foreign plans) and collective investment vehicles that are deemed to hold "plan assets" of a Benefit Plan. In performing the percentage calculation, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the Trust or any person that provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of such persons (as defined in the Plan Asset Regulations) is disregarded. Thus, if such persons purchase Certificates, the 25% threshold will decrease. No monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

   If interests in the Offered Certificates fail to meet the criteria of publicly offered securities and the equity participation by benefit plan investors is significant, the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders. Consequently, transactions involving the Trust and parties in interest or disqualified persons with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In addition, the Transferor or any underwriter of the Certificates may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Accordingly, an investment by a Benefit Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interest in Certificates by such Benefit Plan could constitute a prohibited transaction.

   There are five class exemptions issued by the DOL that could apply in such event: (i) DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), (ii) 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), (iii) 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), (iv) 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and, (v) 96-23 (Class Exemption for Certain Transactions Determined by In-House Asset Managers). It is possible that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption may not apply to all transactions involving the Trust's assets.

   Because of ERISA's prohibitions and those of Section 4975 of the Code, the Certificates may not be purchased or held by any Benefit Plan, any entity whose underlying assets include "plan assets" by reason of any Benefit Plan's investment in the entity (a "Benefit Plan Entity") or any other person investing plan assets of any Benefit Plan, unless such purchase or holding is covered by the exemptive relief provided by PTE 84-14, 91-38, 90-1, 95-60 or 96-23 or another applicable exemption. If a purchaser or holder of the Certificates that is a Benefit Plan or a Benefit Plan Entity elects to rely on an exemption other than PTE 84-14, 91-38, 90-1, 95-60 or 96-23, the Transferor may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding. Any purchaser or holder of the Certificates that is a Benefit Plan or a Benefit Plan Entity or is purchasing such securities on behalf of or with plan assets, will be deemed to have represented by its purchase and holding thereof that (a) the purchase and holding of the Certificates is covered by the exemptive relief provided by PTE 84-14, 91-38, 90-1, 95-60 or 96-23 or another applicable exemption, and (b) the Transferor is not a "fiduciary," within the meaning of
Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Certificates.

   Governmental plans, certain church plans and foreign pension plans are generally not subject to ERISA or to the prohibited transaction provisions of
Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental, church plans and foreign pension plans should consider the effects of their respective state laws on investments in the Certificates and the considerations discussed above to the extent applicable. Such plans are also treated as benefit plan investors for purposes of the Plan Assets Regulation. Accordingly, assets of such plans may not be invested in Certificates or Trust securities that are not "publicly offered securities," unless the applicable supplemental prospectus provides otherwise.

   If any Certificates are treated as equity interests in a partnership, a Benefit Plan could have its share of income from the partnership treated as "unrelated business taxable income" under the Code and thus taxable to the Benefit Plan. Furthermore, if any Certificates were treated as equity interests in a partnership in which other interests were debt, all or part of a tax-exempt investor's share of income from the Certificates that were treated as equity probably would be treated under the Code as unrelated debt-financed income taxable to the investor as unrelated business taxable income.

   In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of interests in Certificates should consult their own counsel as to whether the acquisition of such Certificates would be a prohibited transaction, whether the assets of the Trust which are represented by such interests would be considered plan assets, and whether, under the general fiduciary standards of investment prudence and diversification, an investment in Certificates is appropriate for the Benefit Plan taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and, whether all conditions for such exemptive relief would be satisfied.

   Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, such as through the purchase of an annuity contract, and the insurance company might be treated as a party in interest in a Plan by virtue of that investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new
Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Under
Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 as to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. Because of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent the assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of these final regulations and actions brought by the Secretary of Labor relating to breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until July 5, 2001, the date that is 18 months after these final regulations issued by the Department of Labor become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.

   Potential investors that are, or are acting on behalf of, an insurance company general account will be permitted to acquire the Certificates and securities that are subordinated to the publicly offered Certificates provided that each such investor, by its acceptance of such Certificate or security, will be deemed to have represented and warranted that (i) less than 25% of the assets of such general account constitute assets of one or more Benefit Plan Investors and (ii) one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Code applies to its purchase and holding of an interest in the Subordinated Certificate such that such acquisition and holding does not constitute a non-exempt prohibited transaction for purposes of Title I of ERISA or Section 4975 of the Code. In addition, by its acceptance of a Certificate or security, each such potential investor will be deemed to covenant that, if at any time it determines that the percentage of the assets of its general account that constitutes assets of one or more Benefit Plan Investors equals or exceeds 25% of such general account, it will take such steps as may be necessary to dispose of its interest in the Certificates or securities.

                              PLAN OF DISTRIBUTION

   The Transferor may sell Certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The accompanying Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

   If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligation of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. After the initial public offering, the public offering price and other selling terms, including discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will act on a "best efforts" basis for the period of its appointment.

   Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commission received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor and Saks against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

   It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon by Charles J. Hansen, Esq., Senior Vice President and Deputy General Counsel of Saks and certain other matters, including the federal income tax consequences of such issuance, will be passed upon for Saks and the Transferor by Alston & Bird, LLP, Atlanta, Georgia. Certain legal matters relating to the issuance of the Certificates of a Series will be passed upon for the underwriters by the counsel named in the accompanying Prospectus Supplement.

                         INDEX OF TERMS FOR PROSPECTUS

Term                                                                       Page
----                                                                      ------
Additional Account Closing Date..........................................     28
Additional Account Cut-Off Date..........................................     26
Adjusted Investor Amount.................................................     37
Adjustment...............................................................     36
Adjustment Payment Obligation............................................     37
Aggregate Automatic Addition Limit.......................................     30
Aggregate Investor Amount................................................     26
Aggregate Investor Percentage............................................     33
Bank.....................................................................     15
Benefit Plan Entity......................................................     59
Benefit Plans............................................................     57
Cash Collateral Account..................................................     46
Cash Collateral Guaranty.................................................     46
Certificateholders' Interest.............................................     21
Clearstream..............................................................     21
Clearstream Customers....................................................     21
Code.....................................................................     52
Cooperative..............................................................     22
Creation Date............................................................     27
Default Amount...........................................................     36
Defaulted Receivables....................................................     36
Definitive Certificates..................................................     23
Department Stores........................................................     15
Depositories.............................................................     20
Depository...............................................................     19
Discount Option Receivable Collections...................................     31
Discount Option Receivables..............................................     30
Discount Percentage......................................................     30
Dissolution Event........................................................     39
DOL......................................................................     57
DTC......................................................................    I-1
DTC Rules................................................................     20
Eligible Account.........................................................     16
Eligible Originator......................................................     15
Eligible Receivable......................................................     15
Enhancement Investor Amount..............................................     46
Enhancement Provider.....................................................     30
Euroclear................................................................     22
Euroclear Operator.......................................................     22
Euroclear Participants...................................................     22
Euroclear System.........................................................     22
Excess Funding Account...................................................     35
Excess Spread............................................................     37
Exchange Date............................................................     26
Exchange Notice..........................................................     26
FASIT.................................................................... 44, 55
FDIA.....................................................................     49
Final Termination Date...................................................     38
FIRREA...................................................................     50
Global Securities........................................................    I-1

Term                                                                        Page
----                                                                        ----
Indirect Participants......................................................  20
Ineligible Receivable......................................................  27
Interest Funding Account...................................................  23
Investor Charge Off........................................................  36
Investor Default Amount....................................................  36
IRS........................................................................  53
L/C Bank...................................................................  47
Minimum Aggregate Principal Receivables....................................  28
Minimum Transferor Amount..................................................  37
Minimum Transferor Interest Percentage.....................................  37
Monthly Servicer Report....................................................  41
Monthly Servicing Fee......................................................  39
Moody's....................................................................  31
non-U.S. Certificate Owner.................................................  52
OID........................................................................  52
OID Regulations............................................................  52
Participation Agreement....................................................  29
Participations.............................................................  29
Pay Out Event..............................................................  38
Payment Date Statement.....................................................  42
Permitted Investments......................................................  32
Plan Asset Regulation......................................................  57
Principal Shortfalls.......................................................  34
Qualified Institution......................................................  31
Rating Agency Condition....................................................  40
Receivables................................................................  19
Recoveries.................................................................  36
Reserve Account............................................................  47
RTC........................................................................  50
Saks.......................................................................  15
Saks Fifth Avenue..........................................................  15
Saks Holdings..............................................................  15
SCC........................................................................  15
Series..................................................................... I-1
Series Adjustment Amount...................................................  37
Service Transfer...........................................................  40
Servicer Default...........................................................  41
Servicing Fee Percentage...................................................  39
Shared Excess Finance Charge Collections...................................  35
Shared Principal Collections...............................................  34
Shortfall Amount...........................................................  35
Special Tax Counsel........................................................  53
Spread Account.............................................................  47
Standard & Poor's..........................................................  31
Stated Series Termination Date.............................................  38
Terms and Conditions.......................................................  22
Transfer Agent and Registrar...............................................  23
Transferor.................................................................  15
Transferor Amount..........................................................  19
Transferor Percentage......................................................  19
U.S. Certificate Owner.....................................................  52
U.S. Person................................................................ I-3

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Saks Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as Participants and Indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants (other than Citibank, N.A. and Morgan Guaranty Trust Company of New York, as depositories for Clearstream and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

   Trading between Clearstream Customers and/or Euroclear
Participants. Secondary market trading between Clearstream Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC seller and Clearstream and/or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank, N.A. and Morgan Guaranty Trust Company of New York, as depositories for Clearstream and Euroclear, respectively) to the account of a Clearstream Customer or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant prior to 12:30 P.M. on the date of settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear Participants can elect not to pre-position funds and allow the credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Customer's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Clearstream Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant, a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Customer or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate of non-U.S. Persons resident in treaty countries (Form W-8BEN). Alternatively, non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer qualifies under the "portfolio interest" rules set forth in Code Sections 871 and 881 and files Form W-8BEN.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and W-8ECI are effective for three calendar years unless a change in circumstances makes any information in the form incorrect.

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any state thereof, (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust which is subject to the supervision of a court within the United States and the control of a United States person as described in Code Section 7701(a)(30).

   This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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                              PRINCIPAL OFFICE OF
                            SAKS CREDIT CORPORATION
                              140 Industrial Drive
                            Elmhurst, Illinois 60126

                         SAKS CREDIT CARD MASTER TRUST
                    TRUSTEE, PAYING AGENT AND TRANSFER AGENT
                Wells Fargo Bank Minnesota, National Association
                  Sixth Street and Marquette Avenue, N9311-161
                          Minneapolis, Minnesota 55479

                         LISTING AND INTERMEDIARY AGENT
                      Banque Generale du Luxembourg, S.A.
                             50 Avenue J.F. Kennedy
                               L-2951 Luxembourg

                 LEGAL ADVISOR TO THE TRANSFEROR AND THE TRUST
                            as to United States law
                               Alston & Bird LLP
                              One Atlantic Center
                            1201 W. Peachtree Street
                          Atlanta, Georgia 30309-3424

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States law
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036

                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                           PricewaterhouseCoopers LLP
                            1901 Sixth Avenue North
                                   Suite 1600
                           Birmingham, Alabama 35203

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                         Saks Credit Card Master Trust
                                     Issuer

                            Saks Credit Corporation
                                   Transferor

                               Saks Incorporated
                                    Servicer

                                 SERIES 2001-2

          $333,000,000 Class A Floating Rate Asset Backed Certificates

          $36,000,000 Class B Floating Rate Asset Backed Certificates

                              ------------------

                             Prospectus Supplement

                               Dated July  , 2001

                              ------------------

                    Underwriters of the Class A certificates

                         Banc of America Securities LLC

                                    JPMorgan

                         Banc One Capital Markets, Inc.

                              Salomon Smith Barney

                    Underwriter of the Class B certificates

                         Banc of America Securities LLC

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the certificates in any jurisdiction where the offer is not permitted.

   The delivery of this prospectus supplement and the accompanying prospectus at any time does not imply that the information in this prospectus supplement and the accompanying prospectus is correct as of any date after the dates on their covers or after any other specified dates. We note that if any material change occurs while this prospectus supplement and the accompanying prospectus are required by law to be delivered, we will update the relevant information in this prospectus supplement and the accompanying prospectus to incorporate the material change.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition all dealers selling the certificates will deliver a
prospectus supplement and prospectus until       , 2001.


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